As filed with the U.S. Securities and Exchange Commission on April 16, 2025

Registration No. 333-285657

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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ANEW HEALTH LIMITED
(Exact name of registrant as specified in its charter)

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Cayman Islands	8000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 2301-05, 23/F, Tower 5, The Gateway
Harbour City, 15 Canton Road
Tsim Sha Tsui, Kowloon, Hong Kong
Tel: +852 3845 5012
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yuning “Grace” Bai, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: +1 212-588-0022	Mark E. Crone, Esq. Liang Shih, Esq. Ronniel Levy, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 Telephone: +1 646-861-7891

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 16, 2025

ANEW HEALTH LIMITED

5,000,000 Ordinary Shares

This is an initial public offering (the “Offering”) of 5,000,000 ordinary shares of par value US$0.00000002 per share (the “Ordinary Shares”), of ANEW HEALTH LIMITED (“Anew Health”, the “Company”, “we, “our”, “us”), on a firm commitment basis. The initial public offering price (the “Offering Price”) will be US$4.00 per Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Global Market under the symbol “AVG.” This Offering is contingent upon us listing our Ordinary Shares on the Nasdaq Global Market, or Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering cannot be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 to read about factors you should consider before buying our Ordinary Shares.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an “Emerging Growth Company” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” beginning on page 14 of this prospectus for more information.

Following this Offering, AW Ocean Limited (“AW Ocean”), our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, AW Ocean can control the outcome of matters submitted to the shareholders for approval, and we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemption, we could elect to rely on this exemption in the future. If we rely on these exemptions in the future, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Our corporate actions will be substantially controlled by our Controlling Shareholder, AW Ocean Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 42 and “Prospectus Summary — Implication of Being a Controlled Company” on page 16 of this prospectus.

ANEW Health Limited, or Anew Health, is a holding company incorporated in Cayman Islands. As a holding company with no material operations, Anew Health conducts all its operations through its operating entities VG Zenith International Company Limited (“VG Zenith”) and Victor Zenith Company Limited (“Victor Zenith”) both incorporated in Hong Kong (VG Zenith and Victor Zenith are collectively referred as the “Operating Subsidiaries”). Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiaries, but rather purchasing equity solely in Anew Health, the Cayman Islands holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in Anew Health’s operations and/or a material change in the value of the securities Anew Health is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be

subject to laws and regulations of the PRC, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 34; and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 40.

All of our operations are conducted by the Operating Subsidiaries in Hong Kong. We do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having all of its operations to date in Hong Kong and having some customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.

The legal and operational risks associated in operating in the PRC also apply to our Operating Subsidiaries’ operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiaries and us, given the substantial operations of the Operating Subsidiaries in Hong Kong and the possibilities that PRC government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiaries or Anew Health are to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we are not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this Offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 35.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 11. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

The Operating Subsidiaries may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations. As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures will not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CSRC or CAC or any PRC authorities that is required to approve our subsidiary’s operations, as the Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States, because (i) the Operating Subsidiaries were incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures do not provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries has in aggregate collected and stored personal information of less than one million individuals and we have acquired the our customers’ separate consents for collecting and storing of their personal information and data; (iii) all of the data the Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, neither of the Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a

CSRC review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by the PRC authorities, as advised and confirmed by Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate, list on the U.S. exchanges, or offer the securities being registered to foreign investors. Therefore, no application to obtain permission or approval from the PRC authorities is required and no permissions or approvals have been denied as of the date of this prospectus.

However, given the uncertainties arising from the legal system in the PRC and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Furthermore, since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong, the business operation of the Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiaries or Anew Health become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiaries and us will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 40.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiaries’ operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual in order to ensure personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Compliance with PDPO and any such other existing or future data privacy related laws, regulations and governmental orders by us may entail significant expenses as we have to process the data in a secured manner by enhancing the security of our IT system from time to time and ensure that all data are properly collected and used; and any breach of PDPO could materially affect our business.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in California and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor, with the last inspection having occurred in November 2021. Our auditor is not affected by and not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Global Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

Anew Health has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiaries. Anew Health may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Cash is transferred through our organization in the following manner: (i) funds are transferred from Anew Health, our holding company incorporated in Cayman Islands, to our Operating Subsidiaries in Hong Kong through AW Global Limited (“AW Global”), our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries in Hong Kong to Anew Health through AW Global.

On September 27, 2024, Anew Health declared dividend of $10,740,727 to AW Ocean Limited, the Controlling Shareholder, for setting off partially of the amounts due from the director and officer, Mr. Ka Wai Victor, MO. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Anew Health or its subsidiaries have declared or made any dividend or contribution to their respective shareholders. There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiary in Hong Kong, to Anew Health and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands law and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and Anew Health will be able to pay our debts as they become due. For the cash transfers between Anew Health and the Operating Subsidiaries, and according to the Companies Act, a Cayman Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the assets of such company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and that such company is able to satisfy its liabilities as they fall due in the ordinary course of its business. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Anew Health’s subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Anew Health. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further Cayman Islands or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Anew Health and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Anew Health and U.S. investors and amounts owed. As advised by our PRC Counsel, Guangdong Wesley Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Anew Health to the Operating Subsidiaries or from the Operating Subsidiaries to Anew Health, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary” and “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 6 and 43. See “Dividend Policy” for further details.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 14 for additional information.

	Per Share		Total(4)
Offering price(1)	US$	4.00	US$	20,000,000
Underwriting discounts(2)	US$	0.30	US$	1,500,000
Proceeds to the company before expenses(3)	US$	3.70	US$	18,500,000

____________

(1)      The initial public offering price will be US$4.00 per Ordinary Shares.

(2)      We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of the offering. In addition to the compensation referenced above, we have agreed to pay to D. Boral Capital LLC, the representative of the underwriters (the “Representative”), a non-accountable expense allowance of one percent (1.0%) of the total proceeds raised and, to reimburse the underwriters for certain accountable expenses incurred relating to this offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 140.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 750,000 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the initial public offering price per share is US$4.00, the total underwriting discounts payable will be US$1,725,000, and the total proceeds to us, before expenses, will be US$21,275,000.

We expect our total cash expenses for this Offering to be approximately US$2,093,745, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about [*] 2025.

D. Boral Capital

The date of this prospectus is [*], 2025

We have not, and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this Offering and the distribution of this prospectus applicable to those jurisdictions.

Until and including ________, 2025 (the 25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Second Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum of association and the articles of association of Anew Health (as defined below) adopted March 27, 2025;

•        “Anew Health” and “Company” refers to ANEW Health Limited, the Cayman Islands holding company, incorporated on January 17, 2024;

•        “BVI” refers to the British Virgin Islands;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Chinese Medicine Practitioner(s)” refers to the Registered Chinese Medicine Practitioner (defined below) and the Listed Chinese Medicine Practitioner (defined below)who are employed by our Operating Subsidiaries;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” refers to AW Ocean Limited, a company incorporated under the laws of British Virgin Islands;

•        “Ordinary Shares” refers to the Ordinary Shares of Anew Health (as defined below), par value of US$0.00000002 per share;

•        “FY2023”, “FY2024”, “6M2023” and “6M2024” refer to fiscal year ended March 31, 2023 and 2024, six months period ended September 30, 2023 and six months period ended September 30, 2024, respectively;

•        “Hong Kong dollar(s)”, or “HK$” refer to the legal currency of Hong Kong;

•        “Hong Kong” or “HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Listed Chinese Medicine Practitioner(s)” refers to person(s) who is (are) listed as listed Chinese medicine practitioner(s) maintained by the Chinese Medicine Council of Hong Kong kept in accordance with the Chinese Medicine Ordinance;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Migo” refers to Migo Corporation Limited, an independent research consultancy firm commissioned by the Company;

•        “Migo Report” refers to the “INDUSTRY OVERVIEW REPORT FOR ANEW HEALTH LIMITED” dated June 8, 2024, prepared by Migo and commissioned by the Company;

•        “Operating Subsidiaries” refers to VG Zenith (as defined below) and Victor Zenith (as defined below), the indirectly wholly-owned subsidiaries of Anew Health, unless otherwise specified;

•        “PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

•        “PRC government” or “Chinse government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “Registered Chinese Medicine Practitioner(s)” refers person(s) who is (are) registered as registered Chinese medicine practitioner(s) of the Chinese Medicine Council of Hong Kong under the Register of Chinese Medicine Practitioners kept in accordance with the Chinese Medicine Ordinance;

•        “Registered Medical Practitioner(s)” refers person(s) who is (are) qualified to practice medicine, surgery and midwifery in Hong Kong and is (are) registered as registered medical practitioner(s) of the Hong Kong Medical Council under the General Register or the Specialist Register kept in accordance with the Medical Registration Ordinance of Hong Kong;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “TCM” or “Traditional Chinese Medicine” refers to a form of traditional medical and healthcare practice that drawn from traditional medicine in China, which has been widely adopted in China for more than 23 centuries, includes various forms of herbal medicine, acupuncture, massage, exercise, and dietary therapy;

•        “US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

•        “U.S.”, or “United States” refers to the United States of America;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “VG Zenith” refers to VG Zenith International Company Limited, a company with limited liability under the laws of Hong Kong;

•        “Victor Zenith” refers to Victor Zenith Company Limited, a company with limited liability under the laws of Hong Kong;

•        “We”, “Group”, “us”, “or “our” refer to ANEW, the Cayman Islands holding company that will issue the Ordinary Shares being offered, and its subsidiaries.

Anew Health is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiaries, using Hong Kong dollars.

The reporting currency of our Operating Subsidiaries is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the years ended March 31,		For the six months ended September 30, 2023	For the six months ended September 30, 2024
	2023	2024
Average rate	7.8389	7.8246	7.8317	7.8084
	As of March 31,		For the six months ended September 30, 2023	For the six months ended September 30, 2024
	2023	2024
Year-end spot rate	7.8499	7.8259	7.8308	7.7693

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by Migo Corporation Limited, or “Migo,” a third-party industry research consultancy firm, to provide information regarding our industry and market position. Industry data, projections, and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. While we generally believe the information contained in such reports to be accurate and reliable, we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports.

Overview

Established in 2007, we are a Hong Kong-based pain management and health services provider with over 16 years of experience in pain management and functional enhancement, under our “ANKH” brand. ANKH, stands for “A New Key to Health”, testifying our aspiration to be a health brand not only for alleviating physical pain but also for allowing individuals to emanate joy, health, and vitality from within and throughout.

We offer a broad range of non-surgical, non-invasive, and non-pharmacological pain management treatment and therapies, functional enhancement therapies, and topical use and dietary supplements health products, to our clients to eliminate pain points, invigorate blood circulation, enhance the body’s detoxification function, strengthen muscle and joint, and ultimately enhance functionality.

The theoretical and technological underpinning of our therapies and treatment, the “RDS+” (Restore, Detox, and Strengthen) approach to pain management and function enhancement, combines the wisdom of Traditional Chinese Medicine (“TCM”) and various energy-based treatment and therapy devices we sourced internationally, to enable our trained therapists performing broad range of treatment procedures involving the use of laser, bioelectrical current, electromagnetic, radiofrequency, and ultrasound, and to provide symptomatic relief and addressing root cause of our client’s pain and subhealth condition, reducing the chances of pain and condition recurrence, ultimately helping our clients to regain health and vitality.

Our “RDS+” approach to pain management and function enhancement is inspired by the concept of meridian system (Jing Luo) of Traditional Chinese Medicine. Jing Luo, commonly translated as meridians, is a concept in Traditional Chinese Medicine describing the network of pathways through which vital energy, or Qi, and blood circulate in the body. According to the Traditional Chinese Medicine theory, the stagnation, blockage, or the deficiency of the flow of Qi, are the root cause of pain and illness. Our RDS+ approach to pain management and function enhancement combines the wisdom of Traditional Chinese Medicine, the modern technology and various advanced energy-based treatment devices, to restore, detox, and strengthen the healthy flow of Qi, and to ease and eliminate acute and chronic musculoskeletal and nociceptive pain, alleviate muscle fatigue, relieve muscle stiffness, remove stagnation, detoxing metabolic wastes, improve blood circulation, strengthen muscle and joints, and ultimately enhance body functionality.

All treatment devices deployed by us have been critically evaluated and assessed by our senior management and our quality control and training committee to ensure that they are capable of producing the desired results for our clients.

Our treatment and therapies are developed to be free from pharmaceutical products and invasive procedures, and to achieve noticeable and measurable pain treatment and bodily function enhancement results, without the pain, discomfort, skin or tissue damage, downtime from our clients’ normal routine, and risks associated with existing invasive or minimally invasive procedures and pharmaceutical products. In an internal customer survey conducted by us, of 846 of our clients who use our services from April 2023 to March 2024, 81.7% of the participating clients reported satisfaction with our services, 87.8% of our clients reported satisfaction for the treatment done by trained therapists, and 69.4% of our clients saw a reduction and relief of pain symptoms after the therapy and treatment.

Apart from our pain management treatment services, we offer various types of Over-the-Counter topical use products, including creams, moisturizers, ointments, and dietary supplement products at our service centers and online shop on our website. As of the date of the prospectus, we offer topical use products in private-label under our brands, “ANKH Skin Power” and “30s Ice & Warm Rescue,” and a branded product, “CHARISMS”, sourced from a third party. We also offer private-label dietary supplement products under our brand names, “Super 17 Probiotics”, “40+ Knee Expert”, “A Plus Joint Expert”, and “Day Day Detox”.

We provide our pain management and function enhancement services in three service centers that are situated in prime commercial buildings in Hong Kong, and exquisitely renovated to provide an exclusive experience for our valued clients. All our service centers are well-equipped with energy-based treatment devices. In each service center, our team of Chinese Medicine Practitioners, consultants, and trained therapists provides consultation, assessment, treatment, pain management, rehabilitation, and education for a wide array of pain and subhealth conditions across various demographics.

Our treatment devices, therapies, supplements and topical use products are not approved by FDA, the EMA or other comparable Hong Kong or foreign regulatory authorities. In Hong Kong where we operate, we are not required to obtain any specific licenses or regulators’ approval for the usage of the treatment devices that we use to provide our services or selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical devices or products in Hong Kong. All of our service centers are not the registered medical clinics within the meaning of the Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong), which provides for the registration, control and inspection of medical clinics in Hong Kong. Furthermore, we have not engaged any registered medical practitioners within the meaning of the Medical Registration Ordinance (Chapter 161 of the Laws of Hong Kong) to provide our services in Hong Kong. For a more detailed discussion of the laws and regulations our operations, services and product are subject to, see “Regulations” on page 105 and “Business — License” on page 104.

We believe that our professional services, proven approach to pain management, and capability to offer a broad range of treatment services and products have enabled us to offer our clients distinguished experience at our service centers. Our RDS+ approach to pain management and function enhancement therapies have been refined through over sixteen years of operation and proven by more than 400,000 services provided to our customers whom we have served. The ‘‘ANKH’’ brand has become a well-recognized, trustworthy, and reliable icon in Hong Kong for the provision of quality pain management and health services.

Our brand recognition can be proved by the various achievements and awards we have accomplished over the years, such as, The Most Trusted Health Brand Award among Healthcare Workers Award awarded by The Hong Kong Health Care Federation in year 2021, and the Most Trusted by Healthcare Workers Pain Relief Technology Award in year 2022; The Most Reliable Pain Treatment Group in Asia Pacific by Hong Kong Most Valuable Corporate Awards 2022; and the 2022 Most Innovative Enterprise Award awarded by Business Innovator.

For the years ended March 31, 2024 and 2023, our service centers served 8,692 and 8,654 clients, respectively. For the six months ended September 30, 2024, our service centers served 5,987 clients. Our total revenue for the years ended March 31, 2024 and 2023 was approximately US$40.8 million and US$27.3 million respectively, which represented an approximately 49.1% increase. Our total revenue for the six months ended September 30, 2024 and 2023 was approximately US$19.5 million and US$19.0 million respectively, which represented an approximately 2.7% increase. The average annual spending of each client at our service centers was approximately US$6,278 and US$6,083 for each of the two years ended March 31, 2024 and 2023 respectively, which represented an approximately 3.2% increase. For the six months ended September 30, 2024 and 2023, the average half-yearly spending of each client at our service centers was approximately US$5,119 and US$5,105, which represented an approximately 0.3% increase.

In the Company’s audited financials for the years ended March 31, 2024 and 2023, and unaudited interim financial for the six months ended September 30, 2024, the Company’s independent registered public accounting firm, WWC, P.C., has expressed substantial doubt about Company’s ability to continue as a going concern. As of September 30, 2024, the Company had a working capital deficit of US$4,713,842. As of March 31, 2024, the Company had a working capital deficit of US$ 7,765,739. As of March 31, 2023, the Company had a working capital deficit of US$7,732,582 and an accumulated deficit of US$482,050. This circumstance gave rise to substantial doubt that we would continue as a going concern subsequent to September 30, 2024. Our ability to continue as a going concern depends upon our ability to attract and retain customers, acquire new customer, and secure additional financing. We believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, if we are unable to acquire new revenue generating customer contracts and obtain additional financing in the future, there may remain substantial doubt about our ability to continue as a going concern, and, investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms or at all. Further, if we are unable to continue as a going concern, we may have to discontinue operations and liquidate our assets and may be compelled to receive less than the value at which those assets are carried on our audited financial statements, which would cause the shareholders to lose all or a part of their investment.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•        We believe our reputable “ANKH” brand, the “RDS+” approach to pain management and function enhancement, and non-invasive, non-pharmacological pain management treatments are highly trusted by our customers and the growing demographical market.

•        We offer a broad range of treatment procedures utilizing various treatment devices with prevailing technologies.

•        We maintain rigorous service standards and well-established quality control and training systems that drive high customer satisfaction.

•        We have a visionary senior management team consisting of industry veterans who are dedicated and experienced, supported by highly qualified professionals and industry experts.

Business Strategies

We intend to maintain and strengthen our market position and our brand name in the pain management and health service industry to deliver our customers with high-quality of services by pursuing the following strategies:

•        Leveraging our existing market position to drive our organic growth through expanding the customer base and our network of service centers in Hong Kong, enhancing our brand awareness, and strategically expanding our market coverage into selected global markets.

•        Maintain and enhance the professional expertise of our frontline staff.

•        Develop and broaden the variety of treatment services and product offerings.

•        Substantially enhance our research and development capabilities and introduce the portable energy-based at-home treatment devices for the consumer retail market.

Corporate History

ANEW Health Limited (“Anew Health”), our group holding company, was incorporated as a Cayman Islands exempted company with limited liability on January 17, 2024, under the laws of the Cayman Islands. As of the date of this prospectus, Anew Health is authorized to issue a maximum of 2,500,000,000,000 Ordinary Shares of par value US$0.00000002 each, of which 50,000,000 Ordinary Shares are issued and outstanding.

Anew Health has no material operation of its own, and it conducts operations through the Operating Subsidiaries, namely VG Zenith International Company Limited (“VG Zenith”) and Victor Zenith Company Limited (“Victor Zenith”), both incorporated under the laws of Hong Kong. VG Zenith was formed on October 18, 2007, as a company with limited liability under the laws of Hong Kong. Victor Zenith was formed on March 19, 2010, as a company with limited liability under the laws of Hong Kong.

During the first quarter of 2024, we have carried series of transactions to effectuate the reorganization of the Anew Health group of companies. As part of the reorganization, on January 15, 2024, AW Global Limited (“AW Global”) was incorporated under the laws of the British Virgin Islands. AW Global is wholly owned by Anew Health, as the intermediate holding company and not actively engaging in any business. On March 28, 2024, Anew Health acquired, through AW Global, all of the issued equity interests of VG Zenith and Victor Zenith from their existing shareholders, namely, Mr. Ka Wai Victor, MO and Ms. Sum Lok, CHEUNG, in cash consideration of HK$9,250 (approximately US$1,180) in aggregate. Upon completion of the reorganization, VG Zenith and Victor Zenith, the Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Anew Health through AW Global.

On February 28, 2025, Anew Health effectuated a share split of its issued and outstanding shares at a ratio of five thousand (5,000) for one (1) (the “Share Split”). Subsequent to the Share Split, the authorized share capital of Anew Health became US$50,000 divided into 2,500,000,000,000 Ordinary Shares with a par value of US$ 0.00000002 each, and there are 50,000,000 Ordinary Shares issued and outstanding post-Share Split, which all are held by AW Ocean Limited. From a Cayman Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

Corporate Structure

We are offering 5,000,000 Ordinary Shares, representing 9.09% of the Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 9.09% of the Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of the prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters):

Transfers of Cash to and from Our Subsidiary

Anew Health has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiaries. Anew Health may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Anew Health, our holding company incorporated in Cayman Islands, to our Operating Subsidiaries in Hong Kong through AW Global Limited (“AW Global”), our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries in Hong Kong to Anew Health through AW Global. On September 27, 2024, Anew Health declared dividend of $10,740,727 to AW Ocean Limited, the Controlling Shareholder, for setting off partially of the amounts due from the director and officer, Mr. Ka Wai Victor, MO. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Anew Health or its subsidiaries have declared or made any dividend or contribution to their respective shareholders.

There is no restriction under the Cayman Islands law on the amount of funding that Anew Health may provide to its subsidiary in Hong Kong (i.e., Anew Health to Operating Subsidiaries) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Anew Health. The Operating Subsidiaries is also permitted under the laws of Hong Kong, to provide funding to Anew Health, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiaries in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and Anew Health will be able to satisfy our debts as they fall due in the ordinary course of business. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Anew Health and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Anew Health and U.S. investors and amounts owed. See “Regulations” on page 105 and “Dividend Policy” on page 56.

As further advised by our PRC Counsel, Guangdong Wesley Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Anew Health to the Operating Subsidiaries or from the Operating Subsidiaries to Anew Health, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 43, and the audited combined financial statements and the accompanying footnotes beginning on F-2 of this prospectus, for more information.

Risk Factors Summary

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to our Business and Operations

•        The working capital deficit as of September 30, 2024 and March 31, 2024 and the working capital deficit and accumulated deficit as of March 31, 2023 raise substantial doubt about the Company’s ability to continue as a going concern.

•        We may face unfavorable publicity or consumer perception, and our business performance depends on our reputation in the pain management and health industry, and any failure to maintain our reputation may negatively affect our results of operations and prospects.

•        We are subject to customer complaints, claims, and legal proceedings in the regular course of our operations from time to time, which could result in significant costs and materially and adversely affect our brand image, reputation, and results of operations.

•        We may fail to maintain the quality of the equipment, treatment devices, supplies, topical use and dietary supplement products, and consumables we use. If these products do not meet the required standards, or if our treatment or dietary supplement and topical use products do not have the effects intended or cause undesirable side effects we could be exposed to liabilities and our business operations and reputation could suffer.

•        We face risks related to our reliance on third-party suppliers and manufacturers, in certain cases, limited source suppliers, for the supply of our products and certain treatment devices. Their inability to produce our products and devices on time and to our specifications and quality standards could result in lost revenue.

•        We have not entered into any long-term supply agreements with the supplier of our treatment devices. A decrease in supply, or an increase in the cost, or a deterioration of the quality of the equipment and devices they supply may adversely affect our business, financial condition, and results of operations.

•        We may subject to inherent risks relating to product liability claims or product recalls, which could cause us to incur significant expenses and be liable for significant damages.

•        We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain and hire these personnel in the future, our service quality, brand image, and business strategy could be adversely affected.

•        We face intense competition, and if we do not compete successfully against new or existing competitors, we may lose our market share and our profitability may be adversely affected.

•        If the market for our products and services does not continue to grow, grows more slowly than we expect, or fails to grow as large as we expect, our business, financial condition, and operating results may be adversely affected.

•        We currently rely on a single geographical market and any adverse economic, social and/or political conditions affecting the market may adversely affect our business.

•        The introduction of disruptive technological breakthroughs, whether energy-based, pharmaceutical or other newer treatment solutions, may present additional challenges to our operation and success.

•        Newly opened and acquired treatment centers may not achieve operating results as anticipated, which could materially and adversely affect our results of operations.

•        We depend on the continued services of certain key personnel, our business, financial condition and results of operations will suffer greatly if we lose their services.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        Our brand is integral to our success. If we fail to effectively maintain, promote, and enhance our brand in a cost-effective manner, our business and competitive advantage may be harmed.

•        Any substantial increase in rent or non-renewal of lease agreements may affect our operations and financial condition.

•        Cybersecurity risks, breaches, and other disruptions could compromise our customers’ personal data and treatment records, and result in the unauthorized disclosure of confidential customers, employees, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.

•        Any occurrence of force majeure events, natural disasters, unusually adverse weather conditions, pandemic outbreaks, terrorist acts and global political events could cause permanent or temporary service centers disclosure, impair operation, service our customers ineffectively, or cause customer traffic to decline, all of which could result in lost sales and otherwise adversely affect our financial performance.

For a detailed description of the risks above, please refer to pages 20 – 34.

Risks Relating to Doing Business in Hong Kong

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•        The enforcement of laws rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

•        There are political risks associated with conducting business in Hong Kong.

For a detailed description of the risks above, please refer to pages 34 – 42.

Risks Relating to Our Corporate Structure

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, AW Ocean Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

•        The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

For a detailed description of the risks above, please refer to pages 42 – 45.

Risks Relating to our Ordinary Shares and this Offering

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

•        Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

•        The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect the market price of our Ordinary Shares.

•        If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

•        We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

•        Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Global Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on the price appreciation of our Ordinary Shares for return on your investment.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

For a detailed description of the risks above, please refer to pages 45 – 53.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Anew Health is a holding company incorporated in the Cayman Islands with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, Anew Health is headquartered in Hong Kong with its officers and, except for Mr. Anthony S., CHAN, who is the United States national and resident of the United States, all members of the board of directors are based in Hong Kong and are not Mainland China citizens. All of the revenues and profits are generated by its subsidiaries in Hong Kong. Meanwhile, our Operating Subsidiaries may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with Operating Subsidiaries’ business and operations and for “Know Your Customers” purposes.

As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by Guangdong Wesley Law Firm, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, as advised by Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

However, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

If Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong, the business operation of the Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from enactment, interpretation and implementation of regulatory requirements and the actions taken by the PRC government affecting our business, overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the

CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See Risk Factors — Risks Relating to Doing Business in Hong Kong — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” On page 40, and “We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” On page 35.

Permission required from Hong Kong authorities

We have been advised by Stevenson, Wong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Anew Health and its subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, Anew Health and its subsidiaries, including the Operating Subsidiaries, are not required to obtain any permission or approval from Hong Kong authorities to operate our business. The Operating Subsidiaries has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim extended transition periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the extended transition period for the adoption of new or revised financial accounting standards, having acknowledged that such election is irrevocable under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than 6 months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date. Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder, AW Ocean, will own 90.91% of our total issued and outstanding Ordinary Shares, representing 90.91% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. If we rely on these exemptions in the future, you will not have the same protection afforded to the shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Global Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in November 2021. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 45.

Corporate Information

Our principal executive office is located at Unit 2301-05, 23/F, Tower 5, The Gateway, Harbour City, 15 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number of our principal executive office is +852 3845 5012. Our registered office and our registered agent’s office in the Cayman Islands are both located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at https://www.ankh.com.hk/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered:	5,000,000 Ordinary Shares, excluding exercise of the over-allotment discussed below
5,750,000 Ordinary Shares, assuming full exercise of the over-allotment
Shares Issued and Outstanding Prior to the Offering:	50,000,000 Ordinary Shares.
Shares Issued and Outstanding after the Offering:	55,000,0000 Ordinary Shares (or 55,750,000 Ordinary Shares if the underwriters exercise the over-allotment option in full).
Over-Allotment:	Anew Health has granted to the underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to 15% additional Ordinary Shares.
Offering Price per Ordinary Shares:	US$4.00 per Ordinary Shares
Lock-up

Each of our directors and executive officers and our shareholders have agreed, subject to certain exceptions, for a period of 360 days after the closing of the offering, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares.

The Company has agreed, for a period starting from the date of this prospectus until 180 days after the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

See “Underwriting” for more information.

Proposed trading market and symbol:	We have applied for the listing of our Ordinary Shares on the Nasdaq Global Market under the symbol “AVG.”.
Transfer Agent:	VStock Transfer, LLC
Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Ordinary Shares.

Use of Proceeds:	We intend to use the net proceeds we receive from this offering as follows:
• Approximately US$3.3 million or 20% for research and development, in particular, developing and commercializing pain management treatment devices.
• Approximately US$4.9 million or 30% for establishing a new treatment center in Hong Kong.
• Approximately US$4.1 million or 25% for establishing new treatment centers internationally.
• Approximately US$1.6 million or 10% for enhancing and upgrading our information technology system and infrastructure.
• The balance of US$2.5 million or 15% for general working capital and corporate purposes.
As of the date of this prospectus, we have not identified any specific investment or acquisition opportunities.
See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and, in the documents, referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Operations

The working capital deficit as of September 30, 2024 and March 31, 2024 and the working capital deficit and accumulated deficit as of March 31, 2023 raise substantial doubt about the Company’s ability to continue as a going concern.

As of September 30, 2024, the Company had a working capital deficit of US$4,713,842. As of March 31, 2024, the Company had a working capital deficit of US$ 7,765,739. As of March 31, 2023, the Company had a working capital deficit of US$7,732,582 and an accumulated deficit of US$482,050. Due to these circumstances, our auditor, WWC, P.C., has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to attract and retain customers, acquire new customer, and secure additional financing. We believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, if we are unable to acquire new revenue generating customer contracts and obtain additional financing in the future, there may remain substantial doubt about our ability to continue as a going concern, and, investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms or at all. Further, if we are unable to continue as a going concern, we may have to discontinue operations and liquidate our assets and may be compelled to receive less than the value at which those assets are carried on our audited financial statements, which would cause the shareholders to lose all or a part of their investment.

We may face unfavorable publicity or consumer perception.

We offer pain management and wellness services through various energy-based treatment devices combined with the Traditional Chinese Medicine as the theoretical basis of our treatments. We believe that the pain management and wellness industry and Traditional Chinese Medicine theory is highly dependent upon consumer perception regarding the safety, efficacy and quality of the treatment offered and outcomes produced generally, and services and product provided by us specifically. Consumer perception of our services may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding our treatment, product, energy-based treatment devices, Traditional Chinese Medicine theory, and pain management and wellness industry as a whole. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the energy-based pain treatment and management, alternative medicine or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that is perceived as less favorable than, or questions earlier research reports, findings or publicity could have a material adverse effect on the demand for our services, and consequently harm our business, results of operations, financial condition and cash flows.

Our dependence upon customer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity could have a material adverse effect on the demand for our products, the availability and pricing of our services and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of pain management and wellness industry in general, or our services and products specifically, could have a material adverse effect on our business. Any such adverse public reports or other media attention could arise and the content of such public reports and other media attention may be beyond our control.

Our business performance depends on our reputation in the pain management, wellness and health industry, and any failure to maintain our reputation may negatively affect our results of operations and prospects.

Our success to date depends on a significant extent on our reputation as a quality and reliable pain management and wellness service provider in Hong Kong. Our brand image and market recognition are subject to various factors including (i) our service and product offerings, effectiveness, and quality; (ii) our responsiveness to changing market trends and client preferences; (iii) client experiences and treatment satisfaction; and (iv) any negative publicity, claims, complaints, or legal proceedings to which we are subject. Any failure to maintain our brand image and any incident that erodes clients’ trust in the quality of our services and products could substantially reduce our brand value and recognition, thereby reducing the demand for our services and products. In particular, any negative publicity in relation to our services and products may, regardless of merit, damage our reputation in the industry.

Our clients may have expectations on the magnitude of improvement of pain or body conditions resulting from our services or the use of our products. However, we cannot guarantee the results of our services and products since results vary depending on factors such as their medical history, body condition and the severity of the pain conditions of our clients, their adherence to our post-treatment instructions and other factors beyond our control. It is also an inherent risk that the results of our services may lead to undesirable or unexpected outcomes, such as complications and injuries, or otherwise fail to meet our clients’ expectations. Such undesirable or unexpected outcomes may result in negative sentiments, requests for refunds, or complaints, claims or legal actions against us, which may lead to negative publicity. Any negative publicity may materially and adversely harm our brand image and cause a deterioration in the level of trust in our services and products, thereby resulting in decreased sales and potential loss of clients.

Furthermore, given the subjective views on the quality and results of our services and products, we may be susceptible to complaints, claims and legal actions associated with our services and products. There is no assurance that we will not be subject to such complaints or claims in the future. Apart from negative publicity, any such complaints or claims may result in substantial liabilities and any uninsured loss could have a material adverse impact on our business, results of operations and financial condition.

We are subject to customer complaints, claims and legal proceedings in the regular course of our operations from time to time, which could result in significant costs and materially and adversely affect our brand image, reputation and results of operations.

We rely on our frontline employees, especially consultants and the therapist in our service center to make appropriate decisions regarding the treatment of our customers. However, we cannot assure you that every frontline employee at our service centers will always act in accordance with the appropriate and professional standard of care as imposed by our trainings, internal regulations, and staff manuals. Any deviation from the appropriate standard of care or required procedures by our employees or, or any failure to properly manage our treatment centers’ activities, may result in unsatisfactory treatment outcomes, patient injuries or, in extreme cases, deaths.

Given the nature of the pain management and wellness industry and subjectiveness of the level of satisfaction with services provided, we are also susceptible to other types of complaints associated with our services from time to time. These include claims relating to (i) dissatisfaction with our customer service; (ii) disputes over charges; (iii) over-promising of treatment outcome; (iv) dissatisfaction with post-treatment recovery periods; and (v) general dissatisfaction with treatment results. In addition, due to the fact that the number of treatments our service centers performed has increased over the years as part of our growth, the absolute number of such complaints, allegations and other claims, regardless of merits, has increased and may continue to increase. Such complaints, allegations and claims, if not managed properly, could have a material adverse effect on our reputation, business, results of operations, financial condition and prospects.

We may also be required to pay monetary compensation to settle customer complaints and disputes. In addition, we may be subject to third-party liability claims and may be required to pay compensation to customers who suffer from unexpected adverse reactions to treatment received in our service centers, even if we were not at fault. We may be subject to similar customer complaints, serious incidents, or lawsuits in the future and may not successfully prevent or address all customer complaints in the future. Any complaint, claim or legal proceeding, regardless of merit, if widely disseminated, could affect our corporate image and reputation in the industry, divert management resources and cause us to incur extra costs to handle these complaints and litigation matters. A settlement or successful claim against us can also result in significant costs, damages, compensation and reputational damage and adversely affect our business, results of operations and financial condition.

If our dietary supplement and topical use products do not have the effects intended or cause undesirable side effects, our business may suffer.

Although the ingredients in our dietary supplement and topical use products for which there is a long history of human consumption and application, and we believe that all of these products and the combinations of ingredients in them are safe when taken as directed, the products could have certain undesirable side effects if not taken as directed or if taken by a consumer who has certain medical conditions. In addition, these products may not have the effect intended if they are not taken in accordance with instructions. Furthermore, there can be no assurance that any of these products, even when used as directed, will have the effects intended or will not have harmful side effects in an unforeseen way or on an unforeseen cohort. If any of our products or products we develop or commercialize in the future are shown to be harmful or generate negative publicity from perceived harmful effects, our business, financial condition, results of operations, and prospects could be harmed significantly.

Furthermore, adulterated or counterfeit products appearing on the market under our brand may subject us to costs or liabilities or damage our reputation and brand. Adulterated or counterfeit products sold under our brand in the future could contain harmful ingredients or may not perform as intended. We could become involved in investigations with government authorities as a result of adulterated or counterfeit product. We may incur costs or liabilities resulting from an investigation or become involved in product liability litigation resulting from adulterated or counterfeit supplements or tests. Even if there is no customer harm, adulterated or counterfeit products that do not perform as intended could damage our reputation and brand and lead to a loss of sales and revenue.

We may fail to maintain the quality of the equipment, treatment devices, supplies, topical use and dietary supplement products, and consumables we use. If these products do not meet the required standards, we could be exposed to liabilities and our business operations and reputation could suffer.

Our treatment devices, therapies, supplements and topical use products are not approved by FDA, the EMA or other comparable Hong Kong or foreign regulatory authorities. In Hong Kong where we operate, we are not required to obtain any specific licenses or regulators’ approval for the usage of the treatment devices that we use to provide our services or selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical devices or products in Hong Kong.

Although we have adopted a series of measures for selecting suppliers, we cannot guarantee that all of the equipment, treatment devices, supplies, topical use and dietary supplement products, and consumables we use are safe, free of defects or substantially meet the relevant quality standards. If the devices or products provided by our suppliers are defective, of poor quality, or cause any adverse reaction, we could be subject to liability claims, complaints or related adverse publicity. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition, and results of operations. Even if unsuccessful, such a claim could nevertheless have an adverse impact on us, due to damage to our reputation and diversion of management resources. Furthermore, we may also need to find suitable replacement devices, which may lower our profit margins and result in delays in services to our customers.

Our suppliers are also subject to extensive laws and regulations. If our suppliers violate applicable laws and regulations, our reputation or procurement may be materially and adversely affected. We cannot ensure that all of our suppliers maintain all the licenses required or the validity of their licenses at all times. In addition, we may be exposed to reputational damage or even liabilities for defective goods/products/suppliers provided by our suppliers or negative publicity associated with our suppliers, and our results of operations could suffer as a result.

We face risks related to our reliance on third-party suppliers and manufacturers, in certain cases, limited source suppliers, for the supply of our products and certain treatment devices. Their inability to produce our products and devices on time and to our specifications and quality standards could result in lost revenue.

We outsource the manufacturing and supply of our topical use and dietary supplements to third parties. While we anticipate that the third-party manufacturer or supplier will perform satisfactorily and will have the capacity to fulfill our sales needs as the sales volume increases, we do not currently have an alternative designated manufacturer supplier for the respective topical use and dietary supplement products. A third-party manufacturer or supplier of our topical use and dietary supplement product could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer or supplier, if the third-party manufacturer determines not to further manufacture our product, or if we fail to comply with our obligations under such arrangements.

Furthermore, the high-quality ingredients and materials to manufacture our topical use and dietary supplement products may be difficult to obtain or substantially increase in costs, and our business could be adversely affected if suppliers who manufacture our topical use and dietary supplement products are unable to obtain a reliable source of the raw materials used in the manufacturing of our products that meets our quality standards. Also, if we experience an increase in demand for our products and services, our suppliers may be unable to provide us with additional manufacturing capacity for our product or devices that we need to meet that increased demand. We cannot assure that additional capacity will be available when required on terms that are acceptable to us or similar to existing terms, which we have with our manufacturers or suppliers. There may be shortages and delays in obtaining the finished product from our suppliers. Disruption of the supply or inventory of ingredients for these products could result in a significant increase in the costs of these products that we source or could result in an inability to meet the demand for our product. These manufacturers are also subject to price volatility and labor cost and other inflationary pressures, which may in turn increase the amount we pay for sourced products.

We are also subject to potential delays in the delivery of treatment devices, products or merchandise caused by events beyond our control, including transportation interruptions, delivery delays, and changes in government regulations. Our suppliers may encounter financial hardships unrelated to our demand for devices and products, which could inhibit their ability to fulfill our orders and meet our requirements. Our supplier’s manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons.

The facilities of our manufacturers and suppliers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities may periodically inspect their manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down and halted. If there were any such disruptions to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our product.

In addition, if a change in the manufacturer is required, the qualification of a new supplier may result in delays and additional expenses in meeting customer demand for our product. We may experience production delays related to the evaluation and testing of devices and products from alternative suppliers and corresponding regulatory qualifications and safety and health standards required by us. Any significant delay in or disruption of the supply of ingredients or raw materials of our products could, among other things, substantially increase the cost of supply, require reformulation or repackaging, require the qualification of new suppliers, or result in our inability to meet customer demands.

While we have implemented strict quality control procedures to ensure that the suppliers for our products are complying with all applicable regulations and health and food safety standards, suppliers may fail to comply with such processes and procedures or regulatory requirements and be subject to lengthy compliance, validation or qualification periods. Any defects or errors in manufacturing the treatment devices by our suppliers could negatively affect the efficacy or safety of our treatment devices, and any noncompliance could result in us marketing and distribution of contaminated or dangerous products which would subject us to liabilities and could result in the imposition by government authorities of penalties that could restrict or eliminate our ability to purchase products. Any or all of these effects could adversely affect our business, financial condition, and results of operation.

We have not entered into any long-term supply agreements with the supplier of our treatment devices. A decrease in supply, or an increase in the cost, or a deterioration of the quality of the equipment and devices they supply may adversely affect our business, financial condition, and results of operations.

All of our treatment devices are sourced from third-party suppliers over which we have no direct control. While we have implemented processes and procedures to try to ensure that the suppliers for our treatment devices and products are complying with all applicable regulations, quality certificates, and safety standards, there can be no assurances that such suppliers in all instances will comply with such processes and procedures or otherwise with applicable regulations.

Furthermore, consistent with industry practice, we have not entered into any long-term supply agreements with the suppliers of our treatment devices. We usually enter the purchase order with our treatment devices supplier on an order-by-order basis, specifying the method of payment, design and quality specifications, regulatory compliance standards, and other standard industry and safety provisions, but do not have long-term contracts with any of such suppliers. We cannot assure you that the device manufacturer or suppliers will continue to supply to us on commercially reasonable terms, or at all. We may not be able to find new or alternative devices. If so, we need to reconfigure our treatment processes, therapist training, and marketing, if the necessary devices become unavailable. As a result, we could incur operation costs, cancellation, experience delays in deliveries of our services, suffer damage to our reputation, and thus experience an adverse effect on our business and results of operations.

Also, none of the manufacturers or suppliers of the treatment devices and our topical use and dietary supplement products produce the devices we use and products we sell exclusively, so we also compete with other service providers and our competitors for the production capacity of our suppliers for our treatment devices and products. Some of these competitors have greater financial and other resources than we have, and thus have an advantage in the competition for production capacity. Additionally, due to their sophisticated nature, certain treatment devices must be ordered in advance, which results in substantial lead time. If such suppliers are unable to meet our requirements in a timely manner, we may experience an interruption in services until we can obtain an alternate source of supply. If any of our suppliers fail to supply sufficient quantities of devices to replace the wear and tear of our devices in our ordinary course of business, to meet the expansion of our operations, or to support our new treatment and services that to be offered to our customers, we may have to obtain replacements for such supplies from alternate suppliers, which we may experience increased costs or an adverse operational impact due to delays in delivery of our services to our customers, which could cause us to lose customers or lose revenue. We may not be able to find a sufficient alternative supplier in a reasonable period, or on commercially reasonable terms, if at all, and our ability to provide our services and product could be impaired. To the extent we can identify alternative suppliers, qualifying those suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that could meet our quality and ingredient requirement. In addition, regulations may require additional testing of any devices, ingredients, or components from new suppliers prior to our use, which testing could delay or prevent the supply.

We may be subject to price fluctuations due to a lack of long-term supply arrangements for key treatment devices. Furthermore, any inability of a manufacturer or supplier to ship our devices in a timely manner or to meet our quality and safety standards could result in the temporary suspension of certain services we offered, cancellation of appointment, refund, or loss of customers, any of which could have a material adverse effect on our revenues. Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition, and results of operations. All of these would result in us reducing, suspending or ceasing the provision of certain types of services, thereby reducing the sales and profit, which may in turn adversely affect our business, results of operations, financial condition, and prospects.

We may subject to inherent risks relating to product liability claims or product recalls, which could cause us to incur significant expenses and be liable for significant damages.

We are subject to product liability claims with respect to our products (including our topical use and dietary supplements products). Such claims may arise if any of the products provided by us are deemed or proven to be unsafe, ineffective, defective, or contaminated, insufficient or improper labeling of products, provision of inadequate warnings or insufficient or misleading disclosures of side effects, or unintentional distribution of counterfeits. In the event that the use or misuse of any products provided by us results in personal injury or death, product liability and/or indemnity claims may be brought against us, in addition to our product recalls, and the relevant authorities in Hong Kong may impose penalty and possible legal actions against us.

If any product by us is alleged to be harmful, we may experience reduced sale of the relevant products and may have to recall them from the market. We cannot guarantee that material product recalls will not occur, or material product liability claims will not be filed against us in the future. A substantial claim or a substantial number of claims against us, if successful, would have a material adverse effect on our reputation, business, financial condition, and results of operations. As we do not maintain any product liability insurance, any product liability claims made against us could result in substantial financial and/or reputational damage to us. If such product liability claims are attributable to our suppliers, there can be no assurance that the loss can be fully indemnified. Any product recalls or any claims against us, regardless of merit, can strain our financial resources and consume the time and attention of our management. If any claims against us are successful, we may incur monetary liabilities, and our reputation may be adversely affected.

We are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may adversely affect our business and prospects.

Our treatment devices, therapies, supplements and topical use products are not approved by FDA, the EMA or other comparable Hong Kong or foreign regulatory authorities. In Hong Kong where we operate, we are not required to obtain any specific licenses or regulators’ approval for the usage of the treatment devices that we use to provide our services or selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical devices or products in Hong Kong. Meanwhile, our operations in Hong Kong are subject to certain general laws and regulations in relation to the operation of facilities, employment and collaboration with medical practitioners and Chinese medical practitioners, trade description and safety of consumer goods, advertisement, and importation, usage and sale of dietary supplement products and skin care products. Therefore, we face potential penalties for any non-compliance. Our management is required to devote time and resources to handle compliance-related matters.

We have established a quality control and training committee and internal control process intended to ensure all our employees, suppliers, and services providers comply with the relevant laws and regulations applicable to us. However, we cannot assure you that such controls will be effective to prevent all instances of non-compliance. Any failure of our internal controls could have a material adverse effect on our business, financial condition, and results of operations. Violations of regulations and laws may lead to the imposition of significant penalties which may affect our business, operations, reputation and financial prospects. Furthermore, the regulations to which we are subject in this area is evolving. As a result, the interpretation of these laws and their enforcement is often uncertain. Predicting the application of these laws can be difficult, and unexpected outcomes in the interpretation and enforcement of the applicable regulations may have an adverse impact on our business and operations. Additionally, any future changes in regulation may render our business non-compliant or require changes to our business practices or licensing arrangements to ensure compliance. These changes may involve significant costs, which in turn may adversely affect our business.

As we introduce new products and services to our customers, we may be required to comply with additional laws and regulations that are yet to be determined. To comply with such additional laws and regulations, we may be required to obtain necessary certificates, licenses or permits, as well as expend additional resources to monitor regulatory and policy developments.

If we fail to obtain or renew any necessary licenses, permits, approvals, registrations and certificates, or are found to be non-compliant with any of these laws, regulations or rules, we may face penalties, suspension of operations or even revocation of operating licenses, permits, approvals, registrations or certificates, any of which could materially and adversely affect our business, results of operations, financial condition and prospects. Furthermore, the failure to adequately comply with additional laws and regulations may delay, or possibly prevent, some of our products and services from being offered to customers, which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain and hire these personnel in the future, our service quality, brand image, and business strategy could be adversely affected.

Our service quality, growth, and success are largely dependent on highly skilled frontline employees, especially our consultants and therapists. Our future growth will in part depend on our ability to identify, hire and retain highly experienced consultants and therapists for all of our service centers. The recruitment of qualified therapists is competitive in Hong Kong due to their shortage. The near-term supply of trained therapists is limited due to the length of training required. It has become increasingly costly to recruit and retain qualified frontline employees and professionals in recent years and there is no guarantee that we will be able to recruit and retain sufficient staff in the future.

Competition for such qualified frontline staff could be intense. We have to compete with other wellness and pain management service providers, including hospitals, massage salons, wellness centers, and physiotherapy clinics, in hiring qualified professionals. A shortage of frontline staff could also require us to pay higher wages, which would reduce our profits and have a material and adverse effect on our operating results and financial performance.

Competition for senior management and personnel with knowledge and experience in wellness, healthcare, and pain management industry is also intense and the pool of qualified candidates is very limited. We may not be able to retain the services of our senior executives or personnel or attract and retain high-quality senior executives or personnel in the future. If we fail to attract an appropriate number of qualified senior management personnel, service center managers, Chinese Medical Practitioners, consultants, therapists, or other support staff, our service quality and our ability to execute our business strategy may suffer, and our business, financial condition and results of operations may be adversely affected.

We face intense competition, and if we do not compete successfully against new or existing competitors, we may lose our market share and our profitability may be adversely affected.

Due to continuous technological upgrades and advancements, the pain management and service industry is characterized by rapidly changing market trends. Our clients are constantly looking for high-quality pain management therapy at reasonable prices. As a result, we are in constant competition with other pain management and wellness service providers in aspects such as quality and scope of services and products, comprehensiveness, and diversity of treatment devices as well as pricing. Furthermore, not only do we have to compete with other similar pain management and wellness service providers, but we also have to compete with traditional healthcare providers, such as private hospitals, public general hospitals, physiotherapist clinics, Chinese Medicine clinics, and even massage service providers. Some of our competitors may be able to foresee the upcoming market trends more accurately or may be more responsive to new technologies or changing client preferences. They may also have more financial and other resources than we do, thus allowing them to provide similar services or products at a lower price. We will also compete with future market entrants as the rapid growth of the pain management and wellness industry in Hong Kong may attract more domestic or international players to enter.

We compete for customers primarily on the basis of location, price, the range and the quality of services that we offer and our brand name. Our ability to compete effectively depends on our ability to distinguish our company and our offerings from our competitors and their products, and includes factors such as:

•        accessibility, ease of use and convenience;

•        price and affordability;

•        personalization;

•        brand recognition;

•        short term and long-term outcomes;

•        breadth and efficacy of the services offerings;

•        market penetration;

•        marketing resources and effectiveness;

•        partnerships and alliances;

•        relationships with providers, suppliers and partners; and

•        regulatory compliance.

If we are unable to successfully compete with existing and potential competitors, our business, financial condition, and results of operations could be adversely affected. We cannot assure you that we will be able to successfully compete against new or existing competitors. Any inability to successfully compete with new or existing competitors may prevent us from increasing or sustaining our revenue and profitability level and result in a loss of market share.

If the market for our products and services does not continue to grow, grows more slowly than we expect, or fails to grow as large as we expect, our business, financial condition and operating results may be adversely affected.

Continued expansion of the global and Hong Kong market for energy-based pain management and wellness is a material assumption of our business strategy, and our success depends substantially on the continued willingness of consumers to adopt our services and, in particular, to place value in our techniques, technologies, and the evidence we use to market our products and services. To continue our success, we will have to continue to significantly invest in educating consumers about our products and services, and provide high-quality services that is superior to those offered by our competitors. Our marketing and advertisement activities may not be successful in promoting our services or retaining and enlarging our customer base. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers. We cannot guarantee that our marketing programs will be adequate to support our future growth, which may lead to material adverse effects on our results of operations. If our market does not further develop, develops more slowly than expected or becomes saturated with competitors or if our products and services do not achieve sufficient market acceptance, our business, financial condition and operating results could be adversely affected.

Furthermore, our services provided are not reimbursable through government or private health insurance, the cost of which must be borne by our customers. The decision to choose our pain management and wellness services may therefore be influenced by a number of factors, including:

•        consumer disposable income and access to consumer credit;

•        the cost of procedures performed using our products;

•        the cost, safety and effectiveness of our treatments and services, or other alternative treatments including treatments that are not based upon energy-based technologies or those treatments that use pharmaceutical products;

•        the success of our sales and marketing efforts;

•        the education of our customers on the benefits and uses of our services compared to competitors’ products, services, and technologies; and

•        consumer confidence, which may be impacted by economic and political conditions.

If, as a result of these factors, there is not sufficient demand for our services, it could have a material adverse effect on our results of operations.

We currently rely on a single geographical market and any adverse economic, social and/or political conditions affecting the market may adversely affect our business.

Currently, our entire business operations are based in Hong Kong. Our operations and the demand for our services are therefore exposed to any deterioration in the economic, social and/or political conditions as well as any incidence of social unrest, strike, riot, civil disturbance or civil disobedience in Hong Kong. Furthermore, the domestic economic condition in Hong Kong is highly sensitive to global economic and political conditions. Any negative conditions in the domestic and global economic environments may adversely affect our business, financial condition and results of operations.

The aforesaid circumstances may disrupt and materially and adversely affect the operations of our service centers, and consequently, our results of operations. We may also be adversely affected by a lack of growth in the consumer market or a general market downturn in Hong Kong. Demand for our services and product and the resulting spending by our customers are particularly sensitive to changes in general economic conditions and our customers’ disposable incomes. However, there is no assurance that the local economy can sustain stable growth in consumer spending. If the local economy slows down, it is highly likely that consumer demand and spending on our services and products may be reduced. Any continued economic slowdown or recession may result in a decrease in consumer spending, which may materially and adversely affect our ability to generate revenue, and our financial condition and results of operations.

If we are unable to adapt to changing market trends, the latest technological advancement, and our customers’ changing needs, we will not be able to compete effectively, which may materially and adversely affect our business, financial condition, and results of operations.

We operate in an industry with rapidly changing consumer needs and preferences which challenge us to continuously assess and stay informed of the latest developments, market trends, and technologies, and respond to the changing requests and preferences of our customers, which may require us to introduce new service, devices, solutions, product and treatment procedures and enhance our existing services and procedures.

In order to keep up with the latest developments and trends in the industry and respond to the changing requests and preferences of our customers, we need to (i) upgrade our existing treatment devices and products, invest in research and development, and acquisition of treatment device and products from time to time; (ii) diversify the services we provided and source new treatment devices, procedures, and product; and (iii) refine or change our promotion, advertising and marketing strategies and policies. If we fail to anticipate and adjust ourselves based on the market trends or fail to introduce the latest technologies, products, treatments, service categories, and enhancements to our service centers on a timely and cost-effective basis, we may not be able to compete with our competitors in satisfying client needs and expectations and the demand for our services may decline thereunder, which may materially and adversely affect our business and results of operations. Also, if we fail to adapt and change our promotion, advertising, and marketing strategies and policies according to the changing market trends, we may be unable to capture potential clients thus resulting in reduced sales and potential loss of clients.

Furthermore, if our competitors are more apt to respond to shifts in client preferences or more responsive to emerging technology or changing marketing preferences in the industry, our services may become less competitive. As a result, we may lose our existing clients and be unable to attract new clients, which could have a material adverse impact on our business performance, results of operations, financial condition, and prospects. We cannot guarantee that we will be able to anticipate or adapt to the market trends in relation to the services we offer or the promotion, advertising, and marketing strategies and policies we adopted, or the latest technological developments in the industry, or that if we do, there is no assurance that we can recover the expenditure associated with the purchase of treatment device or upgrade of the existing devices. If any of the abovementioned circumstances occur, our business performance, results of operations, financial condition, and prospects may be materially and adversely affected.

The introduction of disruptive technological breakthroughs, whether energy-based, pharmaceutical or other newer treatment solutions, may present additional challenges to our operation and success.

The pain management and wellness industry is intensely competitive. Pharmaceutical alternative treatments compete vigorously with traditional and energy-based treatment and procedures, such as those carried out with us. Some pharmaceutical companies, academic and research institutions or others may develop new, non-invasive or minimally invasive therapies that are more effective, more convenient or less expensive than our current or future services. The introduction of new technologies, along with these potential new therapies or treatment, could result in increased competition or make our products obsolete. Moreover, we could expand our business to include new, non-invasive or minimally invasive therapies which may compete with our current product offerings. We may not be able to respond effectively to technological changes and emerging industry standards, or to successfully identify, develop or support new technologies or enhancements to existing products in a timely and cost-effective manner. Any such developments could have a material adverse effect on our business, financial condition and results of operations.

We may not effectively manage our growth, which could materially harm our business.

We expect that our business will continue to grow, which may place a significant strain on our management, personnel, financial conditions, and resources. To manage our growth and expansion, and to attain and maintain profitability, we will continue to place significant demands on our management and our administrative, operational, and financial personnel and infrastructure. Our success also depends on our ability to recruit, train, and retain additional qualified management personnel administrative, sales, and marketing personnel, as well the frontline employees, such as consultants and trained therapists. To accommodate our growth, we also need to continue managing our relationships with our suppliers and customers. It also will require expansion of our procedures for monitoring and assuring our service quality and compliance with applicable regulations, and we will need to integrate, train, and manage a growing employee base. All these endeavors will require substantial management attention and effort and significant additional expenditure. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and any failure to do so may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material adverse effect on our business and financial results.

Execution of our growth strategies and expansion of our international operations to grow our business depends on our ability to successfully expand into new markets, demography, and locations, in a timely, cost-effective, and non-disruptive manner, which also exposes us to significant risks.

Currently, we only operate in Hong Kong. To achieve our growth strategies, we will expand our operations into new markets outside of Hong Kong, especially the Asia and North America markets. We may become larger and more complex with our intended plans to expand into new geographic areas domestically in Hong Kong and internationally, through a combination of acquisitions and organic growth. Operating in international markets also requires significant resources and management attention and subjects us to regulatory, economic and political risks that are different from those that we face in Hong Kong. We cannot assure you that further expansion, especially our international expansion, will be successful. Our ability to successfully expand into new markets depends on many factors including, among others, our ability to:

•        identify suitable geographic markets and identify local consumer preferences;

•        address local market competition;

•        negotiate acceptable lease terms, and successfully integrate new service centers into our existing internal control and operations;

•        hire, train and retain a growing workforce of frontline employee and other personnel;

•        secure financing or maintain sufficient capital to invest in new service centers or making acquisitions.

If we fail to expand into new markets in a timely and cost-effective manner, whether through organic growth or through acquisitions, our overall business growth strategy and prospects could be materially and adversely affected. Furthermore, our international operations may subject to the following risks:

•        lack of control, difficulties, inefficiencies, and costs associated with staffing and managing foreign operations;

•        greater difficulty collecting accounts receivable and longer payment cycles;

•        compliance with local laws and regulations and unexpected changes in regulatory requirements;

•        reduced protection for intellectual property rights in some countries;

•        the effectiveness of our policies and procedures designed to ensure compliance with similar anti-corruption, anti-money laundering, and sanction laws;

•        potential distraction of management from our existing Hong Kong operations;

•        possible tariffs and trade restrictions, foreign taxes, fluctuations in currency exchange rates; and

•        political and economic instability.

Our failure to manage any of these risks successfully could harm our operations, reduce our revenue, and have other adverse effects on our operating results.

We may be unable to identify or execute acquisition opportunities, businesses we acquire may have unknown or contingent liabilities, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Our success depends on our ability to continually enhance and broaden our service offerings in response to changing customer demands, competitive pressures and innovation. We may consider opportunities to partner with or acquire other businesses, products or technologies that may enhance our services platform or technology, expand the breadth of our operations or customer base or advance our business strategies. We may not be able to identify suitable targets for acquisition or negotiate commercially acceptable terms for acquisitions. Even if we can identify suitable targets, such acquisitions can be difficult, time consuming and costly and we may not be able to secure necessary financing for the acquisitions. Businesses that we acquire may have unknown or contingent liabilities, including liabilities for failure to comply with relevant laws, rules and regulations. In addition, future acquisitions and subsequent integration of newly acquired assets and businesses into our own could be expensive and time-consuming, require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. If we are not able to identify, capture or execute opportunities to expand our operations successfully through acquisitions, or suffer reputational or financial harm caused by unknown or contingent liabilities of the treatment centers we acquire, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Newly opened and acquired treatment centers may not achieve operating results as anticipated, which could materially and adversely affect our results of operations.

It typically takes newly opened and acquired service centers a period to achieve a utilization rate comparable to our existing service centers, due to factors such as time needed to build customer awareness in the targeted demography or markets and to integrate new service centers’ operations into our existing operations and infrastructure.

We may not be able to fully utilize the newly opened service centers as anticipated due to our inability or material delay in obtaining our desired site, permits, treatment devices, and personnel, and any substantial increase in costs to ramp up operations and utilization. In addition, the operating results generated at the newly opened service centers may not be comparable to the operating results generated at any of our existing centers. The service centers may even operate at a loss, which could materially and adversely affect our results of operations. As a result, our results of operations may fluctuate from year to year.

If we fail to obtain sufficient funding for our expansion plans, our business and growth prospects may be adversely affected.

We believe that our current cash and cash equivalents, anticipated cash flow from operations, available credit facilities, and the proceeds from this offering will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months from the date of this prospectus. We may, however, require additional cash resources to finance our continued growth or other future developments, including any marketing initiatives, expansion plans, or investments we may decide to pursue. The amount and timing of such additional financing needs will vary depending on the timing of our new service centers openings, investments in our expansion plans, and the amount of cash flow from our operations.

If our resources are insufficient to satisfy our cash requirements, we may seek additional financing. To the extent that we raise additional financing by selling additional equity, our shareholders may experience dilution. To the extent we engage in debt financing, the incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that may, among other things, restrict our operations or our ability to pay dividends. Servicing such debt obligations could also be burdensome to our operations. If we fail to service the debt obligations or are unable to comply with such debt covenants, we could be in default under the relevant debt obligations and our liquidity and financial conditions may be materially and adversely affected.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, some of which are beyond our control, including general economic and capital market conditions, credit availability from banks or other lenders, investors’ confidence in us, the performance of the pain management and health industry in general, and our operating and financial performance in particular. We cannot assure you that future financing will be available in amounts or on terms acceptable to us, if at all. Additional funding may not be available on acceptable terms, or at all.

We have agreed to pay the underwriter of this offering “tail compensation” equal to 7.5% of the aggregate gross proceeds received by us from sale of any equity, debt and/or equity derivative instruments in any private or public offering or other financing or capital-raising transaction of any kind to any investor introduced by the underwriter to the us during the period from the date the underwriter was engaged until the final closing of this offering, within the 12 month period following the closing of this Offering. In the event that financing is not available or is not available on terms acceptable to us, our business, results of operations and growth prospects may be adversely affected.

We depend on the continued services of certain key personnel, our business, financial condition and results of operations will suffer greatly if we lose their services.

Our success to date has largely been attributable to the contributions, commitment and experience of our management team and key personnel, in particular their familiarity with our business operations and their experience and expertise in the pain management and wellness service industry in Hong Kong. Some of whom have been with us since our inception, to manage our current operations and meet future business challenges. We have entered into employment agreements, which contain confidentiality and non-compete clauses with all of the key members of our management team. We cannot assure you, however, the extent to which any of these agreements will be enforceable under the applicable laws. The loss of any key members of our senior management team could materially disrupt our operations and delay the implementation of our business strategies. In addition, we may not be able to locate suitable or qualified replacements and may incur additional expenses to recruit and train new personnel, which could severely limit our business and growth. In addition, if any member of our senior management team or key employees joins a competitor or forms a competing business, we may lose know-how, trade secrets, customers and key professionals and staff. In addition, our future growth and our ability to implement our business strategies will depend on, among other factors, the successful retention and recruitment of experienced management and other key personnel. We cannot assure you that we will be able to retain or hire such employees and the failure to do so may materially and adversely affect our business, results of operations, financial condition and prospects.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, we will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

Our brand is integral to our success. If we fail to effectively maintain, promote, and enhance our brand in a cost-effective manner, our business and competitive advantage may be harmed.

We believe that our customers associate our name with quality services and that the strength of our brand is important to attracting and retaining customers. We rely on our trusted brand to differentiate our services and products from those of our competitors. Maintaining, protecting and enhancing our brand depends largely on the success of our marketing efforts, ability to provide consistent, high-quality products, services, features, and support, and our ability to successfully secure, maintain and defend our rights to use the “ANKH” and other trademarks important to our brand. We believe that the importance of our brand will increase as competition further intensifies. Accordingly, the promotion of our brand may require us to make substantial investments, and we anticipate that, given the highly competitive nature of our market, these marketing initiatives may become increasingly difficult and expensive. Brand promotion and marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our results of operations could be harmed. In addition, any negative publicity or any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our customers, could harm our reputation and brand and make it substantially more difficult for us to attract new customers. If we do not successfully maintain and enhance our reputation and brand recognition in a cost-effective manner, our business may not grow and we could lose our relationships with customers, which could harm our business, financial condition, and results of operations. Our brand and reputation could also be harmed if any of our key influencers or celebrity endorsers receive negative publicity, or if our products and services do not perform as intended.

We may not be able to adequately protect our intellectual property rights, which could harm our brand and our business.

We believe our trademarks and other intellectual property rights are crucial to our success. Our principal intellectual property rights include our trademarks for the “ANKH” brand. Although we rely on the registration of trademarks and applicable laws to protect our intellectual property rights, these measures may not be sufficient to prevent misappropriation of our intellectual property rights. There is no assurance that third parties will not infringe on our intellectual property rights. Our efforts to enforce or defend our intellectual property rights may not be adequate, may require significant attention from our management and may be costly. We may have to initiate legal proceedings to defend the ownership of our trademarks or brand against any infringement by third parties, which may be costly and time-consuming, and we might be required to devote substantial management time and resources in an attempt to achieve a favorable outcome. Furthermore, the outcome of any legal actions to protect our intellectual property rights may be uncertain. If we are unable to adequately protect or safeguard our intellectual property rights, our business, financial condition, results of operations and prospects may be adversely affected.

In addition, other parties may register trademarks which may look similar to our registered trademarks under certain circumstances, which may cause confusion among consumers. We may not be able to prevent other parties from using trademarks that are similar to ours and our consumers may confuse our service centers with others using similar trademarks. In such case, the goodwill and value of our trademarks and the public perception of our brand and our image may be adversely affected. A negative perception of our brand and image could have a material and adverse effect on our sales, and therefore on our business, financial condition, results of operations and prospects.

We consider our trademarks, trade secrets, and other intellectual property an integral component of our success. We rely on trademark law and trade secret protection and confidentiality agreements with employees, customers, partners, and others to protect our intellectual property. We cannot be certain that we have taken adequate steps to protect our intellectual property. In addition, if our third-party confidentiality agreements are breached, there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose competitive advantages.

Any substantial increase in rent or non-renewal of lease agreements may affect our operations and financial condition.

As our service centers and office premises are currently situated at leased properties, we are particularly vulnerable to fluctuations in the property rental market. For the six months ended September 30, 2024 and 2023, our property rental and related expenses amounted to US$1,841,318 and US$1,279,048, respectively, representing 9.42% and 6.72% of our cost of revenue, respectively. For FY2024 and FY2023, our property rental and related expenses amounted to US$2,650,514 and US$1,997,144, respectively, representing 24.6% and 19.6% of our cost of revenue, respectively. The availability of commercially attractive locations for our service centers is important to our business. Before the expiry of each of our leases, we have to negotiate the terms of renewal with our respective lessors. There is no assurance that our existing leases would be renewed on similar or favorable terms, in particular with respect to the amount of rent and the term of the lease, or at all.

Any substantial increase in the rent of our leased properties may increase our property rental and related expenses, which could materially and adversely affect our profitability. There is also no assurance that our existing leases will not be terminated early by the lessors before the expiry of the relevant term.

In the event that we are required to relocate our service centers or office premises, there is no assurance that we will be able to identify comparable locations in a timely manner or at all, and that we will secure a lease on comparable terms. We may also incur substantial relocation and renovation costs. Any non-renewal of leases may have a material adverse effect on our business, results of operations, and financial condition.

Cybersecurity risks, breaches, and other disruptions could compromise our customers’ personal data and treatment records, and result in the unauthorized disclosure of confidential customers, employee, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.

We collect, process, and store sensitive and confidential data, including our proprietary data and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees. Our treatment centers also collect and maintain medical information and treatment records of our customers. For example, our customers are asked to complete a survey regarding their health and medical conditions and other personally identifiable information, either digitally or on paper, prior to first receiving our service.

We have taken measures to maintain the confidentiality of our customers’ personal data and treatment records, including encrypting such information in our system so that it cannot be viewed without proper authorization and setting internal control and operation manual requiring our employees to maintain the confidentiality of our customers’ treatment and personal records. However, these measures may not always be effective in protecting our customers’ personal data and treatment records. Furthermore, our information technology systems could be breached through hacking. Personal information could be leaked due to any theft or misuse of personal information due to misconduct or negligence.

Although we believe our current usage of customers’ treatment records is in compliance with applicable laws and regulations governing the use of such information, any change in such laws and regulations could affect our ability to use personal information and treatment data and subject us to liability for the use of such data. Failure to protect customers’ personal information and treatment record, or any restriction on or liability as a result of, our use of our customers’ personal information, could have a material adverse effect on our business.

The secure processing, maintenance, and transmission of our clients’ personal information and treatment record is critical to our operations and provision of service. We rely on commercially available systems and software to provide security for processing, transmission, and storage of sensitive and confidential information.

Despite the security measures we have in place and continual endeavor in regard to the protection of our customers’ information and data, our systems and those of our third-party service providers may be vulnerable to security breaches, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events.

Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products, and services, which could adversely affect our business, financial condition, profitability, and cash flows.

A technological failure, security breach or other disruptions of our computer systems and information technology network infrastructure may interrupt our business.

Our information technology and computer systems and infrastructure are critical for our operation, such as billing, financial and budgeting data, customer records and inventory. We regularly maintain, upgrade and enhance the capabilities of our information technology systems to meet operational needs. Any failure associated with our information technology systems, including those caused by power disruption or loss, natural disasters, computer viruses or hackers, network failures or other unauthorized tampering, may cause interruptions in our ability to provide services to our clients, keep accurate records, and maintain proper business operations, which may adversely affect our business, financial condition and results of operations. In addition, a variety of our software systems are hosted by third-party service providers whose security and information technology systems are subject to similar risks. The failure of our or our service providers’ information technology could disrupt our entire operation or result in decreased sales, increased overhead costs and product shortages, all of which could have a material adverse effect on our reputation, business, financial condition and results of operations.

Increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences would adversely affect our revenue and margins.

Any occurrence of force majeure events, natural disasters, unusually adverse weather conditions, pandemic outbreaks, terrorist acts and global political events could cause permanent or temporary service centers disclosure, impair operation, service our customers ineffectively, or cause customer traffic to decline, all of which could result in lost sales and otherwise adversely affect our financial performance.

The occurrence of one or more natural disasters, such as typhoon, fires, floods and earthquakes (whether or not caused by climate change), unusually adverse weather conditions, pandemic outbreaks, terrorist acts or disruptive domestic and global political events, or similar disruptions could adversely affect our business and results of operations. Any future occurrence of several natural disasters in Hong Kong may materially and adversely affect its economy and therefore our business. An outbreak of contagious diseases, and other adverse public health developments in Hong Kong, would have a material adverse effect on our business operations. These could include restrictions on our ability to provide services to our customers, as well as cause temporary closure of our service centers and operations. Such closures or service restrictions would severely disrupt our operations and adversely affect our financial condition and results of operations. These events also could have indirect consequences, such as increases in the cost of insurance, if they were to result in significant loss of property or other insurable damage. In such an event, our business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our business operations, financial condition as well as our fund-raising activities as contemplated by this prospectus may be materially and adversely affected as a result.

Our business involves significant risks and uncertainties that may not be covered by insurance.

We are exposed to potential liabilities that are inherent to the health and wellness industries. We endeavor to obtain insurance coverage from established insurance carriers to cover certain risks and liabilities related to our business. We cannot provide assurance that our insurance policies will be adequate to protect us from all material judgments and expenses related to potential future claims. We may face liabilities that exceed our available insurance coverage or arise from claims outside the scope of our insurance coverage. For example, although the scope of our insurance generally covers all of the treatments and services we provide, from time to time, we have commenced operations at new treatment centers before those centers were added to our group insurance coverage package. A successful liability claim could result in substantial cost to us. Even if we are fully insured as it relates to a claim, the claim could nevertheless diminish our brand and reputation and divert management’s attention and resources, which could have a negative impact on our business, financial condition, and results of operations.

Moreover, we may not be able to maintain insurance policies in the future at reasonable costs or on acceptable terms, which may adversely affect our business and the trading price of the ordinary shares. In addition, our insurance premiums could be subject to increases in the future, which may be material. If the coverage limits are inadequate to cover our liabilities or our insurance costs continue to increase as a result of liability claims or other litigation, then our business, financial condition and results of operations may be adversely affected.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. We face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiaries are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiaries in Hong Kong. The PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to the outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure (the “Operator”),” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where a company whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes. As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries has in aggregate collected and stored the personal information of less than one million users and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, Guangdong Wesley Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and, except for Mr. Anthony S., CHAN, who is the United States national and resident of the United States, all members of the board of directors are based in Hong Kong and are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations. Furthermore, as the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiaries in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC or CSRC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiaries’ operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 105.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses, like us, whose operations are entirely in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997.

This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign companies, investment, or financial institutions and any third parties or customers dealing with any foreign entities that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, the PRC and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to Our Corporate Structure

Our corporate actions will be substantially controlled by our Controlling Shareholder, AW Ocean Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, AW Ocean Limited, our Controlling Shareholder, will beneficially own 90.91% of our total issued and outstanding Ordinary Shares, representing 90.91% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Accordingly, AW Ocean Limited will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. Mr. Ka Wai Victor, MO (the chairman of our board of directors and Chief Executive Officer) and Ms. Sum Lok, CHEUNG (our director and Chief Operating Officer), own 60% and 40%, respectively, of the equity interest of AW Ocean Limited. Ms. Cheung is the Mr. Mo’s spouse, and Mr. Mo and Ms. Cheung are the directors of AW Ocean Limited, thus, Mr. Mo and Ms. Cheung may be deemed the beneficial owners of all Ordinary Shares held by AW Ocean.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Anew Health is a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Anew Health and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Anew Health and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Anew Health, AW Global and our Operating Subsidiaries, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult or impossible to enforce in such jurisdictions.

We are a Cayman Islands exempted company and substantially all of our assets are located in Hong Kong, outside of the United States. Except for Mr. Anthony S., CHAN, who is the United States national and resident of the United States, all of our other executive officers, directors and senior management are located in Hong Kong and the nationals and residents of Hong Kong, and substantial portion of their assets are located outside the United States.

As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if the shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands may render the investors unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the

Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the Second Amended and Restated Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our Second Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance after we complete this offering. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

Risks Relating to our Ordinary Shares and this Offering

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in November 2021, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

There has been no public market for our Ordinary Shares prior to this Offering, and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Ordinary Shares. Although we have applied to have our Ordinary Shares listed on the Nasdaq Global Market, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

The initial public offering price for our Ordinary Shares will be determined by negotiation between us and the Underwriters and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of our Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other health and wellness services provider or pain management services providers;

•        changes in the political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with several recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on the Nasdaq, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution.”

The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect the market price of our Ordinary Shares.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 55,000,000 Ordinary Shares issued outstanding immediately after this Offering, assuming no exercise of outstanding options (excluding the underwriters’ option to purchase additional Ordinary Shares). This includes the 5,000,000 Ordinary Shares that we are selling. Substantially all of our other Ordinary Shares are currently, and will be following the closing of this offering, restricted as a result of securities laws or lock-up agreements but will be able to be sold, subject to any applicable volume limitations, under federal securities laws with respect to affiliate sales. In connection with this offering, we, our officers, directors, and shareholders have agreed not to sell any of our Ordinary Shares or are otherwise subject to similar lockup restrictions after the date of this prospectus without the prior written consent of the representatives of the underwriters, subject to certain exceptions. Upon each release of the foregoing restrictions, our securityholders subject to a lock-up agreement will be able to sell our shares in the public market. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Global Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

We will seek to have our Ordinary Shares approved for listing on the Nasdaq Global Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on the Nasdaq Global Market, we cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Global Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Global Market, we will be required to comply with certain rules of Nasdaq Global Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Global Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Global Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the Nasdaq Global Market delists our Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Ordinary Shares;

•        reduced liquidity with respect to our Ordinary Shares;

•        a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

As a Cayman Islands company to be listed on the Nasdaq, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq rules applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares. See “Dividend Policy” section for more information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our customer base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        the spread of the COVID-19 virus and its new variants, the impact it may have on our operations, the demand for our services, and economic activity in general; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon the initial public offering price of US$4.00 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, accountable expense allowance and the estimated offering expenses payable by us, of approximately US$16.4 million assuming the underwriters do not exercise its over-allotment option.

We plan to use the net proceeds we will receive from this offering as follows:

•        Approximately US$3.3 million or 20% for research and development, in particular, developing and commercializing the pain management treatment devices.

•        Approximately US$4.9 million or 30% for establishing a new treatment center in Hong Kong.

•        Approximately US$4.1 million or 25% for establishing new treatment centers in selected markets internationally.

•        Approximately US$1.6 million or 10% for enhancing and upgrading our information technology system and infrastructure.

•        The balance of US$2.5 million or 15% for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

On September 27, 2024, Anew Health declared dividend of $10,740,727 to AW Ocean Limited, the Controlling Shareholder, for setting off partially of the amounts due from the Chief Executive Officer and Chairman of the Board, Mr. Ka Wai Victor, MO. Save as previously disclosed, as of the date of the prospectus, and for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, neither Anew Health or its subsidiaries have declared or made any dividend or contribution to their respective shareholders.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) the company will be able to pay its debts as they fall due in ordinary course of business; and (b) the value of our assets exceeds its liabilities.

Our holding company rely on dividends paid by our Operating Subsidiaries for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

Corporate History

ANEW Health Limited (“Anew Health”), our group holding company, was incorporated as a Cayman Islands exempted company with limited liability on January 17, 2024 under the laws of the Cayman Islands. As of the date of this prospectus, Anew Health is authorized to issue a maximum of 2,500,000,000,000 Ordinary Shares of par value US$0.00000002 each, of which 50,000,000 Ordinary Shares are issued and outstanding.

Anew Health has no material operation of its own, and it conducts operations through the Operating Subsidiaries, namely VG Zenith International Company Limited (“VG Zenith”) and Victor Zenith Company Limited (“Victor Zenith”), both incorporated under the laws of Hong Kong. VG Zenith was formed on October 18, 2007, as a company with limited liability under the laws of Hong Kong. Victor Zenith was formed on March 19, 2010, as a company with limited liability under the laws of Hong Kong.

During the first quarter of 2024, we have carried series of transactions to effectuate the reorganization of the Anew Health group of companies. As part of the reorganization, on January 15, 2024, AW Global Limited (“AW Global”) was incorporated under the laws of the British Virgin Islands. AW Global is wholly owned by Anew Health, as the intermediate holding company and not actively engaging in any business. On March 28, 2024, Anew Health acquired, through AW Global, all of the issued equity interests of VG Zenith and Victor Zenith from their existing shareholders, namely, Mr. Ka Wai Victor, MO and Ms. Sum Lok, CHEUNG, in cash consideration of HK$9,250 (approximately US$1,180) in aggregate. Upon completion of the reorganization, VG Zenith and Victor Zenith, the Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Anew Health through AW Global.

On February 28, 2025, Anew Health effectuated a share split of its issued and outstanding shares at a ratio of five thousand (5,000) for one (1) (the “Share Split”). Subsequent to the Share Split, the authorized share capital of Anew Health became US$50,000 divided into 2,500,000,000,000 Ordinary Shares with a par value of US$ 0.00000002 each, and there are 50,000,000 Ordinary Shares issued and outstanding post-Share Split, which all are held by AW Ocean Limited. From a Cayman Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

Corporate Structure

We are offering 5,000,000 Ordinary Shares, representing 9.09% of the Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 9.09% of the Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of the prospectus and after this Offering (assuming no exercise of the over-allotment option by the underwriters):

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at the public offering price of $4.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares”.

As of September 30, 2024 (All amounts in US$, except for share and per share data, unless otherwise noted)
	Actual	Pro Forma As Adjusted(1)	Pro Forma As Adjusted with Full Exercise of Over-Allotment Shares
	US$	US$	US$
Shareholders’ Equity
Ordinary share, $0.00000002 par value; 2,500,000,000,000 shares authorized, 50,000,000 shares issued and outstanding as of September 30, 2024	1	1	1
Subscription receivables	(1)	(1)	(1)
Additional paid in capital	1,189	16,407,444	19,152,444
Retained earnings	3,422,989	3,422,989	3,422,989
Accumulated other comprehensive income	74,015	74,015	74,015
Total capitalization	3,498,193	19,904,448	22,649,448

____________

(1)      Reflects the sale of Ordinary Shares in this Offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at the initial public offering price of US$4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$16,406,255.

(2)      The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

Assuming the over-allotment option is not exercised, each US$1.00 increase (decrease) in the initial public offering price of US$4.00 per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by US$4.58 million assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$3.66 million, assuming no change in the initial public offering price per Ordinary Shares as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Shares and the pro forma net tangible book value per Ordinary Shares after the offering. Dilution results from the fact that the offering price per Ordinary Shares is substantially in excess of the book value per Ordinary Shares attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on September 30, 2024 was approximately $0.06 per Ordinary Share. Net tangible book value per Ordinary Share as of September 30, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Ordinary Shares outstanding.

We will have 55,000,000 Ordinary Shares issued and outstanding upon completion of the offering or 55,750,000 Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2024, will be approximately US$0.36 per Ordinary Share. This would result in dilution to investors in this Offering of approximately US$3.64 per Ordinary Shares. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by US$0.30 per share attributable to the purchase of the Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Ordinary Shares after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

	Offering Without Over-Allotment	Offering With Over-Allotment
Initial offering price per Ordinary Shares	$4	$4
Net tangible book value per Ordinary Share before the offering	$0.06	$0.06
Increase per Ordinary Share attributable to payments by new investors	$0.30	$0.35
Pro forma net tangible book value per Ordinary Share after the offering	$0.36	$0.41
Dilution per Ordinary Shares to new investors	$3.64	$3.59

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

ANEW Health Limited is an exempted company with limited liability established under the laws of the Cayman Islands on 17 January 2024. It is a holding company with no business operation. The Company, through its wholly owned subsidiaries VG Zenith International Company Limited and Victor Zenith Company Limited, engages in pain management and health services in Hong Kong.

Established in 2007, we are a Hong Kong-based pain management and health services provider with over 16 years of experience in pain management and functional enhancement, under our “ANKH” brand. ANKH, stands for “A New Key to Health”, testifying our aspiration to be a health brand not only for alleviating physical pain but also for allowing individuals to emanate joy, health, and vitality from within and throughout.

We offer a broad range of non-surgical, non-invasive, and non-pharmacological pain management treatment and therapies, functional enhancement therapies, and topical use and dietary supplements health products, to our clients to eliminate pain points, invigorate blood circulation, enhance the body’s detoxification function, strengthen muscle and joint, and ultimately enhance functionality.

The theoretical and technological underpinning of our therapies and treatment, the “RDS+” (Restore, Detox, and Strengthen) approach to pain management and body function enhancement, combines the wisdom of Traditional Chinese Medicine (“TCM”) and various energy-based treatment and therapy devices we sourced internationally, to enable our trained therapists performing broad range of treatment procedures involving the use of laser, bioelectrical current, electromagnetic, radiofrequency, and ultrasound, and to provide symptomatic relief and addressing root cause of our client’s pain and subhealth condition, reducing the chances of pain and condition recurrence, ultimately helping our clients to regain health and vitality.

Our “RDS+” approach to pain management and body function enhancement is inspired by the concept of meridian system (Jing Luo) of Traditional Chinese Medicine. Jing Luo, commonly translated as meridians, is a concept in Traditional Chinese Medicine describing the network of pathways through which vital energy, or Qi, and blood circulate in the body. According to the Traditional Chinese Medicine theory, the stagnation, blockage, or the deficiency of the flow of Qi, are the root cause of pain and illness. Our RDS+ approach to pain management and function enhancement combines the wisdom of Traditional Chinese Medicine and modern technology and advanced energy-based treatment devices, to restore, detox, and strengthen the healthy flow of Qi, and to ease and eliminate acute and chronic musculoskeletal and nociceptive pain, alleviate muscle fatigue, relieve muscle stiffness, remove stagnation, detoxing metabolic wastes, improve blood circulation, strengthen muscle and joints, and ultimately enhance body functionality.

All treatment devices deployed by us have been critically evaluated and assessed by our senior management and our quality control and training committee to ensure that they are capable of producing the desired results for our clients. Our treatment and therapies are developed to be free from pharmaceutical products and invasive procedures, and to achieve noticeable and measurable pain treatment and bodily function enhancement results, without the pain, discomfort, skin or tissue damage, downtime from our clients’ normal routine, and risks associated with existing invasive or minimally invasive procedures and pharmaceutical products.

Apart from our pain management treatment services, we offer various types of Over-the-Counter topical use products, including creams, moisturizers, ointments, and dietary supplement products at our service centers and online shop on our website. As of the date of the prospectus, we offer topical use products in private-label under our brands, “ANKH Skin Power” and “30s Ice & Warm Rescue,” and a branded product, “CHARISMS”, sourced from a third party. We also offer private-label dietary supplement products under our brand names, “Super 17 Probiotics”, “40+ Knee Expert”, “A Plus Joint Expert”, and “Day Day Detox”.

We provide our pain management and function enhancement services in three service centers that are situated in prime commercial buildings in Hong Kong, and exquisitely renovated to provide an exclusive experience for our valued clients. All our service centers are well-equipped with energy-based treatment devices. In each service center, our team of Chinese Medicine Practitioners, consultants, and trained therapists provides consultation, assessment, treatment, pain management, rehabilitation, and education for a wide array of pain and subhealth conditions across various demographics.

All of our service centers are not the registered medical clinics within the meaning of the Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong), which provides for the registration, control and inspection of medical clinics in Hong Kong. Furthermore, we have not engaged any registered medical practitioners within the meaning of the Medical Registration Ordinance (Chapter 161 of the Laws of Hong Kong) to provide our services in Hong Kong.

We believe that our professional services, proven approach to pain management, and capability to offer a broad range of treatment services and products have enabled us to offer our clients distinguished experience at our service centers. Our RDS+ approach to pain management and function enhancement therapies have been refined through over sixteen years of operation and proven by more than 400,000 services provided to our customers whom we have served. The ‘‘ANKH’’ brand has become a well-recognized, trustworthy, and reliable icon in Hong Kong for the provision of quality pain management and health services.

Key Factors that Affect Operating Results

We believe our financial condition and operations are affected by the following factors:

Our expansion through organic growth and acquisitions

From April 1, 2022 to September 30, 2024, organic growth and the opening of new service centre were important contributors to our revenue growth. During these two years, we opened one flagship service centre in Hong Kong, such new centre enhanced our service floor spaces by 17,938 sq. feets, which is 121% growth in services floor space. We plan to grow and strengthen our market position in the pain management services market through both organic growth and strategic acquisitions of and investments in services centres in fast-growing, populous regions all over the world to further extend our footprint. We believe continued expansion through organic growth and acquisitions will be an important factor affecting our future operating results.

Number of procedures performed

Revenue from pain management treatment services is affected by the number of such procedures performed and the average spending per procedure. The number of procedures is generally affected by market demand, the number of our treatment centres and our marketing efforts. We believe that there will be growing demand for our pain management treatment services due to the ageing population where old age group population are more likely to suffer from various pain symptoms. Besides, through provision of reliable and personalized services by our experienced therapist, we could increase customers’ awareness of the importance of preventive care and early detection of pain symptoms.

Average spending per procedure

Average spending per procedure is generally affected by our product and service mix, customers’ consumption habits, our marketing strategies and our pricing policy. We target to continue to focus on exploring new pain management services, as well as treatment devices, and expect to continue generating revenue from these services and products. We believe our ability to keep abreast of the latest treatment technology and devices, by developing and introducing innovative pain management and bodily function enhancement treatment services, average spending per procedure will be increased.

Cost of revenues

Our cost control measures enhance our profitability. Our cost of revenues consists primarily of personnel cost of front-line staff, Operating lease cost related to centres and flagship store, and cost of goods sold comprising 37.3%, 27.7% of our total revenue in FY2023 and FY2024 respectively, and 30.7%, 32.2% of our total revenue in PE2023 and PE2024 respectively. Cost of services and sales is affected primarily by the number of treatments we sell during the period and the corresponding compensation made to personnel.

Effective marketing strategies

To enhance public recognition of our brand and our treatment procedures or services in both existing and new markets, we advertise through various media platforms. We utilize various marketing tools, including advertising on traditional media and online channels, hosting promotional events and circulating promotional materials, to attract new customers, retain our existing customers and increase customers’ spending. We have been seeking to optimize the marketing channels we use, and to deepen our cooperation with media marketing channels such as Facebook and Googles and by mean of KOL and reputable spokespersons, in order to improve the efficiency of our sales and marketing efforts. Our advertising and marketing expenses were USD5.49 million and USD6.70 million in FY2023 and FY2024 respectively, accounting for 20.1% and 16.4% respectively, of our revenue for the same periods. Our advertising and marketing expenses were USD3.32 million and USD3.54 million in PE2023 and PE2024 respectively, accounting for 17.5% and 18.1% respectively, of our revenue for the same periods. The effectiveness of our marketing and promotional efforts will directly impact our revenue and profitability.

Ability to introduce and develop innovative pain management methodology and techniques

Success in the pain management services market requires us to monitor closely market trends and customer preferences, introduce useful treatment procedures and services, and enhance our existing services and procedures. Collaboration with foreign pain management institutions and adopting the latest technologies are important for staying competitive and meeting customer demands. Our ability to adopt the latest technologies and quickly and cost-effectively respond to our customers’ ever-changing preferences are key to our success.

We cannot be certain that our operating subsidiaries will be able to retain their existing staff and other skilled workers and recruit additional qualified professionals to support future operations and growth. Any failure to do so may adversely affect our business and growth.

Results of Operations

For Year Ended March 31, 2024 and 2023

The following table sets forth key components of our results of operations for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,		Variance	% of variance
	2024	2023
Revenues	$40,796,587	$27,279,245	13,517,342	49.6%
Cost of revenues	(11,285,905)	(10,184,139)	(1,101,766)	10.8%
Gross profit	29,510,682	17,095,106	12,415,576	72.6%

Operating expenses
Selling and marketing expenses	(6,704,228)	(5,497,000)	(1,207,228)	22.0%
General and administrative expenses- related parties	(800,552)	(586,306)	(214,246)	36.5%
General and administrative expenses	(6,860,637)	(4,679,401)	(2,181,236)	46.6%
Total operating expenses	(14,365,417)	(10,762,707)	(3,602,710)	33.5%

Operating income	15,145,265	6,332,399	8,812,866	139.2%

Other (expenses) income, net
Other income	31,955	425,197	(393,242)	(92.5)%
Government grants	—	368,929	(368,929)	(100.0)%
Interest income	29,756	21,078	8,678	41.2%
Finance cost	(1,034,057)	(1,037,504)	3,447	0.3%
Total other expenses, net	(972,346)	(222,300)	(750,046)	337.4%

Income before taxes	14,172,919	6,110,099	8,062,820	132.0%

Provision for income taxes	(2,439,690)	(827,418)	(1,612,272)	194.9%

Net income	$11,733,229	$5,282,681	6,450,548	122.1%

For Six Months Ended September 30, 2024 and 2023

The following table sets forth key components of our results of operations for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,			% of variance
	2024	2023	Variance
Revenues	$19,539,772	$19,019,576	520,196	2.7%
Cost of revenues	(6,300,627)	(5,844,896)	(455,731)	7.8%
Gross profit	13,239,145	13,174,680	64,465	0.5%

Operating expenses
Selling and marketing expenses	(3,539,858)	(3,322,404)	(217,454)	6.5%
General and administrative expenses- related parties	(2,178,128)	(293,423)	(1,884,705)	642.3%
General and administrative expenses	(3,549,036)	(3,132,275)	(416,761)	13.3%
Total operating expenses	(9,267,022)	(6,748,102)	(2,518,920)	37.3%

Operating income	3,972,123	6,426,578	(2,454,455)	(38.2)%

Other income (expenses), net
Other income	3,592	19,333	(15,741)	(81.4)%
Interest income	41,316	7,583	33,733	444.9%
Interest expense	(525,199)	(584,069)	58,870	(10.1)%
Total other expenses, net	(480,291)	(557,153)	76,862	(13.8)%

Income before taxes	3,491,832	5,869,425	(2,377,593)	(40.5)%

Provision for income taxes	(579,295)	(982,026)	402,731	(41.0)%

Net income	$2,912,537	$4,887,399	(1,974,862)	(40.4)%

Revenue

The following table sets forth our revenue for the year ended March 31, 2024 and 2023, respectively:

	For the Years Ended March 31,
	2024	2023	Variance
	(US$)	(US$)	Amount	%
Revenues
Pain Management and Health Services income	40,744,420	27,244,784	13,499,636	49.5%
Healthcare Product Sales income	52,167	34,461	17,706	51.4%
	40,796,587	27,279,245	13,517,342	49.6%

Our revenue increased by $13,517,342, or 49.6%, rising from $27,279,245 for the year ended March 31, 2023, to $40,796,587 for the year ended March 31, 2024. This significant growth can be primarily attributed to a notable increase in pain management and service income, driven by our focus on high-value service offerings. We launched new pain management services in the later part of the year ending March 31, 2023, including laser treatment for pain relief and a body function enhancement service specializing in weight management. These premier services have created a premium in revenue and significantly contributed to our overall growth that number of treatments performed only slightly increased by 2,013, or 3.5% from 56,970 for the year ended March 31, 2023 to 58,983 for the year ended March 31, 2024 where the average treatment values increased substantially by 44.2%, rising from HK$3,748 for the year ended March 31, 2023 to HK$5,405 for the year ended March 31, 2024.

Furthermore, the effectiveness of our marketing strategy and our strong emphasis on enhancing the client experience have been vital in driving this impressive performance.

The following table sets forth our revenue for the six months ended September 30, 2024 and 2023, respectively:

	For the Six Months Ended September 30,
	2024	2023	Variance
	(US$)	(US$)	Amount	%
Revenues
Pain Management and Health Services income	19,514,698	18,998,332	516,366	2.7%
Healthcare Product Sales income	25,074	21,244	3,830	18.0%
	19,539,772	19,019,576	520,196	2.7%

Our revenue increased by $520,196, or 2.7%, from $19,019,576 for the six months ended September 30, 2023 to $19,539,772 for the six months ended September 30, 2024. The increase was mainly driven by growth in pain management and health services income.

Cost of revenues

The following table sets forth our cost of revenue for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,
	2024	2023	Variance
	(US$)	(US$)	Amount	%
Cost of revenues
Personnel Cost	$9,182,066	$8,317,721	$864,345	10.4%
Operating lease cost	1,697,915	1,597,151	100,764	6.3%
Purchase, consumables and others	405,924	269,267	136,657	50.8%
	11,285,905	10,184,139	1,101,766	10.8%

Our cost of revenue increased by $1,101,766, or 10.8%, from $10,184,139 for the year ended March 31, 2023, to $11,285,905 for the year ended March 31, 2024. This increase was primarily driven by rising personnel costs, which include (i) fixed personnel costs of $3,698,849 for the year ended March 31, 2024, compared to $ 2,925,599 for the year ended March 31, 2023, and (ii) variable personnel costs of $5,483,217 for the year ended March 31, 2024, compared to $5,392,122 for the year ended March 31, 2023.

The increase in fixed personnel costs is mainly due to a rise in average headcount, from 131 for the year ended March 31, 2023, to 147 for the year ended March 31, 2024. Variable personnel costs, which include commissions and bonuses paid to staff based on contracted sales, also saw an increase, consistent with the steady growth in contracted sales. Contracted sales rose by a mild percentage, from $32,510,989 for the year ended March 31, 2023, to $33,221,636 for the year ended March 31, 2024. Number of contracts for the year ended March 31, 2024 increased to 25,730 from 22,578 for the year ended March 31, 2023, or approximately 14%, while the average contract value for the year ended March 31, 2024 decreased to 1,291 from 1,440 for the year ended March 31, 2023.

The following table sets forth our cost of revenue for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,
	2024	2023	Variance
	(US$)	(US$)	Amount	%
Cost of revenues
Personnel Cost	$5,249,748	$4,719,779	$529,969	11.2%
Operating lease cost	888,719	879,055	9,664	1.1%
Purchase, consumables and others	162,160	246,062	(83,902)	(34.1)%
	6,300,627	5,844,896	455,731	7.8%

Cost of revenues increased by $455,731, or 7.8%, rising from $5,844,896 for the six months ended September 30, 2023 to $6,300,627 for the six months ended September 30, 2024. This increase was primarily driven by personnel costs, which rose by $529,969, or 11.2%. The growth in personnel expenses reflect an increase in average headcount from 139 for the six months ended September 30, 2023 to 150 for the six months ended September 30, 2024 and increase in contracted sales from $17,809,220 for the six months ended September 30, 2023 to $18,667,799 for the six months ended September 30, 2024. Number of contracts for the six months ended September 30, 2024 decreased to 12,378 from 12,885 for the six months ended September 30, 2023, or approximately 4%, while the average contract value for the six months ended September 30, 2024 increased to 1,508 from 1,382 for the six months ended September 2023. Meanwhile, purchases, consumables, and other expenses decreased significantly by $83,902, or 34.1%.

Gross profit

Our gross profit is summarized as follows for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,
	2024	2023	Variance
Gross profit	$29,510,682	$17,095,106	$12,415,576
Gross profit margin	72.3%	62.7%	9.6%

Our total gross profit increased by $12,415,576 from $17,095,106 for the year ended March 31, 2023 to $29,510,682 for the year ended March 31, 2024. The increase in total gross profit was mainly due to the personnel cost efficiency and scale of economy enhancement through our new flagship store open during the year ended March 31, 2024.

Our gross profit is summarized as follows for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,
	2024	2023	Variance
Gross profit	$13,239,145	$13,174,680	$64,465
Gross profit margin	67.8%	69.3%	1.5%

Gross profit remained stable between the six months ended September 30, 2024 and 2023.

Selling and marketing expenses

Our selling and marketing expenses consist of the following for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,			% of variance
	2024	2023	Variance
Selling and marketing expenses
Consultancy Fee	$2,398,206	$2,166,975	$231,231	10.7%
Advertising cost	4,306,022	3,207,810	1,098,212	34.2%
Others	—	122,215	(122,215)	(100)%
	$6,704,228	$5,497,000	$1,207,228	22.0%

Our selling and marketing expenses primarily consist of consultancy fees and advertising costs. For the year ended March 31, 2024, these expenses increased by $1,207,228, or 22.0%, rising from $5,497,000 to $6,704,228 compared to the previous year.

This significant investment in advertising and marketing was essential as we aimed to strengthen our brand presence and establish a foothold in the market ahead of the anticipated border reopening between Hong Kong and the PRC. The increase in selling and marketing expenses was also driven by higher consultancy fees incurred to acquire new customers and enhance sales efforts.

Investing in advertising is crucial for us because we focus on promoting the real client experience. By promoting our treatment services effectively, we aim to boost client engagement and ultimately increase our revenue through a higher number of treatments.

Our selling and marketing expenses consist of the following for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,			% of variance
	2024	2023	Variance
Selling and marketing expenses
Consultancy Fee	$1,459,131	$1,360,762	$98,369	7.2%
Advertising cost	2,080,727	1,961,642	119,085	6.1%
	$3,539,858	$3,322,404	$217,454	6.5%

Our selling and marketing expenses primarily consist of consultancy fees and advertising costs. These expenses increased by $217,454, or 6.5%, from $3,322,404 for the six months ended September 30, 2023 to $3,539,858 for the six months ended September 30, 2024. The growth was primarily driven by an increase in consultancy fees, which rose by $98,369, or 7.2%, reflecting heightened reliance on external expertise to support marketing initiatives and strategic planning during the period.

General and administrative expenses

Our general and administrative expenses consist of the following for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,			% of variance
	2024	2023	Variance
General and administrative expenses
Personnel Cost	$4,495,862	$3,254,073	$1,241,789	38.1%
Depreciation	766,856	682,338	84,518	12.4%
Operating lease cost	952,599	399,993	552,606	138.2%
(Reversal) provision of expected credit losses	(293,896)	214,745	(508,641)	(236.9)%
Audit fee and accounting consultancy fee	869,023	—	869,023	N/A
Others	870,745	714,558	156,187	21.9%
	$7,661,189	$5,265,707	$2,395,482	45.5%

Our general and administrative expenses increased by $2,395,482, or 45.5%, from $5,265,707 for the year ended March 31, 2023 to $7,661,189 for the year ended March 31, 2024, which was mainly due to (i) increase in personnel cost that there was an increase in number of operation and support personnel from 51 to 55 between the years ended March 31, 2023 and 2024; and (ii) audit fee and accounting consultancy fee incurred for the offering during the year ended March 31, 2024.

Our general and administrative expenses consist of the following for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,			% of variance
	2024	2023	Variance
General and administrative expenses
Personnel Cost	$4,152,922	$1,915,731	$2,237,191	116.8%
Depreciation	387,591	375,631	11,959	3.2%
Operating lease cost	277,021	289,682	(12,661)	(4.4)%
(Reversal) provision of expected credit losses	(1,146)	31,869	(33,015)	(103.6)%
Others	910,776	812,784	97,993	12.1%
	$5,727,164	$3,425,698	$2,301,466	67.2%

General and administrative expenses increased significantly by $2,301,466, or 67%, rising from $3,425,698 for the six months ended September 30, 2023 to $5,727,164 for the six months ended September 30, 2024. The substantial rise was primarily driven by a notable increase in personnel costs, which grew by $2,237,191, or 117%. This increase is largely attributed to bonuses awarded to directors for their performance achieved during the period.

Other income

Other income primarily consists of a one-off payment from an insurer for an employee compensation claim during the year ended March 31, 2023 and a rent subsidy from our landlord during the year ended March 31, 2024. This category experienced a significant decrease of $393,242, or 92.5%, falling from $425,197 for the year ended March 31, 2023, to $31,955 for the year ended March 31, 2024. This reduction underscores the non-recurring nature of these income sources.

Other income decreased by $15,741 or 81.4% was primarily attributable to the one-off rent subsidy from our landlord during the six months ended September 30, 2023.

Interest expense

Our interest expense consist of the following for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,			% of variance
	2024	2023	Variance
Interest expense
Interest expense on bank loans	$497	$5,198	$(4,701)	(90.4)%
Interest expense on finance lease liabilities	700	2,224	(1,524)	(68.5)%
Bank charges	1,032,860	1,030,082	2,778	0.3%
	$1,034,057	$1,037,504	$(3,447)	0.3%

Bank charges incurred during transaction processing through payment networks (e.g., Visa, MasterCard, American Express) across various banks and merchants. These charges vary based on customer payment patterns. Direct payments via Visa and MasterCard typically incur lower fees compared to installment payments offered by banks and merchants, which can span from 6 to 36 months. The finance charges range from low single-digit percentages to low double-digit percentages; generally, longer settlement terms result in higher charges.

Our interest expense remained stable, decreasing slightly from $1,037,504 for the year ended March 31, 2023, to $1,034,057 for the year ended March 31, 2024. This minor fluctuation aligns with the absence of significant changes in customer payment patterns, along with a mild growth in our cash sales for the year.

Our interest expense consists of the following for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,			% of variance
	2024	2023	Variance
Interest expense
Interest expense on bank loans	$9	$497	$(488)	(98.2)%
Interest expense on finance lease liabilities	—	540	(540)	(100.0)%
Bank charges	525,190	583,032	(57,842)	(9.9)%
	$525,199	$584,069	$(58,870)	(10.1)%

Bank charges incurred during transaction processing through payment networks (e.g., Visa, MasterCard, American Express) across various banks and merchants. These charges vary based on customer payment patterns. Direct payments via Visa and MasterCard typically incur lower fees compared to installment payments offered by banks and merchants, which can span from 6 to 36 months. The finance charges range from low single-digit percentages to low double-digit percentages; generally, longer settlement terms result in higher charges.

Interest expense decreased by $58,870 or 10.1%, from HK$584,069 for the six months ended September 30, 2023 to $525,199 for the six months ended September 30, 2024. It was primarily attributable by the shift in customer preferences toward more cost-efficient payment methods.

Income tax expense

Our income tax expenses increased by $1,612,272 or 194.9%, from $827,418 for the year ended March 31, 2023 to $2,439,690 for the year ended March 31, 2024 which is in line with the increase in income before taxes.

Our income tax expenses decreased by $402,731 or 41.0%, from $982,026 for the six months ended September 30, 2023 to $579,295 for the six months ended September 30, 2024 which is in line with the decrease in income before taxes.

Net income

As a result of the foregoing, net income increased by $6,450,648 or 122.1% as compared to the net income of $5,282,681 for the year ended March 31, 2023.

As a result of the foregoing, net income decreased by $1,974,862 or 40.4% as compared to the net income of $4,887,399 for the six months ended September 30, 2023.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the year ended March 31, 2024 and 2023:

	For the Years Ended March 31,
	2024	2023
Net cash provided by operating activities	$4,657,847	$8,680,279
Net cash used in investing activities	$(186,038)	$(1,984,691)
Net cash used in financing activities	$(1,179,198)	$(7,561,947)
Net increase (decrease) in cash and equivalents cash	$3,292,611	$(866,359)
Effect of foreign exchange rate changes	$16,001	$(12,493)
Cash and cash equivalents at the beginning of year	$5,304,847	$6,183,699
Cash and cash equivalents at the end of year	$8,613,459	$5,304,847

The following table sets forth a summary of our cash flows for the six months ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$2,878,324	$5,712,101
Net cash used in investing activities	$(189,874)	$(158,482)
Net cash used in financing activities	$(282,450)	$(1,267,268)
Net increase in cash and equivalents cash	$2,406,600	$4,286,351
Effect of foreign exchange rate changes	$74,858	$13,431
Cash and cash equivalents at the beginning of period	$8,613,459	$5,304,847
Cash and cash equivalents at the end of period	$11,094,317	$9,604,629

Operating Activities

Net cash provided by operating activities amounted to $4,657,847 for the year ended March 31, 2024, mainly derived from net income from operation partly offset by decrease in contract liabilities.

Net cash provided by operating activities amounted to $8,680,279 for the year ended March 31, 2023, mainly derived from net income from operation and increase in contract liabilities.

Net cash provided by operating activities amounted to $2,878,324 for the six months ended September 30, 2024, mainly derived from net income from operation partly offset by decrease in contract liabilities.

Net cash provided by operating activities amounted to $5,712,101 for the six months ended September 30, 2023, mainly derived from net income from operation partly offset by decrease in contract liabilities.

Investing Activities

Net cash used in investing activities amounted to $186,038 for the year ended March 31, 2024 representing the purchase of property and equipment during the year ended March 31, 2024.

Net cash used in investing activities amounted to $1,984,691 for the year ended March 31, 2023 representing the purchase of property and equipment during the year ended March 31, 2023.

Net cash used in investing activities amounted to $189,874 for the six months ended September 30, 2024 representing the purchase of property and equipment during the six months ended September 30, 2024.

Net cash used in investing activities amounted to $158,482 for the six months ended September 30, 2023 representing the purchase of property and equipment during the six months ended September 30, 2023.

Financing Activities

Net cash used in financing activities amounted to $1,179,198 for the year ended March 31, 2024, mainly derived from the advance to a shareholder of $733,400 and deferred IPO cost of $291,441.

Net cash used in financing activities amounted to $7,561,947 for the year ended March 31, 2023, mainly derived from the advance to a shareholder of $7,354,695.

Net cash used in financing activities amounted to $282,450 for the six months ended September 30, 2024, mainly derived from the deferred IPO cost of $283,860.

Net cash used in financing activities amounted to $1,267,268 for the six months ended September 30, 2023, mainly derived from the advance to a shareholder of $1,131,984 and repayment of bank loan of $112,913.

Prior to this offering, our principal sources of liquidity to finance our operating and investing activities have been largely from net cash provided by operating activities. As of September 30, 2024, we had $11,094,317 in cash and cash equivalents. Our cash and cash equivalents primarily consist of balances maintained with banks in Hong Kong.

We believe that our current cash and restricted cash, proceeds from this offering, and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements, capital expenditures, and liability repayment obligations for at least the next 12 months. After this offering, we may decide to enhance our liquidity position or increase our cash reserve for future operations and investments through additional financings. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increasing fixed obligations and could result in operating covenants that would restrict our operations.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of September 30, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease(1)	$4,421,639	$2,731,824	1,689,815	$—	$—
	4,421,639	2,731,824	1,689,815	—	—

____________

(1)      We lease offices and shops which are classified as operating leases in accordance with Topic 842.

As of the date of this prospectus, other than as described below, there are no other pending or threaten claims and litigation that require disclosure in these unaudited interim condensed consolidated financial statements.

Personal injuries claim

In 2023, a personal injuries case is bought forward by a former employee (the plaintiff) of the Company against VG Zenith International Company Limited (the defendant) in the High Court of Hong Kong concerning an alleged accident occurred in September 2018 with a claim of HK$ 6,661,474. In the opinion of management, loss from this case is less than probable, and the amount of the loss, if any, would be fully paid by insurer. Accordingly, no provision nor contingencies is provided for this pending personal injuries case in these unaudited interim condensed consolidated financial statements.

Capital Expenditures

For the year ended March 31, 2024, we purchased $186,038 of property and equipment for use in our operations. We purchased $1,984,691 of property and equipment for the year ended March 31, 2023. We purchased $189,874 and $158,482 of property and equipment for use in our operations for the six months ended September 30, 2024 and 2023, respectively.

Critical Accounting Policies and Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Impairment assessment of trade receivables

The management estimates the amount of lifetime ECL of trade receivables based on provision matrix through grouping of various debtors that have similar credit risk characteristics based on nature and industry of debtors. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective trade receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for forward-looking information that is reasonable and supportable available without undue cost or effort. In addition, trade receivables that are credit-impaired are assessed for ECL individually. The credit loss allowance amount of the credit-impaired trade receivables is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows with the consideration of expected future credit losses. At every reporting date, the historical observed default rates are reassessed and changes in the forward-looking information are considered.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties and lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited interim condensed consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties and lease liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of September 30, 2024 and March 31, 2024, there were approximately $3,951,273 and $5,120,802 right of use (“ROU”) assets and approximately $4,155,723 and $5,299,227 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate 6.125% (March 31, 2024: 6.125%) plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.125% (March 31, 2024: 7.125%).

Revenue Recognition

Effective April 1, 2021, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged by both parties and signed by the customers.

Advance payments received from clients are recognized as contract liabilities as the Company has not yet satisfied its performance obligation. Contract liabilities is recognized as revenue when the Company satisfied its performance obligation.

The Company currently generates its revenue from the following:

Pain Management and Health Services income

The Company provides pain management and health services at its service centers. The contracts entered between the Company and its customers are fixed price giving customers the rights to certain number of therapy session. Sales prices to customers are fixed with no separate sales rebate, discount, or other incentive and no right of return.

Contract duration typically last from 1 year to 5 years where customers can redeem therapy session within contract period. The Company’s sole performance obligation under these contracts is to deliver therapy session to customers, sales price is allocated evenly among same type of therapy session. Because these service contracts have definite number of sessions within an expiration period, upon the delivery of individual session, the Company satisfies its performance obligations and customers benefit from its performance obligations. Therefore, revenues are recognized at a point in time. Upon expiry of contract period, the Company recognizes unexercised therapy session (customers’ unexercised rights) as revenue.

Customers typically pay all contract sum upfront by cash, bank transfer or credit card instalment, these are recorded as contract liabilities which the movement is detailed in Note 6. The Company collects all contract sum upfront if customers pay by cash or bank transfer. In the case where customers pay by credit card instalment, the Company collects full amount of contract sum from the card-issuing financial institution typically within 3 months after customer authorized payment. Accounts receivable due from card-issuing financial institutions is settled net of the bank processing charges, the Company recognizes interest expenses accordingly.

Healthcare Product Sales income

The Company sells over-the-counter healthcare products including creams, moisturizers, ointments and dietary supplement. The Company purchases healthcare products from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the good or service has been transferred to customer and the Company has discretion in establishing the price. Revenue is recorded at gross. The Company typically enters into contracts with its customers where the rights of the parties, including payment terms, are identified. Sales prices to customers are fixed with no separate sales rebate, discount, or other incentive and no right of return. The Company collects all contract sums upfront from customers before product delivery. The Company’s sole performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point of time when the control of products is transferred to customers.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and cost of goods sold which are directly related to revenue generating transactions.

Accounts receivable, net

Accounts receivable represents trade accounts due from credit-card issuing financial institutions. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of September 30, 2024 and March 31, 2024, the Company made $40,520 and $40,173 allowance for expected credit loss for accounts receivable respectively.

Contract liabilities

Contract liabilities represent uncompleted performance obligation owe to customers. As customers can redeem therapy section anytime during contract period, contract liabilities are presented as current liabilities.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the six months ended September 30, 2024 is $3,100,566.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Cash and cash equivalents consist of cash on hand. The Group’s demand deposits are held at financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal and use. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Deposits and other receivables

The Company assessed the impairment for its deposits and other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other receivables as of September 30, 2024 and March 31, 2024 is $10,236 and $11,322, respectively.

Interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Foreign currency Risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

Economic and political risk

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited interim condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

INDUSTRY

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“Migo”) and commissioned by ANEW Health Limited. All information and data presented in this section is derived from Migo’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Overview of the Pain Management Conditions in Hong Kong

The Hong Kong Hospital Authority’s 2023-24 annual plan estimates that there were approximately 3.3 million outpatient visits for allied health services and approximately 1.8 million community outreach attendances to support psychiatric and geriatric rehabilitation in the community. The government is pursuing integrated models of specialist outpatient and ambulatory care to reduce reliance on traditional hospital-based services. This program has been expanded to cover several conditions, including musculoskeletal disorders.

Non-pharmacological approach is well suited for managing prevalent musculoskeletal diagnoses. As the population in Hong Kong experiences a rise in back and neck pain, osteoarthritis, and other degenerative or post-traumatic conditions, the growth of therapists providing non-pharmacological care can effectively manage pain and address the increasing prevalence of these conditions. The prevalence of disabilities and musculoskeletal conditions, which increase with age, creates a substantial and unmet need for rehabilitation services. According to the World Health Organization (“WHO”) in 2021, musculoskeletal conditions are the leading cause of disability worldwide.

Overview of Population Age Group in Hong Kong

The primary target clients we focus on consist of individuals aged 30 to 69, who represent 61% – 62% of Hong Kong’s population. In 2021, Hong Kong’s population stood at around 7.41 million and is projected to increase to 7.60 million by 2026. The chart shows the population and percentage by age group in Hong Kong (excluding foreign domestic helpers) from 2021 to the projected year 2026.

Source: Census and Statistics Department, Hong Kong and Migo

Moreover, the number of elderly persons aged 65 and over is expected to rise significantly in the coming years, from approximately 1.78 million (19.6% of the population) in 2021 to approximately 1.86 million (24.4% of the projected population) in 2026. The Jockey Club School of Public Health and Primary Care of the Faculty of Medicine at the Chinese University of Hong Kong interviewed around 400 elderly people who participated in their project and found that close to 90% of those who are suffering from chronic pain have at least two pain sites, with knee, back and shoulder being the most common. Chronic pain is pain that lasts at least three months intermittently or persistently and has different causes for each individual. It could occur after injury or surgery, or it could stem from osteoarthritis, inflammation and infection. Patients not only feel unwell physically, but also experience with emotional and psychological issues that affect normal working and social life.

Common musculoskeletal problems in Hong Kong

Musculoskeletal conditions are the leading contributor to disability worldwide, with the Low Back Pain (“LBP”) being the single leading cause of disability. The United Nations and WHO has recognized the burden of four major musculoskeletal conditions: LBP, osteoarthritis, rheumatoid arthritis, and osteoporosis by endorsing the Bone and Joint Decade 2000 – 2010, which was a global initiative aimed at raising awareness and improving management of musculoskeletal disorders, which include conditions affecting bones, joints, and muscles.

According to the Primary Healthcare Office (PHO) under the Health Bureau of Hong Kong, LBP is the most prevalent musculoskeletal conditions in Hong Kong. The lifetime incidence of LBP is 58% – 84%, and 11% of men and 16% of women have chronic LBP. A 2012 systematic review estimated that 12% of the global population experienced activity-limiting low back pain lasting for more than 24 hours, with a one-month prevalence of 23%. In Hong Kong, the Department of Health reported that 21.5% of respondents, who are aged 15 or above, had LBP during the 30 days preceding the household survey. The prevalence of LBP increases by advancing age. 5.1% of respondents in the age group of 15 – 24 reported LBP in the 30 days preceding the survey and the prevalence rises gradually in older age groups, with up to 52.4% of respondents in the age group of 85 or above reported LBP.

Knee Osteoarthritis (known as bone spur formation due to degenerative joint disease, which is typically the result of wear and tear and progressive loss of articular cartilage) (also known as “OA knee”) is one of the most common degenerative diseases and causes of disability in the elderly. It is characterized by damage of articular cartilage that leads to pain and loss of function. The prevalence of radiographic OA knee (the presence of moderate to severe joint space narrowing, bony outgrowths and cracks in the bone that allows joint fluid to leak into the underlying bone) and symptomatic OA knee (determined more by pain and obesity than by structural change, at least as seen on plain X-ray) in Chinese men is similar to that in Caucasian men, but is significantly higher among Chinese women than Caucasian women. The Beijing Osteoarthritis Study showed that in the population group aged 60 years or more, the prevalence of radiographic OA knee was 42.8% in women and 21.5% in men, and symptomatic OA knee occurred in 15.0% of women and 5.6% of men.

Rheumatoid Arthritis is a chronic systemic inflammatory disease of unknown etiology. It affects the hands and feet. Any joint lined by a synovial membrane (a layer of connective tissue that lines the cavities of joints and tendon) may be affected.

Osteoporosis is a disease characterized by low bone mass, deterioration of bone tissue and disruption of bone architecture, which leads to fragile bones with increasing fracture risk. According to the Jockey Club Center for Osteoporosis Care and Control at the Chinese University of Hong Kong, 45% of women aged 65 and over have osteoporosis and 42% have osteopenia (describes a condition where a decrease in bone mineral density decreases). For men aged 65 and over, 13% have osteoporosis and 47% have osteopenia.

Musculoskeletal conditions significantly limit mobility and function, leading to early retirement from work, reduced accumulated wealth and reduced ability to participate in social roles. It has considerable impacts on the quality of life. According to the data of Census and Statistics Department of Hong Kong, the number of persons in Hong Kong who have Chronic Musculoskeletal Conditions increased from approximately 1,198,000 in 2012 to 1,221,000 in 2023, with a CAGR of 0.2%. This presents a significant opportunity for the pain management market in Hong Kong. The following chart shows the number of persons who have Chronic Musculoskeletal Conditions in Hong Kong from 2012 to 2023.

Number of persons who has Chronic Musculoskeletal Conditions in Hong Kong (2012-2023)

No.('000)
1,400
1,200
1,000
800
600
400
200
-
1,198
1,180
1,085
1,313
1,218
1,221
2012
2014
2017
2019
2021
2023

Source: Census and Statistics Department of Hong Kong and Migo

Overview of Pain Management Services in Hong Kong

The classification of pain management services refers to a wide range of services to delivering therapies and rehabilitation to restore and maintain the optimal status of the customers and thus allow timely discharge of the customers, reducing and relieving their muscle and bone pain, including traditional medicated oil, bone-setting medicated liquor, acupuncture, massage, health management services and others.

Pain Management services can be further categorized into pharmacological and non-pharmacological pain management services. Pharmacological pain management services include pain medications and adjuvant analgesics. Non-pharmacological pain management services include physiotherapy, heat therapy, ice therapy, low-frequency transcutaneous electrical stimulation, relaxation exercise and breathing exercise, changing position, maintaining correct posture and using proper transfer method, and manual massage.

Categorization of Pain Management Services in Hong Kong

Pharmacological

Non-Pharmacological

Source: Migo

Overview of the Non-pharmacological Pain Management Market in Hong Kong

According to the WHO’s Musculoskeletal Health Fact Sheet released on July 14, 2022, the growing aging population, prevalence of disabilities, and musculoskeletal conditions have increased the demand for non-pharmacological pain management services. Pharmaceutical treatments such as nonsteroidal anti-inflammatory drugs, opioids, and anesthetics are frequently used in conventional pain treatment. Additionally, surgical procedures, nerve blocks, and physical therapy may be necessary. However, non-pharmaceutical pain management methods, including Chinese medicines, acupuncture, chiropractic adjustments, physical therapy, and Ultrasound TENS (mild electrical current with a frequency less than 10Hz to 150Hz that reduces the pain felt from some conditions) are included in the category of alternative pain treatments. By focusing on the body’s energy flow, encouraging relaxation, lowering inflammation, or inducing the release of endorphins, these techniques seek to reduce pain.

Non-pharmacological pain management market sector is expanding. First, customers are worried about opioid addiction and the adverse effects of long-term medicine usage, there is a growing awareness of and desire for non-pharmaceutical options. Customers are also looking for more individualized and holistic approaches to pain management. The development of the market has also been aided by improvements in complementary treatments, research demonstrating their efficacy, and breakthroughs in non-pharmacological pain management approaches.

Market Size

The number of non-pharmacological pain management customers in Hong Kong generally grew quickly from approximately 206,600 in 2012 to a forecasted 281,400 in 2025, with a CAGR of 2.4%. In 2025, non-pharmacological pain management is projected to reach approximately HKD 7,882 million in sales value of services, compared to HKD 3,207 million in 2012, with a CAGR of 7.2%. The following chart shows the number of consumers using the non-pharmacological pain management services market in Hong Kong from 2012 to the forecast year of 2025.

Source: Census and Statistics Department, Hong Kong and Migo

According to the Thematic Household Survey Report from December 2022 to April 2023 issued by the Census and Statistics Department of Hong Kong, out of 2,858,700 persons who had been infected with COVID-19 at least three months prior to the time of enumeration, 526,800 persons experienced symptoms such as fatigue, shortness of breath, cognitive dysfunction, headache, chest pain and joint pain. The symptoms lasted for more than two months after the COVID-19 infection and could not be explained by an alternative diagnosis of the doctor. Due to COVID-19 which began in late 2019, the market witnessed rapid growth from 2019 to 2023, with a CAGR of 18.5% in the sales value of services.

Looking forward, the non-pharmacological pain management market continues to represent a growing business opportunity to address chronic pain conditions. The sales value of these services in Hong Kong is projected to increase from approximately HKD 6,674 million in 2023 to a forecasted HKD 7,882 million in 2025, reflecting a CAGR of 8.7%. The following chart shows the sales value of the non-pharmacological pain management services market in Hong Kong from 2012 to the projected year 2025.

Market size Non-pharmacological Pain Management in Hong Kong, 2012-2025
Million (HKD)
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
3,207
3,151
4,955
3,385
3,933
6,674
7,882
2012
2014
2017
2019
2021
2023
2025f
Sales Value

Source: Census and Statistics Department, Hong Kong and Migo

Market drivers and opportunities

Facing the problem of the ageing population

Hong Kong has one of the fastest-aging populations in the world, and this rate is expected to peak in the next decade. According to the Primary Healthcare Blueprint, from 2021 to 2030, the average annual growth rate of the population aged over 65 years is 4.0%. The number of individuals aged 65 years and above is expected to increase from 1.5 million (20% of the total population) in 2021 to 2.52 million (31%) in 2039. Musculoskeletal Health Analysis of Global Burden of Disease Data by World Health Organization in 2022 showed that approximately 1.71 billion people globally have musculoskeletal conditions. While the prevalence of musculoskeletal conditions varies by age and diagnosis, people of all ages around the world are affected. High-Income countries are the most affected in terms of number of people — 441 million, followed by countries in the WHO Western Pacific Region with 427 million and South-East Asia Region with 369 million. Musculoskeletal conditions are also the biggest contributor to years lived with disability (YLDs) worldwide with approximately 149 million YLDS, accounting for 17% of all YLDs worldwide.

Increasing awareness of pain and health

According to the Food and Health Bureau of Hong Kong, the total public and private health expenditure in 2022 – 23 stands at approximately HK$284.1 billion, accounting for 10% of the GDP. This expenditure encompasses health promotion, prevention, diagnosis, treatment, cure, rehabilitation of illnesses, and the care for chronic disease patients. With Hong Kong’s economic growth and the shift towards service-oriented consumption, residents now have the means and inclination to invest more in improving their well-being, such as healthcare. The most recent opening, CUHK Medical Centre in January 2021, was established to capture this growing demand for high-quality healthcare services. This new medical facility joins the 13 private hospitals that have been established in Hong Kong to cater to the rising healthcare needs of the population.

Additionally, according to the International Federation of Sports Physiotherapy which published the demographics of patellofemoral pain (the pain in the front of the knee and around the patella or kneecap) that showed as the old age group population grows and related physical muscle and bond pain issues surge, many individuals in the 40 – 69 age group are suffering from various pain symptoms such as chronic knee pain, joint stiffness, and reduced mobility. This trend is likely driven by factors like increased sedentary lifestyles, obesity, and the natural aging process.

As awareness of these issues rises, Hong Kong residents are likely to invest more in preventative healthcare measures, rehabilitation programs, and treatments. This proactive approach aims to mitigate the impacts of chronic pain on various aspects of life, including mood, sleep, and personal relationships. The focus on maintaining both physical and mental well-being is becoming increasingly important in Hong Kong.

The following chart shows the projection of population aged 65 and over from 2019 to 2069.

Population aged 65 and over

Population aged 65 and over
% aged 65 and over
No. ('000)
3,000
2,500
2,000
1,500
1,000
500
40%
35%
30%
25%
20%
15%
10%
5%
2019
2024
2029
2034
2039
2044
2049
2054
2059
2064
2069

Source: Census and Statistics Department, Hong Kong and Migo

Relieving symptoms of “Post COVID-19 condition,” or “Long COVID”

According to the information from the WHO’s Fact Sheet on Post COVID-19 condition (the “Long COVID”) released on December 7, 2022, approximately 10 – 20% of people infected with COVID-19 may continue to experience mid- and long-term effects of COVID-19, which are collectively known as “Post COVID-19 condition,” or “Long COVID”. Common symptoms of Long COVID include fatigue, shortness of breath, cognitive dysfunction, headache, pain (e.g. chest pain, joint pain) and may have an impact on everyday functioning. According to the Department of Health, Hong Kong has recorded nearly 3 million confirmed cases of COVID-19 as of January 2023, excluding undeclared cases. A medical research report “Major Study to Effects of Long Covid To Be Carried Out” published by the Faculty of Medicine of the Chinese University of Hong Kong on July 22, 2022, also showed that 76% of people with Long COVID symptoms had their daily life affected by it, and the Faculty of Medicine of the Chinese University of Hong Kong suggests the Long COVID patients to seek multidisciplinary care.

Competitive Landscape

Hong Kong, like other developed cities in the world, is facing the problem of the aging population. It is expected that 2.52 million (31%) of Hong Kong residents will be aged 65 years or above in the year 2039, as compared to 1.5 million (20% of the total population) in 2021. Data from the WHO shows that 1 in 5 adults is suffering from chronic pain (excluding cancer patients). Many of those over the age of 60 have been struggling with the pain for years and things get worse as they become frail. According to the Migo research, most of the non-pharmacological pain management service providers in Hong Kong, including the top five brand names in Hong Kong are chain centers that are currently denominated by local brands. The consumers with high income levels and in need of pain management services, which the premium pain management brands in Hong Kong are targeting, had HK$49,124 average spending for the pain management related services and products in year 2024, a CAGR of 20.1% compared with HK$34,074 average spending in year 2022. Those premium brands which can afford high marketing expenses with celebrity endorsement, are more easily recognized by consumers and are perceived as more reliable.

The non-pharmacological pain management service market in Hong Kong is highly competitive. According to Migo, we are ranked no.3 in terms of average spending per customer and is ranked no. 4 in customer experience trails. The below table contains the information for the year 2024 regarding key players in the non-pharmacological pain management services market in Hong Kong. This includes pain management and health service providers whose treatments and therapies involving traditional Chinese medicine consultation, energy-based devices treatment and physiotherapies-related treatments.

Competitors	No. of branch	Service provider
NYMG Pain Center	25

A subsidiary of a heath care provider, EC Healthcare, a Hong Kong Exchanged listed company, which provides one-stop pain management services, including traditional Chinese medicine consultation, energy-based treatment, and therapy devices treatment for resolving pain in several areas.

New Hope Medical	2

A private group provides traditional Chinese medicine consultation, energy-based treatment and therapy devices treatment for resolving different types of pains covering tendons, muscles, joints and soft tissues pain areas.

Hong Kong Medical Pain Management Association	2	A private group provides traditional Chinese medicine, energy-based treatment and therapy devices to examine and relieve spine, bone, and foot pain areas.
HK Pain Tech Institute	5	A private group provides pain management consultation, energy-based treatment and therapy devices to examine and relieve customers with acute and chronic pain in musculoskeletal and nervous system.

Source: Advertisement of service providers, 2023/2024 Annual Report of EC Healthcare, Migo

Features of the Non-pharmacological Pain Management Services Providers

Services characteristics

Chinese acupuncture and massage have been widely used by local non-pharmacological pain management centers as a method for pain relief. The non-pharmacological pain management service providers adopt an integrated approach that enables allied health professionals and therapists to work closely as a team in managing clients with complex needs. Providing pain assessment practices, selecting the pain assessment tools, and focusing on the age group (30-65) were significant factors of non-pharmacological pain management practice. The providers offer various trials at an economical price to examine the effect on their consumers. They also recommend the most suitable non-pharmacological pain management program to their consumers based upon their physical conditions and level of pain, and closely monitor the progress of and follow up with each customer throughout the whole non-pharmacological pain management program.

Operating locality

Since chronic pain is a frequent cause of suffering and disability and is costly to society, the operating locality of non-pharmacological pain management service providers is usually located in prime commercial districts and/or prestigious shopping malls and office buildings in prime locations. It is easily accessed, and is equipped with comprehensive non-pharmacological pain management diagnostic and treatment facilities to provide satisfactory services to their consumers.

Stringent regulatory environment

According to the Issue No. 562 of the Consumer Council of Hong Kong of August 2023, the growing number of market participants and complaints concerning non-pharmacological treatment selling skills, especially those sold in the form of high-priced prepaid packages, could lead to consumers not being able to adjust their treatment plans to changes in their condition, potentially missing out on the most appropriate treatment. The Consumer Council intends to establish a more stringent regulatory framework to prevent unfair trade practices and promote effective treatments with an aim to ensure market participants comply with the Trade Descriptions Ordinance. This will benefit the large-scale providers of non-pharmacological pain management services. Smaller market players may be at risk being eliminated due to their lack of qualified practitioners and therapists on staff.

Entry Barrier of Non-pharmacological Pain Management Services

Capital intensive, quality service and brand recognition

In order to be perceived by customers as a reliable service provider of care in the pain management industry, high-quality services and strong brand recognition are crucial factors. To provide quality services to customers, non-pharmacological pain management service providers should generally be equipped with in-depth knowledge of the industry, a strong network of well-established business partners based on well-designed business models, and strict guidelines for non-pharmacological services for quality controls. The pain management industry, unlike the existing traditional healthcare industry, is new where few market players are experienced and market standards are still being formed. Therefore, building a quality brand name can require substantial capital for research and development and years of testing of business models and monetization methods, which are generally unavailable to market entrants. It is a capital heavy business, especially when operating a prime commercial district and/or prestigious shopping malls and office buildings in prime locations network of centers. To be competitive in the market, constant capital investment to acquire and upgrade to cutting-edge devices and equipment is essential. In addition, leasing centers with high footage and renovating to maintain quality interiors also require heavy investment of capital.

Lack of experienced Chinese medicine practitioners and therapists

The quality and customer experience of non-pharmacological pain management services rely greatly on the skills of Chinese medicine practitioners and therapists providing such services. According to the 2023 Health Fact of Hong Kong issued by the Department of Health, the total number of Registered Chinese medicine practitioners and therapists was 8,296 and 4,474. Furthermore, there is a limited number of Chinese medicine practitioners and therapists who possess the relevant skills, systemic training, and extensive experience. Together with the growing demand of customers, the limited supply of trained Chinese medicine practitioners and therapists may result in increasing difficulty for service providers to hire and retain qualified and experienced therapists for the provision of non-pharmacological pain management services.

Good reputation

The service providers in the non-pharmacological pain management industry significantly rely on reputation. In Hong Kong, any dissatisfaction from the customers in connection with the results of services provided may result in potential lawsuits or negative publicity against the service providers. Therefore, partitioners’ expertise, experience, reputation and network in the pain management services industry are quite important for gaining customers’ trust.

User engagement

In the non-pharmacological pain management services industry, as with other healthcare industries, building a successful platform and monetizing the products and services provided through such a platform requires a substantial user base, active user engagement and a strong user base. Without sufficient and stable user engagement, it would be difficult for a market entrant to compete with existing established market players and grasp monetization opportunities.

Opportunities and Challenges of Non-pharmacological Pain Management Services in Hong Kong

According to Migo, health institutions are increasingly valuing non-pharmacological methods for managing chronic pain and providing enhanced resources and support for these services. These resources encompass funding for research, professional healthcare training, and public health campaigns. For instance, on December 8, 2022, the Hong Kong Jockey Club Charities Trust allocated HK$18 million for a three-year primary care project called the “Confront Pain with Ease” Project. This initiative aims to introduce innovative pain treatments and self-care strategies to the community. According to Migo, as the healthcare perspectives are shifting towards more pain-focused models, the interest in non-pharmacological pain management services among the people of Hong Kong is increasing.

In December 2023, the Drug Office of the Department of Health in Hong Kong advised against the long-term use of common painkillers like Non-Steroidal Anti-Inflammatory Drugs and paracetamol for chronic pain due to the risk of liver damage and cardiovascular side effects. Additionally, the International Association for the Study of Pain (IASP) highlighted its pivotal role in advancing pain research, education, and effective pain management worldwide in a publication on November 1, 2023. The IASP’s efforts have significantly contributed to progress in pain management, presenting substantial growth opportunities for the non-pharmacological pain management services industry. The

IASP stressed the importance of multidisciplinary management through collaborations between pain specialists and therapists. By incorporating technical innovations and advanced technologies, the quality of non-pharmacological pain management services can be improved, leading to a higher demand for these services. The article “Advances in Pain Medicine: A Review of New Technologies” published in the Journal of Current Pain and Headache Reports in June 2022 emphasizes that recent advancements in pain medicine technologies prioritize personalized care for patients dealing with pain. The progress in pain physiology research and pain management technologies complement each other, contributing to advancements in the field.

In general, the non-pharmacological pain management services market in Hong Kong is still relatively fragmented and highly competitive. The existing service providers may face multi-aspect challenges, including new entrants, limited therapists’ talents, and increasing costs (such as rental cost, labor cost and cost of equipment and products). The service providers with good reputations and excellent pain management skills can become more competitive in the market, and any complaints from customers or medical lawsuits may impair the reputation and business of service providers in the non-pharmacological pain management industry. The non-pharmacological pain management market may be subject to regulatory requirements in the future, which can impact the market growth. The regulatory landscape, which may include restrictions on regulations on ultrasound or vibration/radio frequency devices, can influence the availability and accessibility of pain management options. Policies and limitations may also affect the adoption and utilization of non-pharmacological pain management therapies.

BUSINESS

Overview

Established in 2007, we are a Hong Kong-based pain management and health services provider with over 16 years of experience in pain management and body functional enhancement, under our “ANKH” brand. ANKH, stands for “A New Key to Health”, testifying our aspiration to be a health brand not only for alleviating physical pain but also for allowing individuals to emanate joy, health, and vitality from within and throughout.

We offer a broad range of non-surgical, non-invasive, and non-pharmacological pain management therapies, functional enhancement therapies, and topical use and dietary supplements health products, to our clients to eliminate pain points, invigorate blood circulation, enhance the body’s detoxification function, strengthen muscle and joint, and ultimately enhance functionality.

Inspired by the concept of meridian system (Jing Luo) of Traditional Chinese Medicine, we have developed our “RDS+” (Restore, Detox, and Strengthen) approach for pain management and body function enhancement, which lays the theoretical underpinning of our therapies and expertise. The RDS+ approach combines the wisdom of Traditional Chinese Medicine and various high-end energy-based treatment and therapy devices we sourced internationally, to enable our trained therapists performing broad range of treatment procedures involving the use of laser, bioelectrical current, electromagnetic, radiofrequency, and ultrasound, and to provide symptomatic relief and addressing root cause of our client’s pain and subhealth condition, reducing the chances of pain and condition recurrence, ultimately helping our clients to regain health and vitality.

All treatment devices deployed by us have been critically evaluated and assessed by our senior management and our quality control and training committee to ensure that they are capable of producing the desired results for our clients. Our treatment and therapies are developed to be free from pharmaceutical products and invasive procedures, and to achieve noticeable and measurable pain treatment and body function enhancement results, without the pain, discomfort, skin or tissue damage, downtime from our clients’ normal routine, and risks associated with existing invasive or minimally invasive procedures and pharmaceutical products. In an internal customer survey conducted by us, of 846 of our clients who use our services from April 2023 to March 2024, 81.7% of the participating clients reported satisfaction with our services, 87.8% of our clients reported satisfaction for the treatment done by trained therapists, and 69.4% of our clients saw a reduction and relief of pain symptoms after the therapy and treatment.

Apart from our pain management treatment services, we offer various types of Over-the-Counter topical use products, including creams, moisturizers, ointments, and dietary supplement products at our service centers and online shop on our website. As of the date of the prospectus, we offer topical use products in private-label under our brands, “ANKH Skin Power” and “30s Ice & Warm Rescue,” and a branded product, “CHARISMS”, sourced from a third party. We also offer private-label dietary supplement products under our brand names, “Super 17 Probiotics”, “40+ Knee Expert”, “A Plus Joint Expert”, and “Day Day Detox”.

We provide our pain management and body function enhancement services in three service centers that are situated in prime commercial buildings in Hong Kong, and exquisitely renovated to provide an exclusive experience for our valued clients. All our service centers are well-equipped with energy-based treatment devices. In each service center, our team of Chinese Medicine Practitioners, consultants, and trained therapists provides consultation, assessment, treatment, pain management, rehabilitation, and education for a wide array of pain and subhealth conditions across various demographics.

Our treatment devices, therapies, supplements and topical use products are not approved by FDA, the EMA or other comparable Hong Kong or foreign regulatory authorities. In Hong Kong where we operate, we are not required to obtain any specific licenses or regulators’ approval for the usage of the treatment devices that we use to provide our services or selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical devices or products in Hong Kong. All of our service centers are not the registered medical clinics within the meaning of the Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong), which provides for the registration, control and inspection of medical clinics in Hong Kong. Furthermore, we have not engaged any registered medical practitioners within the meaning of the Medical Registration Ordinance (Chapter 161 of the Laws of Hong Kong) to provide our services in Hong Kong. For a more detailed discussion of the laws and regulations our operations, services and product are subject to, see “Regulations” on page 105 and “Business — License” on page 104.

We believe that our professional services, proven approach, and capability to offer a broad range of treatment services and products have enabled us to offer our clients a distinguished experience at our service centers. Our RDS+ approach to pain management and function enhancement has been refined through over sixteen years of operation and proven by more than 400,000 services provided to our customers whom we have served. The ‘‘ANKH’’ brand has become a well-recognized, trustworthy, and reliable icon in Hong Kong for the provision of quality pain management and health services.

Our brand recognition can be proved by the various achievements and awards we have accomplished over the years, such as, The Most Trusted Health Brand Award among Healthcare Workers Award awarded by The Hong Kong Health Care Federation in year 2021, and the Most Trusted by Healthcare Workers Pain Relief Technology Award in year 2022; The Most Reliable Pain Treatment Group in Asia Pacific by Hong Kong Most Valuable Corporate Awards 2022; and the 2022 Most Innovative Enterprise Award awarded by Business Innovator.

For the years ended March 31, 2024 and 2023, our service centers served 8,692 and 8,654 clients, respectively. For the six months ended September 30, 2024 and 2023, our service centers served 5,987 and 5,601 clients, respectively. Our total revenue for the years ended March 31, 2024 and 2023 was approximately US$40.8 million and US$27.3 million respectively, which represented an approximately 49.1% increase. Our total revenue for the six months ended September 30, 2024 and 2023 was approximately US$19.5 million and US$19.0 million respectively, which represented an approximately 2.7% increase. The average annual spending of each client at our service centers was approximately US$6,278 and US$6,083 for each of the two years ended March 31, 2024 and 2023 respectively, which represented an approximately 3.2% increase. For the six months ended September 30, 2024 and Septembers 2023, the average half-yearly spending of each client at our service centers was approximately US$5,119 and US$5,105, which represented an approximately 0.3% increase

Competitive Strength

Our reputable “ANKH” brand, “RDS+” approach to pain management and function enhancement, and non-invasive, non-pharmacological pain management treatments are highly trusted by our customers and the targeted and growing demographical market.

Our renowned brand “ANKH,” which stands for “A New Key to Health,” is widely recognized in Hong Kong. Our “RDS+” (Restore, Detox, and Strengthen) pain management and health enhancement know-how, is our icon that combines the wisdom of Traditional Chinese Medicine and modern high-end energy-based treatment devices and technology. Inspired by the TCM concept of the meridian system, our RDS+ series of therapies consists of various energy-based treatment devices combining proven technologies to ease and repair the pain points in muscle, tendon, and joints, invigorate blood circulation, reduce swelling and inflammation, enhance the body’s detoxification functions, strengthen muscle, increase tendon elasticity, reduces the stiffness, numbness, and pain, and enhance bodily functionality.

Leveraging over 16 years in pain management and body functional enhancement services, we provide a comprehensive range of non-surgical, non-invasive, and non-pharmacological pain management therapies, functional enhancement therapies, and topical use and dietary supplements health products, to our clients. For FY2024 and FY2023, our service centers served 8,692 and 8,654 clients, respectively. In aggregate, our trained therapists performed over 300,000 treatment services to our clients in FY2024 and FY2023. For 6M 2024 and 6M2023, our service centers served 5,987 and 5,601 clients, respectively. In aggregate, our trained therapists performed over 200,000 treatment services to our clients in 6M 2024 and 6M2023. In an internal customer survey conducted by us, of 846 of our clients who use our services from April 2023 to March 2024, 81.7% of the participating clients reported satisfaction with our services, 87.8% of our clients reported satisfaction for the treatment done by trained therapists, and 69.4% of our clients saw a reduction and relief of pain symptoms after the therapy and treatment.

We expect continuous growth of the demand for our services, stemming from a combination of population structural and demographic factors, including increasing consumer spending and preferences over non-pharmaceutical treatment, the growing acceptance and recognition of Traditional Chinese Medicine, as well as the aging population, who is our targeted clients’ demographics. The aging population segment is becoming a larger proportion of the overall population and is expected to continue to create demand for our pain management and health services, and such population segments are more agreeable with the TCM theory and concept. We expect all of these trends to continue, and we target the high unmet needs and large market opportunities with non-surgical and non-pharmacological therapies for the treatment of acute and chronic pain and are dedicated to advancing and improving patient outcomes.

We have also observed that the majority of the aging population is using both non-prescription and prescription medication for pain management purposes. Many of these medications could cause long-term negative side effects, and we believe that some of these medications do not help enough to offset the significant risks associated with the side effects. In particular, the use and potential abuse of prescription medication with opioids and benzodiazepines are the most worrisome. We believe our services and products provide the answers — combining the Traditional Chinese Medicine theory, modern medical technology, and advanced energy-based treatment devices, our treatment and services are developed to be free from pharmaceutical products and invasive procedures use, without the pain, discomfort, skin or tissue damage, downtime from our clients’ normal routine, and risks associated with existing invasive or minimally-invasive procedures and pharmaceutical products.

A broad range of treatment procedures utilizing various treatment devices with prevailing technologies.

As the pain management and health service industry is characterized by rapid technological advancements, we have been introducing new treatment procedures to meet our clients’ demand as soon as treatment devices of new technology emerge and are selected by our management and quality control committee. We offer a broad range of treatment procedures utilizing various treatment devices with prevailing technologies to provide each of our clients a bespoke treatment solution. As of the date of the prospectus, we have 302 treatment devices in total for performing various energy-based treatment procedures, sourced internationally from Europe, the Republic of Korea, and Japan, involving the use of laser, radiofrequency, heating effect, ultrasound, and soft electrical current (or microcurrent), in all of our service centers. Our treatment devices carry certification marks, such as CE, ISO, or GMP, ensuring that they are reliable, safe, and capable of delivering the desired outcomes.

Visionary senior management consists of industry veterans who are dedicated and experienced, supported by highly qualified professionals and industry experts.

Our senior management team comprises a group of experienced and dedicated industry veterans with an in-depth understanding of the pain management and health and wellness industry. With the mission to help people to live the healthiest version of themselves and happier lives, Mr. Ka Wai Victor, MO, our founder, Chief Executive Officer, and Chairman of the Board, and Ms. Sum Lok, CHEUNG, our founder, Chief Operating Officer and Director, founded the Anew Health group of companies to create a health platform that providing health care as well as promoting healthy living philosophies. Mr. Mo and Ms. Cheung have been dedicated to combining health science with the inclusion of natural organic products to deliver a comprehensive approach to healthy living. Mr. Mo is a celebrated business leader in Hong Kong, where he has been awarded the Asian Chinese Leader Award by the Asian College of Knowledge Management, where Mr. Mo is also a Fellow. Ms. Cheung is also a certified health advisor. Mr. Chin Wan, YEUNG, our Chief Financial Officer, has over 22 years of experience in finance and accounting, and previously served as the Chief Financial Officer and Executive Director in one of Hong Kong’s largest non-hospital medical service providers listed on the Hong Kong Stock Exchange. Our senior management’s diverse and relevant experiences, strong execution capabilities, convictions, and vision have been instrumental to our growth. We believe we are positioned to benefit from our founder’s first-hand experience in the industry, as well as their unremitting pursuit of maintaining high treatment and service standards.

Our senior management team is supported by a team of experienced professionals, including those with deep industry experience and relationships with key stakeholders, including customers, suppliers, and relevant industry bodies. As of the date of the prospectus, our senior management is supported by highly qualified full-time and part-time professional advisors, including 2 physiotherapists, 2 nutritionists, and 8 Chinese Medicine Practitioners, and our full-time professional advisors have approximately an average of 6 years of post-qualification experience. These professional advisors, led by Mr. Mo and Ms. Cheung, are also members of our Research and Development Department and Quality Control and Training Committee.

Rigorous services standard and a well-established quality control and training system driving high customer satisfaction.

To ensure high standard of services and customer satisfaction, we have established a comprehensive service protocol, treatment procedures, service standards, internal control, and quality control system. employee conduct. These guidelines, standards, and controls are applied to all of our service centers. We conduct service quality inspections and review regularly. Furthermore, we assess all potential new treatments and/or services and the treatment devices through a robust quality control and evaluation procedures and a strict approval process, conducted by our Quality Control and Training Committee led by our senior management. We provide training to all consultants and therapists who are expected to be involved in performing the newly introduced treatments and/or services before the treatments are conducted on customers. The successful implementation of these control systems and standards has translated into our low number of customer complaints and high customers satisfaction rate. In FY 2024 and FY 2023, the refund amount to our customers for their requested refund are US$471,604 and US$214,329, represent 1.4% and 0.65% of our contracted sales in FY2024 and FY2023 respectively. In 6M 2024 and 6M2023, the refund amount to our customers for their requested refund are US$148,091 and US$153,698, represent 0.8% and 0.86% of our contracted sales in 6M 2024 and 6M2023, respectively.

We provide on-boarding training for our new front-line staff, which is also supplemented by extensive internal regular training for our frontline and other relevant staff to ensure strict adherence to our protocol and service standard. We make available over 80 hours of face-to-face and on job training sessions to our therapist and consultants per year. Our frontline staff are also required to attend mandatory ongoing assessment and performance review regularly, conducted by our Quality Control and Training Committee and service center managers, to ensure that our frontline staff members are properly trained.

Growth Strategies

We intend to maintain and strengthen our market position and our brand name in the pain management and health service industry to deliver our customers with high quality of services by pursuing the following strategies:

Leveraging our existing market position to drive our organic growth through expanding the customer base and our network of service centers in Hong Kong, enhancing our brand awareness, and strategically expanding our market coverage into selected global markets.

Our strategy to continue expanding our customer base and enhancing brand awareness comprises multiple elements: (1) continue to consistently deliver a comprehensive range of high-quality treatments and products; (2) continue to enhance our marketing efforts across all channels of customer acquisition, in particular online and in mobile applications; (3) continue to develop and introduce innovative pain management and health service and product offerings; and (4) further develop our brand ambassador strategy by identifying high profile individuals that appeal to the various segments of our customers.

Furthermore, we are planning to establish a new treatment center in a prime location in Hong Kong in the second half of 2025. We expect the new treatment center to be either situated at Tsim Sha Tsui, Kowloon, or at Causeway Bay, Hong Kong Island. Currently, we have received several venue options and lease offers from the various vendors, and in the process of negotiating the lease terms with the vendors. The new center is expected to be the similar size as our Shatin service center. We believe that the expansion would enable us to increase market penetration and increase our profitability.

We also plan to expand our global footprint, which we believe will result in a more diverse customer base, enhanced brand awareness, and a broadened services portfolio. To achieve this goal, we are evaluating the possible expansion of our market coverage to countries such as Singapore, Malaysia, Japan, South Korea, Canada, and the United States, countries that either have familiarity with TCM or Chinese culture or have a significant concentration of Asian ethnic group, in recognition with the Traditional Chinese Medicine theory and methods.

Maintain and enhance the professional expertise of our frontline staff.

The key to our success is the expertise of our frontline staff. We also believe that the professional knowledge and expertise of our front-line staff are crucial to the provision of quality services and have ensured that they are provided with relevant in-house training in relation to, inter alia, services-related knowledge, operational safety and handling of emergency and/or accident and administrative matters. We believe that our staff are very important assets and will continue to build on the core strengths of our service centers in offering professional and personalized services to clients and continuing to enhance the quality of our services. We have therefore invested, and intend to continue to invest in recruiting, training and retaining a competent team for our business and operations.

Develop and broaden the variety of treatment services and product offerings.

The pain management and health industry are characterized by rapid technological advancements. We believe our ability to keep abreast of the latest treatment technology and devices, and the trends in topical use and dietary supplement products are also crucial to maintain our competitiveness. We intend to continue to attract new customers, retain existing customers, and increase the average spending per customer by developing and introducing innovative pain management and bodily function enhancement treatment services. We also expect to further diversify our topical use and dietary supplement product lines and to sell such products at retail locations and online, to establish our market position in the consumer product and retail market. By doing so, we aim to achieve further cross-selling of our services by attracting customers who purchase products at such retail locations and online but have yet to employ our services. To this end, our senior management will continue to keep abreast of the latest technologies and conduct market research on the latest and prevailing treatment technologies and products to meet the growing needs of our clients. We will continue to organize internal meetings among our experts, advisors, consultants, and trained therapists from time to time to share their experience in dealing with clients, discuss clients’ feedback, exchange ideas on treatments and products, and continue to maintain close relationships with our suppliers.

Substantially enhance our research and development capabilities and introduce the portable energy-based at-home treatment devices for the consumer retail market.

Currently, we do not have a specialized research and development department, our Quality Control and Training Committee and the procurement team, with the assistance of external consultants and advisors, are responsible for the research and development effort. To achieve our goal as an integrated pain management platform, and to achieve the transition of technicalization, systemization, channelization, and platform effect, we intend to establish a specialized research and development department in the first quarter of 2025, to be constituted of engineers, medical practitioners advisors, scientists, and relevant industry experts. We are actively hiring for talents to staff our Research and Development department, and we are in conversation with various partners, institutions, advisors, and academics to explore the possible collaboration opportunities and technology know-how.

The main focuses of our R&D effort, in addition to continuing to develop and introduce new treatments, services, and products offered at our service center and retail markets, are: (a) developing the energy-based treatment devices to be utilized for our own use and other pain management service providers; and (b) developing and commercializing a portable home-use treatment device targeting the household consumer retail market. As of the date of the prospectus, we are in the research and feasibility-study stage for both types of treatment devices. We do not expect that both devices will be regulated as medical devices under the current regulation regime in Hong Kong. We expect the prototype of the energy-based treatment devices for our own use and other pain management service provider will be released in early 2026 and market ready by the end of 2026.

Investing in research and development is vital for us to stay at the forefront of the pain management industry. We plan to increase the recruitment of highly trained professionals and industry experts to increase our operational efficiency and research development effort. We will also maintain and strengthen our dialogue and collaboration with experts in the field globally. This will assist us in staying abreast of international trends, advanced technologies, and industry knowledge.

We may explore technological expansions through mergers and acquisitions or majority interest acquisitions internationally of the assets, patents, technologies, or manufacturing capabilities with strong synergies and being compatible with our research and development strategy.

Pain Management and Body Function Enhancement Services

Pain management and body function enhancement services have been our dominant business and accounted for nearly 85.4% and 90.7% of our revenue for 6M 2024 and 6M2023, and accounted for nearly 85.7% and 82.0% of our revenue for FY 2024 and FY 2023, respectively.

The theoretical underpinning of our pain management and function enhancement services, the “RDS+” (Restore, Detox, and Strengthen) approach, is inspired by the concept of meridian system (Jing Luo) of Traditional Chinese Medicine. Jing Luo, commonly translated as meridians, is a concept in Traditional Chinese Medicine describing the network of pathways through which vital energy, or Qi, and blood circulate in the body. According to the Traditional Chinese Medicine theory, the stagnation, blockage, or the deficiency of the flow of Qi, are the root cause of pain and illness. Our RDS+ approach to pain management and function enhancement combines the wisdom of Traditional Chinese Medicine and modern technology, utilizing various high-end energy-based treatment devices sourced internationally, to restore, detox, and strengthen the healthy flow of Qi, and to ease and eliminate acute and chronic musculoskeletal and nociceptive pain (such as back, neck, limb, joint, thoracic, trunk pain conditions), alleviate muscle fatigue, relieve muscle stiffness, remove stagnation, detoxing metabolic wastes, improve blood circulation, strengthen muscle and joints, and ultimately enhance body functionality.

All our pain management and body function enhancement treatment and therapy procedures are non-invasive, non-pharmacological, and non-surgical in nature. Through various advanced energy-based devices sourced from Germany, the Republic of Korea, and Japan, and the procedures and manual therapy operated and performed by our trained therapists in our service centers, we provide each of our clients with a broad range of pain management and treatment solution that is tailored to their individual needs. We offer various types of pain management and body function enhancement treatments and procedures which not only focus on pain relief, but also emphasize strengthening, maintenance, and overall improvement of bodily function, ultimately treating both the root cause and the symptoms.

Our Chinese Medicine Practitioners and consultants recommend the suitable therapy to our clients based upon our clients’ conditions, closely monitor the progress of and follow up with each client throughout the whole program. A client generally is required to attend the therapy two to three times per week and two to three service treatments per visit for results, as such, our treatment packages can be reasonably consumed in a period of one to three months.

As of September 30, 2024, our clients were served by our (i) 8 full-time Chinese Medicine Practitioners with practicing experience ranging from 2 to 20 years; and (ii) 12 consultants; and (iii) 78 trained therapists.

Depending on the conditions of our clients and the progress of their treatment, our consultants recommend the suitable treatments with the use of different energy-based treatment devices which apply different methods and theories such as ultra-sonic, electric current, radio frequency, laser, heating effects to achieve different target results, coupled with the use of different manual therapy technique to achieve desirable results for our clients.

As of September 30, 2024, we had average 302 treatment devices for performing various treatment procedures in each service center, which are sourced from leading medical device manufacturers, distributors and healthcare companies, all of which are independent third parties.

The following table summarizes representative treatment and procedures through the energy-based treatment devices that we offer:

Treatment Procedures/Device Used	Countries of Origin	Certifications(1)	Description/Therapeutic Effect
ANEW	Germany	ISO13485:2016 IEC60601-1

A High-Power Laser Therapy (HPLT) device that the laser light output in various wavelengths via an ergonomically shaped laser applicator enables stimulation of different pain point as well as deep body tissues.

Body Boost	The Republic of Korea	/	A cavitation and radiofrequency treatment device for the purpose of lymphatic drainage, fat removal, and detoxification.
BIODOME	The Republic of Korea	Korea Certification (KC)	An infrared therapy device that improves blood circulation for the purpose of detoxification.
Dr. Energy	The Republic of Korea	ISO13485:2016 CE	The optimal radio frequency system that performs deep thermal therapy and Instrument-Assisted Soft Tissue Mobilization (IASTM).
Dr. Strengthen	Germany	CE93/42/EEC

A High Energy Inductive Therapy (HEIT), through Pulsed Electro Magnetic Fields (PEMF), to stimulate surface and deep muscle issue and structures, enhance blood circulation, and activate the tissue regeneration.

Health Star+	Japan	CE	A microcurrent therapy device, that improves blood circulation, facilitate the removal of inflammatory substances, relaxes tense muscles, alleviates pain, boosts metabolism.
Micro Healing	The Republic of Korea	ISO13485:2016 CE	An interferential current therapy device, utilizing soft electrical current and electrical muscle stimulation, to relax muscle, alleviate joint pain, and relieve fatigue.
Neo Sense	The Republic of Korea	KC	A microcurrent therapy device, that improves blood circulation, facilitate the removal of inflammatory substances, relaxes tense muscles, alleviates pain, boosts metabolism.

Treatment Procedures/Device Used	Countries of Origin	Certifications(1)	Description/Therapeutic Effect
Power Wellness	Japan	Société Générale de Surveillance (SGS) INTERTEK	A far-infrared therapy device that ameliorate pain and remove edema, using far-infrared energy wave to reach various acupoints, tendons, muscle and lymphatic locations.
Pro Health Lase	The Republic of Korea	Korean Food and Drug Administration (KFDA) Certification CE	A low-level laser therapy that removes fat cells through laser light output.
Relieve Master	Germany	ISO13485:2016 CE	An ultrasound therapy device that utilizes ultrasound technology to provide relief from pain and inflammation, capable of penetrating deep into the musculoskeletal system.
Super Strong	The Republic of Korea	KFDA GMP CE ISO13485:2016

A high-intensity electromagnetic muscle trainer, through high-energy focused electromagnetic field that penetrates into deeper muscle tissues, triggers and stimulates muscle supramaximal contractions, for the purpose of rehabilitation of weak muscles and restoration of neuromuscular control.

U-Cell Pro	The Republic of Korea	ISO13485:2016 CE KC	Micro and Macro Focused Ultrasound (MMFU) device that directs ultrasonic energy to distribute to superficial and deeper layers of tissues for regional fat removal.

____________

(1)      Certification obtained as of the time when the treatment devices are first marketed by our suppliers or sourced by us.

Our strict adherence to regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate the industry’s regulatory framework. Our protocols are managed through a team of highly trained and certified scientists, healthcare personnel, and administrative professionals.

Topical Use and Dietary Supplement Products

To complement our services, we sell various types of Over-the-Counter topical use products, including creams, moisturizers, and ointments and dietary supplement products at our service centers and online shop on our website. Revenue from the sales of our topical use product and dietary supplements products accounted for US$25,074 and US$21,244, representing 0.1% and 0.1% of our total revenue for 6M 2024 and 6M2023, respectively. Revenue from the sales of our topical use product and dietary supplements products accounted for US$52,167 and US$34,461, representing 0.1% and 0.1% of our total revenue for FY 2024 and 2023, respectively.

As of the date of the prospectus, we offer topical use products in private label under our brands, “ANKH Skin Power” and “30s Ice & Warm Rescue,” and a branded product, “CHARISMS”, sourced from a third party. We also offer private-label dietary supplement products under our brand names, “Super 17 Probiotics”, “40+ Knee Expert”, “A Plus Joint Expert”, and “Day Day Detox”.

We source our topical usage and dietary supplement products from independent manufacturers domestically in Hong Kong (such as “Super 17 Probiotics”, “40+ Knee Expert”) and internationally, including Israel, Germany, Malaysia, and the Republic of Korea. Except the CHARISMS ointment, all finished products are labeled and sold under our brands.

We are not required to obtain any specific licenses for selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical products in Hong Kong. We do not manufacture products ourselves. We do not focus on the widespread retailing of our products and substantially all of our topical use and dietary supplement products are sold to the clients in our service center and online shop of our website.

Service Center

Our three service centers are mainly located in the prime commercial and residential districts. All service centers are operated by us.

In each service center, we are well-equipped with various treatment devices with prevailing technologies, which enable our therapists to provide a broad range of treatment procedures to cater to the individual needs of each client. The same types of services and the same types of equipment are provided in all our service centers and there is no material difference in the services provided by each service center.

As of the date of prospectus, we have 302 treatment devices in total for performing various energy-based treatment procedures, which are sourced from leading medical device manufacturers, distributors and healthcare companies.

The table below summarizes the location, year of commencement of operation, gross floor area, number of treatment rooms, number of treatment devices of our current service centers.

	Causeway Bay Service Center	Tsim Sha Tsui Service Center	Sha Tin Service Center
Location	36/F, Soundwill Plaza, Causeway Bay, Hong Kong	Units 711, 712, and 1907, Mira Place Tower A, Tsim Sha Tsui, Hong Kong	22/F, Grand Central Plaza, Shatin, Hong Kong
Years of Commencement of Operation	2020	2017	2022
Gross Floor Area	7,156 square feet	7,614 square feet in total	17,938 square feet
Number of Treatment Room	17	30	72
Number of Treatment Devices (approximate)	81	140	81

We had also operated several service centers in the districts of Mong Kok, Tsim Sha Tsui, and Wan Chai in Hong Kong, before the current Tsim Sha Tsui Service Center became operational.

We allocate manpower and equipment among our service centers by considering many factors including their sizes, locations, number of members, number of prepaid packages sold, and historical booking records of clients to optimize the utilization of our resources.

Below are some pictures of our service centers:

Customers

Our services are provided through our service centers in Hong Kong. Due to our business nature, our clients are individual members of the public. All of our clients have been individual retail clients. For 6M 2024 and 6M2023, and FY2024 and FY2023, the percentage of revenue derived from our five largest clients in aggregate was less than 5%. Our clients generally purchase prepaid package, and sometimes they may choose to pay after each treatment, and no credit period is granted to them from us. For 6M 2024 and 6M2023, approximately 735 and 768 clients have made at least 12 visits in the respective fiscal years. For FY2024 and FY2023, approximately 1,615 and 1,456 clients have made at least 12 visits in the respective fiscal years.

Suppliers

We have stringent policies for selecting our suppliers, and our senior management, Quality Control and Training Committee and our procurement team conducts research and appraisal on the relevant suppliers. We consider, among other factors, the suppliers’ reputation, safety record, track record of performance, quality of goods supplied, price competitiveness, punctuality of delivery, relationship with us, certification and credentials, and product offerings. We regularly review and assess our supplier, review the qualifications of our suppliers to ensure the quality of our suppliers and that such suppliers have obtained the applicable licences (if any), and update our approved supplier list accordingly. For 6M 2024 and 6M2023, our cost of revenue attributable to our five largest supplier amounted to approximately US$2.6 million and US$2.6 million, respectively, representing approximately 28.3% and 38.8% of our total operating expenses. For FY2023 and FY2024, our cost of revenue attributable to our five largest supplier amounted to approximately US$4.0 million and US$4.0 million, respectively, representing approximately 36.9% and 26.7% of our total operating expenses. The following table outlines the devices and product they supplied, the years of relationship, and the concentration of each of the top five suppliers compared to our total cost of revenue.

For FY 2023:

	Supplied	Approximate years of business relationship	FY 2023 Concentration (%)
Largest supplier	Advertising Service	3	18.2%
2nd largest supplier	Sales Consultancy	1	5.9%
3rd largest supplier	Sales Consultancy	1	4.5%
4th largest supplier	Sales Consultancy	4	4.3%
5th largest supplier	Advertising Service	3	4.0%
Total			36.9%

For FY 2024:

	Supplied	Approximate years of business relationship	FY 2024 Concentration (%)
Largest supplier	Advertising Service	4	9.8%
2nd largest supplier	Sales Consultancy	2	5.2%
3rd largest supplier	Sales Consultancy	2	4.9%
4th largest supplier	Advertising Service	4	4.3%
5th largest supplier	Sales Consultancy	1	2.5%
Total			26.7%

For 6M 2024:

	Supplied	Approximate years of business relationship	6M 2024 Concentration (%)
Largest supplier	Advertising Service	4	9.7%
2nd largest supplier	Advertising Service	4	8.3%
3rd largest supplier	Sales Consultancy	2	4.7%
4th largest supplier	Sales Consultancy	2	4.0%
5th largest supplier	Sales Consultancy	2	1.6%
Total			28.3%

For 6M 2023:

	Supplied	Approximate years of business relationship	6M 2023 Concentration (%)
Largest supplier	Advertising Service	3	20.4%
2nd largest supplier	Sales Consultancy	1	6.2%
3rd largest supplier	Sales Consultancy	1	5.6%
4th largest supplier	Advertising Service	3	4.0%
5th largest supplier	Sales Consultancy	1	2.6%
Total			38.8%

We do not enter into any long-term contract with our suppliers, and we are free to source from any suppliers. We do not believe that there are any concentration risks with respect to our suppliers. We believe that we have good relationships with our suppliers, and during the six months ended September 30, 2024 and during the FY 2023 and 2024, we did not experience any material difficulties in sourcing devices, consumables, topical-use and dietary supplements products.

We do not manufacture any treatment devices that we use in our service centers, nor the topical-use products and dietary supplement products that we sell. All such treatment device and products are purchased either from (i) third-party manufacturers who have manufactured products for our private-label, or (ii) other third-party vendors.

For the products of our treatment devices, we are in contact with our existing suppliers as well as a number of other suppliers, who send us device information from time to time. For treatment devices that we have not purchased before, our senior management and quality control committee from time to time contacts suppliers for further information, such as function, technology, origin and research reports for the devices that may be suitable for our services and our clients. We also ask for trial run or samples of such devices and for testing and scoring. If we identify suitable devices, we will then negotiate the purchase order with the supplier.

For our private-label brands topical-use and dietary supplement products, we develop them with the assistance of our contract manufacturers. Typically, for a product series, the third-party manufacturer presents us with product ideas including ingredient, composition and the components of the product series. Our senior management and quality control committee review such ideas and may suggest modifications to the composition and the components of the product series. Thereafter, we will place the purchase order, and we will also provide the supplier with the name and desired visual design of the packaging of the product, and production will then commence. We have ordered skincare products from two manufacturers from Germany and Israel. We had approximately 5 years of business relationships with most of them. We do not have any long-term contracts with such contract manufacturers and instead, make ad hoc purchase orders according to our needs. Our management, quality control committee and procurement team research the background and qualification of the third-party manufacturers which we decide to engage. We also performs quality checks of sample products prior to placing bulk orders, as well as quality checks of each batch of products delivered.

Quality Assurance

We have established a comprehensive quality control policy that includes management of frontline staff, procurement measures, standardized safety measures, stringent employee guidelines and policies, strict and detailed training requirements, and systems for equipment and supplies maintenance and check-ups.

We have implemented several staff manuals, and safety procedures, about the energy-based devices used in our services, such as the establishment of a safety checklist for all personnel, purchasing equipment with safety certification, and having regularly scheduled maintenance and check-ups of the devices.

We have established the Quality Control and Training Committee, led by Mr. Ka Wai Victor, MO, and Ms. Sum Lok, CHEUNG, to regularly review our operations, monitor the training, review the quality control measures of our service centers, improve the quality of our services, supervise the implementation of staff guidelines, operation manuals, services standards, and procedures.

Training

We believe that well-trained professional frontline staff are one of our strongest assets. The professional knowledge and expertise of our frontline staff are crucial to the provision of our quality services. We provide extensive in-house training to our staff, especially our consultants and therapists, about client handling skills, treatment theories, and professional knowledge, as well as the functions, operations, and safety precautions of our treatment devices.

All of our frontline staff have completed mandatory internal training courses developed by our senior management, Quality Control and Training Committee, and Advisory Board. We require our newly recruited staff to undergo introductory training, mandatory internal training courses, and a three-month on-the-job training program, consisting of theoretical and practical training comprising various phases of training with increasing levels of complexity, delivered and implemented by the senior trainers of our Quality Control and Training Committee. There are trainers who specialize in developing and providing training for our service center staff in their full-time capacity.

Furthermore, our consultants and therapists undergo regular and ongoing assessment and performance reviews by our Quality Control and Training Committee, service center managers, and their team leaders. We also require all our frontline staff to attend continuous internal on-the-job training and courses to keep abreast of the latest technology as well as to keep up with their service standards.

We invite clients to provide feedback on the quality of our services including the standard of services provided by our staff which will be considered in their performance review. Our consultants and therapists also attend periodic departmental meetings to share their experiences with clients, discuss clients’ feedback, and exchange ideas on treatments and products.

Procurement

We place great importance on the quality of the treatment devices and products to ensure that they are reliable and capable of providing the desired results to our clients. Furthermore, we keep ourselves abreast of the latest developments in the industry relating to treatments and treatment devices. As such, from time to time we would examine and evaluate the possibility of introducing treatments and treatment devices which may complement our existing range of treatment services offered.

All treatment devices/therapeutic equipment used to perform treatments on our clients are evaluated and assessed by our senior management and our in-house medical advisory board consisting of Registered Medical Practitioners, Chinese Medicine Practitioners, and scientists, over their use, with reference to their clinical and practical knowledge and experience as well as selection criteria including whether the particular device is evidence-based, i.e. whether the use, effectiveness or technology of the device are approved by national government agencies, supported by independent medical journals and/or whether such devices bear CE mark(s), to ensure that they are reliable and are capable of delivering desired outcomes and results for our clients. The approval of our senior management and in-house medical advisory board must be obtained before we procure a new treatment device.

Treatments that are currently available and to be introduced, have been and will be evaluated, assessed and internally tested by our management and medical advisory board, based on their industrial and clinical knowledge and experience and various stringent selection criteria, inter alia, (a) whether the treatments and/or treatment devices are evidence-based and/or supported by independent medical journals; (b) the characteristics and possible side-effects of the treatments; (c) suitability of the treatments for use of our clients; (d) common practice internationally and the prevalence and availability of treatments on the market; (e) any publicly available information and peer review on the products; (f) there are no applicable regulatory requirements that the procedure should be performed by a licensed Medicine Practitioner in the relevant jurisdiction; and (g) the recommendation of the relevant manufacturers, suppliers and distributors (if any), to ensure that our treatments and the consumables can be safely and effectively performed and consumed.

When procuring treatment devices, we will select qualified supplier candidates from our supplier list, approved by our senior management team. We have multiple suppliers to obtain competitive prices, maintain sourcing stability, and avoid over-reliance risk. We select our suppliers based on stringent criteria, applicable laws and regulations to ensure the quality of our supplies, and to ensure proper qualifications and all requisite licenses, certifications and/or regulatory approvals of the devices.

The topical use skincare products and dietary supplements offered by us are supplied by manufacturers, all of which are independent third parties. The countries of origin of our skin care products include Germany, Israel, Hong Kong, the Republic of Korea, and Malaysia. We select and source our products carefully based on factors such as the suppliers’ background, credentials and reputation, product quality, and cost. The approval of our senior management and medical advisory board must be obtained before we take in any new product for sale.

Sales and Marketing

As substantially all our clients are retail consumers, our sales and marketing efforts toward retail consumers are paramount to our success. Our marketing efforts are led by our marketing department and the senior management team.

We dedicate substantial resources to the promotion of our brands and services. We take into consideration factors such as market development, brand building, client acceptance, and seasonality as well as the efforts of our competitors in designing our promotional campaigns. Our marketing department adjusts our marketing efforts from time to time in response to our business development and market changes.

We have two main categories of advertising: (i) marketing campaigns for branding purposes, such as printed advertisements, outdoor advertisements, engaging spokespersons, and marketing events; and (ii) marketing activities that principally involve advertising through online and social media platforms.

We place printed advertisements in various popular magazines and newspaper in Hong Kong. We also place large billboard advertisements in highly visible and busy areas in Hong Kong, such as buildings, billboards, subway stations, bus stations, and buses.

We engage celebrities as our spokespersons, who appear in our printed and outdoor advertisements, attend our sponsor events, and participate in interviews by the press. All our spokespersons have received our services and therefore can share what we believe to be convincing stories with our clients and potential clients.

We also gain new clients through referrals from our existing clients. Word-of-mouth publicity is important to our marketing efforts, and we offer rewards, such as discounts on services and/or free products, for successful referrals.

Intellectual Property

We consider our marketing, promotions, services, and products to be trade secrets. In addition, we consider any formulas, processes, know-how, and methods used in the provision of our services and manufacturing of one or more of our products to be proprietary. As such, we keep this information confidential. We protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret protection, as well as confidentiality agreements with our employees, suppliers and partners.

We, through our Operating Subsidiaries, own and maintain the registered domains https://www.ankh.com.hk/, and the following material trademarks registered in Hong Kong:

Country	Trademark		Trade Mark Number	Classes	Status
Hong Kong			305329620	35	Registered
Hong Kong	A	B	305559201	35, 44	Registered

Country	Trademark		Trade Mark Number	Classes	Status
	C	D
Hong Kong			305559210	35, 44	Registered
Hong Kong	A	B	305622958	35, 44	Registered
	C	D

Country	Trademark	Trade Mark Number	Classes	Status
Hong Kong		305622967	35, 44	Registered
Hong Kong		306216480	5, 35, 44	Registered
Hong Kong		306216453	5, 35, 44	Registered
Hong Kong		306336199 306352489	35, 44	Registered

Country	Trademark		Trade Mark Number	Classes	Status
Hong Kong			306336207	44	Examined — Further Examination Report Issued
Hong Kong	A	B	306525685	35, 44	Registered
	C
Hong Kong			306525667	35, 44	Examined — Further Examination Report Issued
Hong Kong	A	B	306688153	35, 44	Application Published

Country	Trademark		Trade Mark Number	Classes	Status
	C
Hong Kong	A	B	306688162	35, 44	Application Published
	C

Awards

We have received a number of awards and accreditations in recognition of our services and innovation. The following table sets forth the awards and accreditations we have been granted up to the date of prospectus:

Year	Award	Organized/Granted By
2021	The Most Trusted Health Brand Award among Healthcare Workers Award	Hong Kong Health Care Federation
2022	The Most Trusted by Healthcare Workers Pain Relief Technology Award	Hong Kong Health Care Federation
2022	The Most Reliable Pain Treatment Group in Asia Pacific — Hong Kong Most Valuable Corporate Awards	MythFocus
2022	2022 Most Innovative Enterprise Award	Business Innovator
2022	01 Gold Medal Awards	HK01

Employees

As of September 30,2024, we had 220 full-time employees, all of whom were based in Hong Kong.

The following table sets forth the numbers of our employees categorized by function as of September 30, 2024.

Function	Number of Employees
Management	3
Administration	64
Operation Support and Management	6
Customer Service	46
Trained Therapist	78
Chinese Medicine Practitioner	7
Nutritionist	2
Physiotherapist	2
Consultants	12
Total	220

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages in-house development. As a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team.

Facilities

We do not own any real property.

Through VG Zenith, we lease our principal executive office in Hong Kong located at Unit 2301-05, 23/F, Tower 5, The Gateway Harbour City, 15 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong. The office has a size of approximately 11,075 square feet. We currently lease all of our service centers in Hong Kong, totaling approximately 32,708 square feet.

The following table sets out the details of the leases:

Property location	Approximate floor area	Lease term	Current Rent	Purpose
36/F, Soundwill Plaza, 38 Russel Street, Causeway Bay, Hong Kong	7,156 square feet	September 1, 2023 to August 31, 2026	HK$ 307,708 (approximately US$39,400) monthly	The Causeway Bay Service Center
22/F, Grand Central Plaza, 138 Sha Tin Rural Committee Road, Shatin, Hong Kong	17,938 square feet	July 4, 2022 to July 3, 2025	HK$394,636 (approximately US$50,520) monthly until July 3, 2024; HK$412,574 (approximately US$52,813) monthly until July 3, 2025	The Sha Tin Service Center
Units 711, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong	2,542 square feet	January 16, 2024 – January 15, 2027	HK$101,680 (approximately US$13,020) monthly	The Tsim Sha Tsui Service Center

Property location	Approximate floor area	Lease term	Current Rent	Purpose
Units 712, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong	2,505 square feet	January 16, 2024 – January 15, 2027	HK$100,200 (approximately US$12,850) monthly	The Tsim Sha Tsui Service Center
Units 1907, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong	2,567 square feet	January 16, 2024 – January 15, 2027	HK$102,680 (approximately US$13,150) monthly	The Tsim Sha Tsui Service Center
Unit 2301-05, 23/F, Tower 5, The Gateway Harbour City, 15 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong	11,075 square feet	February 15, 2023 to February 14, 2026	HK$575,900 (approximately US$73,730) monthly	Executive and Administrative Office

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Insurance

We maintain insurance coverage for our assets, shop content and equipment, business interruption, money and assault and public liability, employees’ compensation, medical insurance for our employees as well as institutional professional indemnity insurance. However, there is no assurance that such insurance coverage will adequately protect us from the risks involved in our business operations. However, there is no assurance that such insurance coverage will adequately protect us from the risks involved in our business operations. See ‘‘Risk Factors — Risks Relating to our Business and Operations — Our business involves significant risks and uncertainties that may not be covered by insurance.”

License

There is at present no specific legislation governing the provision of our services and products, including qualification of the employed personnel or devices used, save and except regulatory requirements for Chinese medical practitioners. All of our Chinese Medical Practitioners have obtained the necessary qualifications required of them for their practice.

Our treatment devices, therapies, supplements and topical use products are not approved by FDA, the EMA or other comparable Hong Kong or foreign regulatory authorities. In Hong Kong where we operate, we are not required to obtain any specific licenses or regulators’ approval for the usage of the treatment devices that we use to provide our services or selling our topical use and dietary supplement products, and we are not subject to the relevant licensing requirements that apply to pharmaceutical or medical devices or products in Hong Kong.

Legal proceedings

As of the date of this prospectus, we had not been involved in any legal proceedings, investigations, or claims nor had we been aware of any pending or threatened litigation, arbitration, or other claims which would have a material adverse impact on our operations, financial position, and reputation. Furthermore, we had not been involved in any incidents of material noncompliance with the applicable laws and regulations in Hong Kong, and none of the entities within the Anew Health group of companies had been subject to any proceedings brought under or received any written complaints or warnings in relation to, any of the laws or regulations applicable to our business as summarized in ‘‘Regulation’’ in this prospectus.

REGULATIONS

Hong Kong Regulations

As we conduct business in Hong Kong through our wholly owned subsidiaries, VG Zenith and Victor Zenith, our business operations are subject to various regulations and rules promulgated by the Hong Kong government. The following is a summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Hong Kong Laws and Regulations relating to Our Business Operations

Medical Registration Ordinance

Pursuant to the Medical Registration Ordinance (Chapter 161 of the Laws of Hong Kong), all practicing medical practitioners in Hong Kong are required to be registered with the Medical Council of Hong Kong (the “Medical Council”) and shall not practice medicine, surgery or midwifery in Hong Kong, or any branch of medicine or surgery in Hong Kong without a valid practicing certificate.

To register with the Medical Council, a medical practitioner should, subject to certain exceptions, inter alia:

•        have specific professional qualifications (e.g. MB ChB (CUHK), MB BS (HKU) or passed the licensing examination conducted by the Medical Council);

•        have completed a certain period of internship;

•        not have been convicted of any criminal offence punishable with imprisonment;

•        not have been found guilty of professional misconduct; and

•        be of good character.

Medical practitioners registered with the Medical Council are included in the General Register (as defined in the Medical Registration Ordinance) kept by the Medical Council.

Medical practitioners registered with the Medical Council will generally be issued with a practicing certificate which will be valid for one year. Medical practitioners are required to renew their practising certificates for twelve months before 30 June each year or their names may be subject to removal from the register maintained by the Medical Council subject to the 6-month grace period.

The Medical Council also keeps a Specialist Register (as defined in the Medical Registration Ordinance) which shall include details of qualifications and experience and such other particulars necessary of those persons who have been approved by the Medical Council to have their names included in that register. To become registered in the Specialist Register, a medical practitioner must have either:

(i)     completed at least six years of supervised post-registration and postgraduate medical training (including passing examinations accredited by the Hong Kong Academy of Medicine (“HKAM”)) for the relevant specialty and satisfied the continuing medical education requirements for the relevant specialty, and has become a Fellow of the HKAM (“FHKAM”), or

(ii)    been certified by the HKAM that he/she has achieved a professional standard comparable to that recognised by HKAM for the award to be a FHKAM, has completed postgraduate medical training comparable to those recommended by HKAM for the relevant specialty, and has satisfied the continuing medical education requirements comparable to those recommended by HKAM for the relevant specialty.

The Education and Accreditation Committee of the HKAM will, in considering whether to approve a registration application, consult with the appropriate specialty college and seek the formal endorsement of the HKAM’s Council before making a recommendation to the Medical Council for registration.

A medical practitioner is entitled to only hold himself out as a Specialist and use a Specialist title in one of the specialties in the Specialist Register, and is required to undergo continuing medical education determined by the HKAM for his specialty.

As at the date of this prospectus, we have not engaged any registered medical practitioner.

Medical Clinics Ordinance

The Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong) provides for the registration, control and inspection of medical clinics. It requires a medical clinic to be registered, with name and address and other prescribed particulars. “Medical clinic” means any premises used or intended to be used for the medical diagnosis or treatment of persons suffering from, or believed to be suffering from, any disease, injury or disability of mind or body, with specific exceptions, including premises used exclusively by a Chinese Medicine Practitioner registered or listed under the Chinese Medicine Ordinance (Cap. 549) in the course of his practice.

The application of registration may be refused if:

(i)     the income derived or to be derived from the establishment or operation of the clinic is not, or will not be, applied solely towards the promotion of the objects of the clinic; or

(ii)    any portion of such income, except payment of remuneration to employed registered medical practitioners, nurses and menial servants, will be paid by way of dividend, bonus or otherwise howsoever by way of profit to the applicant himself, or to any persons properly so employed, or to any other persons howsoever.

We do not believe that the Medical Clinic Ordinance is applicable to the business of our Operating Subsidiaries, having considered, among others, the following:

(i)     the legislative intent behind the Medical Clinics Ordinance was to provide for registration of non-profit making clinics;

(ii)    the Food and Health Bureau of Hong Kong published a consultation document, “Regulation of Private Healthcare Facilities” in 2014 which specifically states that the Medical Clinics Ordinance (Chapter 343 of the Laws of Hong Kong) and the Code of Practice For Clinics Registered Under The Medical Clinics Ordinance (Cap. 343) set out the regulatory framework for non-profit-making medical clinics and that other private healthcare facilities, such as ambulatory medical centers and clinics operated by medical groups or individual medical practitioners, are not subject to direct statutory control beyond the regulation of an individual’s professional practice; and

(iii)   our business is one which makes and intends to continue making profit as a listed entity. The payment of bonuses to some of our Chinese Medicine Practitioners is clearly a reflection of the profit-making nature of our business.

Hence, we do not believe that our centers are required to be registered under the Medical Clinics Ordinance.

Chinese Medicine Ordinance

According to Chinese Medicine Ordinance (Chapter 549 of the Laws of Hong Kong), all practitioners of Chinese medicine are either Registered Chinese Medicine Practitioners or Listed Chinese Medicine Practitioners.

To register as a Registered Chinese Medicine Practitioner with the Chinese Medicine Council of Hong Kong, the person must have completed an undergraduate degree course in Chinese medicine practice or its equivalent approved by the Chinese Medicine Practitioners Board of the Chinese Medicine Council of Hong Kong and passed the licensing examination organized by the Chinese Medicine Practitioners Board. There are also alternative qualifying provisions. Section 76 of the Chinese Medicine Ordinance provides that “a registered Chinese medicine practitioner other than one registered under section 85 shall not practice Chinese medicine unless he is the holder of a practicing certificate which is then in force”.

Alternatively, as a transitional arrangement, Chinese medicine practitioners who do not satisfy the requirements to be registered as a Registered Chinese Medicine Practitioners may nonetheless practice Chinese Medicine in Hong Kong if they are listed as Listed Chinese Medicine Practitioners subject to the alternative qualifying requirements under section 92 of the Chinese Medicine Ordinance. Listed Chinese Medicine Practitioners are persons whose name appears on a list maintained by the Practitioners Board. According to section 90(1) of the Chinese Medicine Ordinance, to be eligible to become a Listed Chinese Medicine Practitioner, the person must:

•        be practicing Chinese medicine in on 3 January 2000;

•        have applied for his/her name to be included in the list; and

•        have paid a prescribed fee.

In the future, when the Secretary for Food and Health, promulgates that the transitional period comes to an end, only Registered Chinese Medicine Practitioners will be able to practice lawfully, and Listed Chinese Medicine Practitioners will no longer be allowed to practice.

As at the date of this prospectus, all our Chinese Medicine Practitioners in Hong Kong are Registered Chinese Medicine Practitioners and we have not engaged any Listed Chinese Medicine Practitioner.

Supplementary Medical Professions Ordinance

Supplementary Medical Professions Ordinance (Chapter 359 of the Laws of Hong Kong) (the “SMPO”) defines “profession” as “any profession specified in the second column in the Schedule”. Under the said Schedule, physiotherapist is defined as “a person trained to assess and treat physical disabilities by means of remedial exercises, manual therapy and mechanical, thermal or electrical energy”.

There is a Physiotherapists Board established under the SMPO. The Physiotherapists Board maintains a register of eligible physiotherapists, issues practicing certificate, issues guidance of professional code and conduct, exercises regulatory and disciplinary powers for the profession.

All practicing physiotherapists in Hong Kong are required to be registered with the Physiotherapists Board and be holders of a practicing certificate.

Physiotherapists (Registration and Disciplinary Procedure) Regulation

The register kept by the Physiotherapists Board divided into Part Ia, Part Ib and Part II in accordance with the recognised experience (as defined in the Physiotherapists (Registration and Disciplinary Procedure) Regulation (Chapter 359J of the Laws of Hong Kong)) of the physiotherapist.

To register with the Physiotherapists Board, a physiotherapist should, inter alia, hold:

•        a bachelor in physiotherapy awarded by the Hong Kong Polytechnic University;

•        a professional diploma in physiotherapy issued by the Hong Kong Polytechnic on or before 1 January 1995;

•        a certificate issued by the Hong Kong Government School of Physiotherapy of the Medical and Health Department on or before 1 January 1981; or

•        a certificate from the Physiotherapists Board after he has passed an examination relating to physiotherapy.

As at the date of this prospectus, we have employed two physiotherapists, one of whom is included in the register as Part Ia physiotherapist, whereas the other is included in the register as Part Ib physiotherapist. Both hold a practicing certificate issued by the Physiotherapists Board.

Public Health and Municipal Services Ordinance and the Regulations thereunder

The Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) (the “PHMSO”) regulates food and drugs. Under this ordinance, “food” includes, inter alia, drink and articles and substances used as ingredients in the preparation of food, and “drug” includes any medicine, Chinese herbal medicine or proprietary Chinese medicines for internal or external use by man. As our business involves the sales of dietary supplement products in Hong Kong, we are subject to the regulation of the PHMSO.

The PHMSO makes provision for the safety of food and drugs, and regulates the preparation and sale of adulterated food or drugs, among others. In particular, (i) no person shall add any substance to food, use any substance as an ingredient in the preparation of food, abstract any constituent from food, or subject food to any other process or treatment, so as (in any such case) to render the food injurious to health, with intent that the food shall be sold for human consumption in that state; (ii) no person shall add any substance to, or abstract any constituent from, a drug so as to affect injuriously the quality, constitution or potency of the drug, with intent that the drug shall be sold in that state; and (iii) no person shall sell for human consumption, offer, expose or advertise for sale for human consumption, or have in his possession for the purpose of such sale, any food rendered injurious to health or any drug injuriously affected in its quality, constitution or potency by any operation described above. In determining whether an article of food is injurious to health, the probable effect of that article on the health of a person consuming it as well as the probable cumulative effect of articles of substantially the same composition on the health of a person consuming such articles in ordinary quantities shall be taken into account. Any person who contravenes the said provisions commits an offense.

Furthermore, the PHMSO prohibits false labeling and advertisement of food or drugs and provides that: (i) if any person gives with any food or drug sold by him, or displays with any food or drug exposed for sale by him, a label, whether or not the same is attached to or printed on the wrapper or container, which falsely describes the food or drug, or is calculated to mislead as to its nature, substance or quality, he shall be guilty of an offense, unless he proves that he did not know, and could not with reasonable diligence have ascertained, that the label was of such a character as aforesaid; (ii) if any person publishes, or is partly to the publication of, an advertisement, other than a label which falsely describes any food or drug, or is likely to mislead as to the nature, substance or quality of any food or drug, he shall be guilty of an offense, and, in any proceedings against the manufacturer, producer or importer of the food or drug, it shall rest on the defendant to prove (a) that he did not publish, and was not a party to the publication of, the advertisement; or (b) that he did not know, and could not with reasonable diligence have ascertained, that the advertisement was of such a character as is described in that subsection; or (c) that being a person whose business it is to publish, or arrange for the publication of, advertisements, he received the advertisement in the ordinary course of business.

According to the PHMSO, any person who is guilty of an offense under the ordinance shall be liable on summary conviction to a fine of HK$10,000 to HK$50,000 and to imprisonment for three to six months. Furthermore, the regulations made under the PHMSO make provision for, inter alia, sweeteners in food, metallic contamination of food, composition and labeling of food and drugs, harmful substances in food, and mineral oil in food. Any person who contravenes these said regulations shall be guilty of an offense and shall be liable on summary conviction to a fine of HK$50,000 and to imprisonment for six months.

Hong Kong Laws and Regulations relating to the Supply of Goods and Services

Sale of Goods Ordinance

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) provides, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (i) where the goods are purchased by description, the goods must correspond with the description; (ii) the goods supplied are of merchantable quality; and (iii) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”) aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Consumer Goods Safety Ordinance and Consumer Goods Safety Regulation

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (“CGSO”) imposes a statutory duty on manufacturers, importers and suppliers of certain consumer goods (excluding for example pharmaceutical products) to ensure that the consumer goods supplied are safe and for incidental purposes.

Under the CGSO, a person who supplies, manufactures or imports into Hong Kong consumer goods which do not comply with the general safety requirement for consumer goods (or where a standard has been approved by the Secretary for Commerce and Economic Development to apply to consumer goods, the approved standard for the particular consumer goods) commits an offence. General safety requirement in respect of consumer goods means that such goods are reasonably safe having regard to all of the circumstances, including, among others, the manner in which, and the purpose for which, the consumer goods are presented, promoted or marketed.

Certain defences are available under the CGSO. One of the defences is that the relevant person supplied the consumer goods in the course of carrying on a retail business and at the time he supplied the consumer goods, he neither knew nor had reasonable grounds for believing that the consumer goods failed to comply with the general safety requirement.

The Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) (“CGSR”) requires that any warning or caution with respect to the safe keeping, use, consumption or disposal of any consumer goods (excluding pharmaceutical products) must be given in both Chinese and English.

Further, the warning or caution must be legible and placed in a conspicuous position on the consumer goods, any package of the consumer goods, or on a label securely affixed to the package, or a document enclosed in the package.

Topical use and skincare products available at our centers in Hong Kong which are not pharmaceutical products are subject to the CGSO and CGSR.

Supply of Services (Implied Terms) Ordinance

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”) stipulates that in a contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SSITO also provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Unconscionable Contracts Ordinance

The Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong) empowers the court to, with respect to a consumer contract, refuse to enforce the contract, enforce the remainder of the contract without the unconscionable part, or limit the application of, revise or alter any part which is found to be unconscionable so as to avoid any unconscionable result.

Control of Exemption Clauses Ordinance

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”) aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

Hong Kong Laws and Regulations relating to Advertisements

Undesirable Medical Advertisements Ordinance

The Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong) (“UMAO”) aims to protect public health through restricting certain advertisements relating to medical and health matters. The labeling and/or advertising of certain of our products and services are subject to the regulation of this ordinance.

The UMAO prohibits the publishing of any advertisements likely to lead to the use of any medicine, surgical appliance or treatment for (i) the purpose of treating human beings for, or preventing human beings from contracting, any diseases or condition specified in column 1 in schedule 1 to the said ordinance (including, among others, parasitic diseases, diseases of the heart or cardiovascular system, gastro-intestinal diseases, diseases of the nervous system, diseases of the blood or lymphatic system, diseases of the musculo-skeletal system, diseases of the skin, hair or scalp, and viral, bacterial, fungal or other infectious diseases); or (ii) treating human beings for any purpose specified in schedule 2 to the said ordinance (including (a) the induction of menstruation or relief of amenorrhea or delayed menstruation or any other gynecological or obstetrical disease; (b) the promotion of sexual virility, desire or fertility, or the restoration of lost youth; and (c) the correction of deformity or the surgical alteration of a person’s appearance).

According to the UMAO, “advertisement” includes any notice, poster, circular, label, wrapper or document, and any announcement made orally or by any means of producing or transmitting light or sound, published in newspapers and magazines, leaflets, on radio, television, and internet, as well as on the label of a container or package containing any medicine, surgical appliance, treatment, or orally consumed product. However, the supply, inside any container or package containing any medicine, surgical appliance or treatment, of information relating to that or any other medicine, surgical appliance or treatment shall not constitute the publication of an advertisement.

Any person who contravenes a provision under the UMAO shall be guilty of an offense and shall be liable upon a first conviction to a maximum fine of HK$50,000 and to imprisonment for six months and upon a second or subsequent conviction for an offense under the same provision to a maximum fine of HK$100,000 and to imprisonment for one year.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”) provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trade mark, including selling and importing goods bearing a forged trade mar, or possessing or using equipment for the purpose of forging a trade mark.

The Patents Ordinance (Chapter 514 of the Laws of Hong Kong) provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to Patents (Amendment)Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provide a new framework for a new patent system — an “original grant patent” system, running in parallel with the “re-registration” system.

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”) provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations relating to Employment

Pursuant to the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from 1 May 2023, the statutory minimum hourly wage rate is HK$40. Failure to comply with MWO constitutes an offence under EO.

Hong Kong Laws and Regulations relating to Protection of Personal Data

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”) aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors and executive officers as of the date of this prospectus:

Directors and Executive officers	Age	Position
Mr. Ka Wai Victor, MO	50	Director, Chief Executive Officer, and the Chairman of the Board
Ms. Sum Lok, CHEUNG	44	Director and Chief Operating Officer
Mr. Chin Wan, YEUNG	44	Chief Financial Officer
Mr. Anthony S., CHAN	59	Independent Director nominee*
Mr. Pak Lun Patrick, AU	38	Independent Director nominee*
Mr. Wing Ho Simon, MOK	50	Independent Director nominee*

____________

*        The nominee of independent director will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Ka Wai Victor, MO is our Director, Chief Executive Officer, and the Chairman of the Board. Mr. Mo, together with his wife, Ms. Sum Lok, CHEUNG, are the co-founders of the Anew Health Group of companies. Mr. Mo has been serving as the Director and the Chief Executive Officer of VG Zenith, our main operating entity, since 2007. Mr. Mo is responsible for the Anew Health group of companies’ overall management, strategic planning and execution, business development, internal control and quality assurance, and continuous expansion and growth. As the Chairman and the CEO of the group, Mr. Mo oversees and implements the company’s vision and mission, sets the direction and goals, and continuously improves corporate strategies. Before founding the Anew Health group of companies, Mr. Mo served as the financial consultant in Prudential Hong Kong from 2005 to 2007; and served as the financial planner manager in Hong Kong Shanghai Banking Corporation from 2000 to 2004. Mr. Mo was awarded the Asian Chinese Leader Award by the Asian College of Knowledge Management in 2019 and obtained the Fellowship of Innovation & Technology and the Fellowship of Life Science from the Global Academy of Innovative Enterprises in 2022. Mr. Mo received an MBA degree from Strayer University in 2022, and a Bachelor of Science (Economics) degree from the University of London in 1998. Mr. Mo is the spouse of Ms. Sum Lok, CHEUNG, our Director and Chief Operating Officer.

Sum Lok, CHEUNG is our Director and Chief Operating Officer. Ms. Cheung is the co-founder of the Anew Health group of companies. She has been serving as the Director and the Chief Operating Officer of VG Zenith, our main operating entity, since 2007. Ms. Cheung has been responsible for overseeing the daily operation of the group, managing customer services and sales operations, developing, and implementing the sales, distribution and marketing strategies, and the implementation of corporate policies, quality control, and operational procedures. Ms. Cheung’s focus is substantially customer service and quality assurance centered. Before founding the Anew Health group of companies, from 2001 to 2004, Ms. Cheung served in Grassland Limited, heading the sales and operation function, and responsible for sales and development of health and wellness products and supplements. Ms. Cheung is a certified health advisor and received various qualifications and certifications internationally, such as a Diploma in Skin Treatments awarded by the Confederation of International Beauty Therapy & Cosmetology in 2005, a Diploma from the Comite International d’Esthetique et de Cosmetologie (CIDESCO) in 2006, a Certificate in Meridian Full Body Physiotherapy from Korea Beauty & Health License Association in 2017, a Meridian Beautician/Meridian Beauty Consultant Certification from the China Meridian & Cosmetology Association (CMCA) in 2018, a Certificate for Targeted Skills Training from the Center for Assessment of Professional Capabilities of Health Service and Management, China Medical Education Association in 2019 and a Certificate in Health Care Strategy from Harvard Online in 2024. Ms. Cheung is the spouse of Mr. Ka Wai Victor, MO, our Director, Chief Executive Officer, and the Chairman of the Board.

Chin Wan, YEUNG is our Chief Financial Officer. Mr. Yeung has been serving as the Chief Financial Officer of VG Zenith, our main operating entity, since 2021. He is responsible for our Group’s overall management, accounting, financial and treasury management, and internal control function. Mr. Yeung has 22 years of accounting, financial reporting, and investment management services. Before joining the Anew Health group of companies, from 2014 to 2018, Mr. Yeung served as the Chief Financial Officer, Executive Director, and Authorized Representative of EC Healthcare (2138.HK), one of Hong Kong’s largest non-hospital medical service providers listed on the Hong Kong Stock Exchange. From 2010 to 2014, Mr. Yeung served as a director of We & V Accounting Services and Consultancy Limited, a boutique accounting and consultancy company in Hong Kong. From 2004 to 2010, Mr. Yeung held several positions at AXA Wealth Management (HK) Limited, a company engaged in wealth management and provision of consulting services in Hong Kong. From 2001 to 2004, Mr. Yeung worked at PricewaterhouseCoopers Limited in Hong Kong, where he began as an associate and later became a senior associate in the financial services group, responsible for audit engagement in the investment banking and asset management industries. Mr. Yeung graduated from Hong Kong Polytechnic University with a Bachelor of Arts in Accountancy in 2001. He has been a member of the Hong Kong Institute of Certified Public Accountants since August 2003 and a Chartered Wealth Manager of the International Academy of Financial Management since January 2010.

Anthony S., CHAN will be appointed as the independent director and will be the chairman of the audit committee and the member of the nominating committee and the compensation committee. Mr. Chan is a certified public accountant (“CPA”) registered with the State of New York. Mr. Chan has served as Chief Financial Officer of Sharing Services Global Corporation (OTC: SHRG) since November 2021, as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm, since February 2020 and as President and Co-founder of CA Global Consulting Inc. since 2014. Mr. Chan served as Chief Operating Officer of Alset Inc. (Nasdaq: AEI) from February 2022 to March 2024, as Chief Financial Officer of SPI Energy Co., Ltd. (NASDAQ:SPI) from 2019 to 2020, as Chief Financial Officer of Helo Corp. (OTC:HLOC) from 2017 to 2019 and as Chief Financial Officer of Sino-Global Shipping America, Ltd. from 2013 to 2015. Mr. Chan was a partner at three full-service CPA firms in New York, namely, UHY LLP from 2012 to 2013, Friedman LLP from 2011 to 2012 and Berdon LLP from 2005 to 2011. Mr. Chan received a Bachelor of Arts degree in Accounting and Economics from Queens College, City University of New York (“CUNY”) in 1987 and a Master of Business Administration degree in Finance and Investments from Baruch College, CUNY in 1989.

Pak Lun Patrick, AU will be appointed as the independent director and will be the chair of the nominating committee and the member of the audit committee and the compensation committee. Mr. Au has served as a director of MANC Family Office Ltd. since April 2021 and a director of MMPC World LTD since October 2021. Mr. Au has also served as a lecturer of The Hong Kong Management Association since February 2023. Mr. Au was an Executive Director of QMMM Holdings Limited (NASDAQ: QMMM) from March 2023 to February 2025, the Chief Financial Officer of ManyMany Creations Limited, a subsidiary of QMMM Holdings Limited, from December 2022 to February 2025, an Executive Director of Lapco Holdings Limited (8472.HK), a company listed on the Hong Kong Stock Exchange, from May 2023 to August 2024 and the Joint Company Secretary of Crosstec Group Holdings Ltd. (3893.HK), a company listed on the Hong Kong Stock Exchange, from October 2022 to September 2023. From June 2021 to August 2022, Mr. Au served as President, CEO and Director of MSB Global Capital Corp (OTC Pink: MSBM). From May 2019 to April 2021, Mr. Au served as Vice President of Greenpro Capital Corp (NASDAQ: GRNQ). From September 2017 to April 2019, Mr. Au was the Assistant Accounting Manager of Hui Kai Financial Group Limited. From January 2016 to May 2017, Mr. Au was an Associate (Financial Accounting) of SBI Securities (Hong Kong) Limited. From May 2013 to October 2015, Mr. Au was an Assistant General Manager and Senior Accountant (Corp. Finance) of Oilco Asia Pacific Limited. From April 2012 to April 2013, Mr. Au was the audit semi-senior of Kaizen Certified Public Accountants Limited. From September 2009 to September 2011, Mr. Au was the audit semi-senior level II of Akin CPA Limited. Mr. Au received his master’s degree of Corporate Governance from The Hong Kong Polytechnic University. Mr. Au is a member of Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Hong Kong Chartered Governance Institute and The Chartered Governance Institute of Chartered Governance Professional.

Wing Ho Simon, MOK will be appointed as the independent director and will be the chair of the compensation committee and the member of the audit committee and the nominating committee. Mr. Mok is currently the Director of Sinpex Connection Logistics Co. Limited, an ocean freight forwarding and carrier services provider, since 2020. From 2010 to 2020, Mr. Mok served in various positions in Sino Connection Logistics Inc., a freight forwarder, which is also the parent company of Sinpex Connection Logistics Co. Limited, as Business Development Manager from 2011 to 2013, Marketing Director from 2013 to 2018, Ocean Procurement Director from 2019 to 2020. From 1995 to 2010, Mr. Mok served in Cathay Pacific Airways. Mr. Mok attended the Bachelor of Commerce course at the University of Queensland, Australia in 1995.

Family Relationships

Mr. Ka Wai Victor, MO, our Chairman, Chief Executive Officer and Director, is the husband of Ms. Sum Lok, CHEUNG, our Director and Chief Operating Officer. Other than as disclosed, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•        maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and in what the director believes to be in the best interests of the company. Our directors when exercising powers or performing duties as a director, also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. We have the right to seek damages if a duty owed by our directors is breached.

Terms of Directors

Pursuant to our Amended and Restated Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

We expect our board of directors to consist of 5 directors, three of whom will be independent as such term is defined by the Nasdaq Global Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We plan to establish three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Global Market.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Anthony S., CHAN, Mr. Pak Lun Patrick, AU, and Mr. Wing Ho Simon, MOK, upon the effectiveness of their appointments. Mr. Anthony S., CHAN will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Anthony S., CHAN, Mr. Pak Lun Patrick, AU, and Mr. Wing Ho Simon, MOK upon the effectiveness of their appointments. Mr. Wing Ho Simon, MOK will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Mr. Anthony S., CHAN, Mr. Pak Lun Patrick, AU, and Mr. Wing Ho Simon, MOK upon the effectiveness of their appointments. Mr. Pak Lun Patrick, AU will be the chair of our nominating committee. We have determined that Mr. Anthony S., CHAN, Mr. Pak Lun Patrick, AU, and Mr. Wing Ho Simon, MOK satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions”, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Employment Agreements and Director Offer Letters

On May 21, 2024, Anew Health has entered into separate employment agreements (the “Director and Officer Employment Agreement”) with its directors and senior executive officers, namely, Mr. Ka Wai Victor, MO (the Director, Chief Executive Officer, and the Chairman of the Board), Ms. Sum Lok, CHEUNG (the Director and Chief Operating Officer), and Mr. Chin Wan, YEUNG (the Chief Financial Officer), respectively (Mr. Mo, Ms. Cheung and Mr. Yeung collectively refer as the “Named Directors and Executives”).

Mr. Ka Wai Victor, MO and Ms. Sum Lok, CHEUNG

The initial term of the Director and Officer Employment Agreements with Mr. Mo and Ms. Cheung are for a term of three years unless terminated earlier. Upon expiration of the initial-year term, the Director and Officer Employment Agreements shall be automatically extended for successive three-year terms unless a six-months prior written notice to terminate the Director and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the agreements.

Pursuant to the Director and Officer Employment Agreements, Mr. Mo will receive cash compensation of salary HK$800,000 (approximately US$102,380) monthly from VG Zenith International Company Limited, Anew Health’s operating entity, and nil from Anew Health; Ms. Cheung will receive cash compensation of salary HK$ 400,000 (approximately US$51,190) monthly from VG Zenith International Company Limited and nil from Anew Health.

Anew Health is entitled to terminate Mr. Mo and Ms. Cheung’s agreements without cause at any time with a six-month prior written notice or by payment of six months’ salary lieu of notice. Mr. Mo and Ms. Cheung are entitled to terminate the agreements any time with one month prior notice to the company or by payment of one months’ salary in lieu of notice.

Each Mr. Mo and Ms. Cheung has agreed to hold, both during and after the terms of their agreement, in confidence and not to use for the officer’s benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party.

Mr. Chin Wan, YEUNG

The initial term of the Director and Officer Employment Agreement with Mr. Yeung is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the agreement with Mr. Yeung shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Director and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the agreement.

Pursuant to the Director and Officer Employment Agreement, Mr. Yeung will receive cash compensation of salary HK$206,800 (approximately US$26,518) monthly from VG Zenith International Company Limited, Anew Health’s operating entity, and nil from Anew Health.

ANEW Health Limited is entitled to terminate Director and Officer Employment Agreement with Mr. Yeung for cause at any time without remuneration for certain acts of Mr. Yeung, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. Mr. Yeung has agreed to hold, both during and after the terms of his agreement, in confidence and not to use for the officer’s benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, Mr. Yeung has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the Anew Health group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the Anew Health group of companies or in the habit of dealing with the Anew Health group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the Anew Health group of companies, and use a name including the words used by the Anew Health group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the Anew Health group of companies.

Agreements with independent directors

We plan to enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For FY2023 and FY2024 and 6M 2024, none of the Company’s directors/officers, namely, Mr. Ka Wai Victor, MO, Ms. Sum Lok, CHEUNG, and Mr. Chin Wan, YEUNG received compensation in any form, cash or equity, in connection with their service as the directors and/or officers of Anew Health.

For FY2023, by our Operating Subsidiaries, we paid an aggregate of US$632,231 as compensation to our directors and executive officers as well as an aggregate of US$6,889 contributions to the Mandatory Provident Fund (“MPF”), a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

For FY2024, by our Operating Subsidiaries, we paid an aggregate of US$1,008,103 as compensation to our directors and executive officers as well as an aggregate of US$6,901 contributions to the MPF, a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

For 6M 2024, by our Operating Subsidiaries, we paid an aggregate of US$2,298,397 as compensation to our directors and executive officers as well as an aggregate of US$6,916 contributions to the MPF, a statutory retirement scheme introduced after the enactment of the Mandatory Provident Fund Schemes Ordinance in Hong Kong.

Mr. Mo, Ms. Cheung, and Mr. Yeung will continue to receive cash compensation, in the form of salary, bonus, and pension from the Operating Subsidiaries.

As the appointments of our independent directors will only become effective upon the effectiveness of the registration statement of which this prospectus forms a part, for FY2023 and FY2024 and 6M 2024, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Employment Agreements” on page 117.

Material Transactions with Related Parties

The summary of amount due from related parties as the following:

		September 30, 2024	March 31,
			2024	2023	2022
Mr. Ka Wai Victor, MO	Due from a shareholder and executive officer	$1,087,317	$1,073,723	$11,047,291	$3,711,129
		$1,087,317	1,073,723	11,047,291	3,711,129

Mr. Ka Wai Victor, MO a director and one of the ultimate shareholders of ANEW Health Limited. The amounts due from Mr. Mo as of September 30, 2024 represented the funds advanced by VG Zenith, Anew Health’s subsidiary, to Mr. Mo, in the form of personal loan, solely for Mr. Mo’s personal investment purpose. Such loan is unsecured, interest free with no specific repayment terms, and without a written agreement. On November 7, 2024, the amounts due from Mr. Ka Wai Victor, MO, US$1,087,317, were fully repaid and settled in cash.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

•        Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

Our Company is authorized to issue 2,500,000,000,000 Ordinary Shares with par value of US$0.00000002. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 50,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 55,000,000 Ordinary Shares post-Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Ordinary Shares beneficially owned prior to this Offering		Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, Director Nominees and Named Executive Officers:
Ka Wai Victor, MO(1)	50,000,000	100%	50,000,000	90.91%
Sum Lok, CHEUNG(1)	50,000,000	100%	50,000,000	90.91%
Chin Wan, YEUNG	—	—%	—	—%
Anthony S., CHAN	—	—%	—	—%
Pak Lun Patrick, AU	—	—%	—	—%
Wing Ho Simon, MOK	—	—%	—	—%
Directors and executive officers as a group	50,000,000	100%	50,000,000	90.91%

5% or Greater Shareholders:
AW Ocean Limited(1)	50,000,000	100%	50,000,000	90.91%

____________

(1)      AW Ocean Limited is a BVI Business Company incorporated under the laws of the British Virgin Islands, which is 60% owned by Mr. Ka Wai Victor, MO, and 40% owned by Ms. Sum Lok, CHEUNG. Ms. Cheung is the spouse of Mr. Mo. By virtue of this relationship, both Mr. Mo and Ms. Cheung may be deemed to have the beneficial ownership of the Ordinary Shares of, and voting and investment power over, ANEW Health Limited held by AW Ocean Limited. The registered address of AW Ocean Limited is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands. Our authorized share capital is US$50,000, divided into 2,500,000,000,000 Ordinary Shares of par value of US$0.00000002 each. All of our shares to be issued in the offering will be issued as fully paid. There are 50,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our Second Amended and Restated Memorandum and Articles of Association, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our Second Amended and Restated Memorandum and Articles of Association, which is currently effective, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

Objectives of Our Company.    Under our Second Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Second Amended and Restated Memorandum and Articles of Association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights.    Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each ordinary share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Second Amended and Restated Memorandum and Articles of Association. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Second Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, our chairman or board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation.    On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest.    Pursuant to our Second Amended and Restated Memorandum and Articles of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation.    Under the Second Amended and Restated Memorandum and Articles of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers.    Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors.    There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Second Amended and Restated Memorandum and Articles of Association of our Company, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions.    Some provisions of our Second Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Second Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Global Market under the symbol “AVG”.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Second Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this offering, that provide such persons with additional indemnification beyond that provided in our Second Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Second Amended and Restated Memorandum and Articles of Association-General Meetings of Shareholders.” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Second Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Second Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Second Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, including our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on the Nasdaq Global Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 5,000,000 Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 55,000,000 Ordinary Shares outstanding. Of that amount, 5,000,000 Ordinary Shares will be publicly held by investors participating in this Offering, and 50,000,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

The Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of our Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Ordinary Shares sold in this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than 12 months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act.

Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six (6) months, may sell within any three (3)-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Ordinary Shares; or

•        the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

Anew Health has agreed, for a period of 180 days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of share capital of the Company or any securities that are convertible into or exercisable or exchangeable for share capital of the Company, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for of share capital of the Company, (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the Company or other securities, in cash or otherwise without the prior written consent of the Representative.

Our directors, officers and shareholders of our outstanding securities (including warrants, options and other securities exercisable for or convertible into Ordinary Shares) as of the effective date of the registration statement of which this prospectus forms a part have agreed, for a period of 360 days from the closing of this offering, subject to customary exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of share capital of the Company, without the prior written consent of the Representative.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ordinary shares may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares. See “Underwriting.”

TAXATION

The following sets forth the material Cayman Islands, Hong Kong and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of our Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increases relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules” beginning on page 134.

Dividends

Any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the Ordinary Shares on Nasdaq. Provided that this listing is approved, we believe that the ordinary should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally(i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our Ordinary Shares will be treated as marketable stock upon their listing on Nasdaq. We anticipate that our Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. As advised by Stevenson, Wong & Co., our counsel with respect to Hong Kong law, under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are a holding company incorporated in the Cayman Islands with all our operations conducted and all revenue generated by our Operating Subsidiaries in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, Guangdong Wesley Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are a holding company incorporated in the Cayman Islands with all our operations conducted and all revenue generated by our Operating Subsidiaries in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, Guangdong Wesley Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Second Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong, outside the United States. Except for Mr. Anthony S., CHAN, who is the United States national and resident of the United States, all of our other executive officers, directors and senior management are located in Hong Kong and the nationals and residents of Hong Kong, and substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Cayman Islands

There is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harney Westwood & Riegels has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

Stevenson, Wong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We will enter into an underwriting agreement with D. Boral Capital LLC (the “Representative”), to act as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
D. Boral Capital LLC
Total	5,000,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of            % of the offering price per Ordinary Share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 750,000 additional Ordinary Shares (an amount equal to 15% of the shares sold in the offering) at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional Ordinary Shares. The underwriters will offer these additional Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered hereby.

Discounts and Expenses

The following table shows the price per Ordinary Share and total initial public offering price, underwriting discounts, and proceeds before expenses to us.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$4.00	$20,000,000	$23,000,000
Underwriting discounts(1)	$0.30	$1,500,000	$1,725,000
Proceeds, before expenses, to us	$3.70	$18,500,000	$21,275,000

____________

(1)      We have agreed to pay to the underwriters discounts of 7.5% of the public offering price.

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Ordinary Shares.

In addition, we have also agreed to pay the following accountable expenses of the underwriters relating to the offering: (a) all fees and expenses relating to the registration of the Ordinary Shares with the SEC; (b) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange; (c) all fees, expenses, and disbursements relating to the registration or qualification of the Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange; (d) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of mailing and printing the offering materials; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the Ordinary Shares from the Company to the Representative; (g) all fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the offing by FINRA; (i) up to $30,000 of the Representative’s actual accountable road show expenses for the offering; (j) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; and (l) the fees and expenses of the Representatives’ legal counsel incurred in connection with this offering in an amount up to $150,000, and (m) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate. The Company shall be responsible for Representative’s total actual external counsel legal costs detailed in this Section, any background check costs incurred by Representative (subject to the above limit) and any due diligence costs, irrespective of whether the Offering is consummated or not, subject to a cap of $100,000 if there is not a Closing

We have paid an expense deposit of $75,000.00 to the Representative upon the execution of the engagement letter between us and the Representative dated March 15, 2024 (the Engagement Letter”). Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Right of First Refusal

We have also agreed to provide the Representative the right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the Representative, for a period of eighteen months from the closing date of our initial public offering, to act as sole investment banker, sole book runner, and/or sole placement agent, at Representative’s sole discretion, for each and every future public and private equity and debt offering including all equity linked financings during such eighteen month period, on terms and conditions customary to Representative for such transactions. Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in said transaction and the economic terms of such participation. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall be a breach by the representative of the Engagement Letter or a material failure by the underwriters to provide the services as contemplated by the Engagement Letter and that the Representative shall not have more than one opportunity to waive or terminate its right of first refusal in consideration for payment of a fee. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the Right of First Refusal.

Tail Fee

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to seven and one half percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the period from the date the Representative was engaged until the final closing of this offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, for a period of 180 days from the closing of this offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Our officers, directors and shareholders have agreed, subject to certain exceptions, to a 360-day lock-up period from the closing of this offering, with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Global Market under the symbol “AVG.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, if applicable, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,522
The Nasdaq Global Market Listing Fee	295,000
FINRA Filing Fee	4,250
Legal Fees and Expenses	907,903
Accounting Fees and Expenses	249,173
Transfer Agent and Registrar Expenses	3,447
Printing Expenses	25,000
Miscellaneous Expenses	405,450
Total Expenses	$1,893,745

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by Stevenson, Wong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Ortoli Rosenstadt LLP may rely upon Stevenson, Wong & Co. Lawyers and Guangdong Wesley Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. Certain legal matters of U.S. federal securities and New York state law in connection with this offering will be passed upon for the underwriters by The Crone Law Group P.C..

EXPERTS

The consolidated financial statements as of and for FY2023 and FY2024 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

ANEW HEALTH LIMITED

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
ANEW Health Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited condensed consolidated balance sheets of ANEW Health Limited and its subsidiaries (collectively the “Company”) as of September 30, 2024, and the related unaudited condensed consolidated statements of operations and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for the six-month periods ended September 30, 2024 and 2023, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity (deficit) and cash flows for the years then ended (not presented herein); and in our report dated November 8, 2024, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of March 31, 2024 and 2023, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2024, the Company had a working capital deficit, accordingly, this factor gave rise to substantial doubt that the Company would continue as a going concern. Management’s plan in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
March 7, 2025

We have served as the Company’s auditor since 2023

ANEW HEALTH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	As of
	September 30, 2024	March 31, 2024
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$11,094,317	$8,613,459
Accounts receivable, net	3,100,566	3,076,022
Amount due from a shareholder	1,037,627	1,024,680
Income tax receivable	31,086	322,745
Prepayments, deposits and other receivables, net	579,600	407,839
Total current assets	15,843,196	13,444,745

Non-current assets:
Property and equipment, net	1,835,871	2,022,371
Operating lease right-of-use assets, net	3,951,273	5,120,802
Deferred tax assets, net	366,763	398,535
Deferred initial public offering (“IPO”) costs	578,853	291,441
Prepayments and Deposits, non-current, net	3,108,039	3,288,349
Total non-current assets	9,840,799	11,121,498
TOTAL ASSETS	$25,683,995	$24,566,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,219,797	$998,154
Operating lease liabilities, current	2,526,959	2,503,526
Contract liabilities	15,750,097	16,500,118
Accrued liabilities and other payables	1,060,185	1,208,686
Total current liabilities	20,557,038	21,210,484

Non-current liabilities:
Operating lease liabilities, non-current	1,628,764	2,795,701
Total non-current liabilities	1,628,764	2,795,701
TOTAL LIABILITIES	$22,185,802	$24,006,185

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary share, $0.00000002 par value; 2,500,000,000,000 shares authorized, 50,000,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively*	$1	$1
Subscription receivables	(1)	(1)
Additional paid in capital	1,189	1,189
Retained Earnings	3,422,989	510,452
Accumulated other comprehensive income	74,015	48,417
Total Shareholders’ Equity	3,498,193	560,058
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,683,995	$24,566,243

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ANEW HEALTH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the six months ended September 30,
	2024	2023
Revenues	$19,539,772	$19,019,576
Cost of revenues	(6,300,627)	(5,844,896)
Gross profit	13,239,145	13,174,680

Operating expenses
Selling and marketing expenses	(3,539,858)	(3,322,404)
General and administrative expenses-related parties	(2,178,128)	(293,423)
General and administrative expenses	(3,549,036)	(3,132,275)
Total operating expenses	(9,267,022)	(6,748,102)

Operating income	3,972,123	6,426,578

Other income (expenses), net
Other income	3,592	19,333
Interest income	41,316	7,583
Interest expense	(525,199)	(584,069)
Total other expenses, net	(480,291)	(557,153)

Income before taxes	3,491,832	5,869,425
Provision for income taxes	(579,295)	(982,026)
Net income	$2,912,537	$4,887,399

Other comprehensive income (loss)
Foreign currency translation adjustment	25,598	(486)
Total comprehensive income	$2,938,135	$4,886,913

Earnings per share – basic and diluted	$0.06	$0.10
Basic and diluted weighted average shares outstanding*	50,000,000	50,000,000

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ANEW HEALTH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the six months ended September 30, 2023
	Number of Shares*	Ordinary Shares	Subscription receivable	Additional paid in capital	Retained Earnings (Accumulated deficits)	Accumulated other comprehensive income	Total
Balance, March 31, 2023	50,000,000	$1	$(1)	$1,189	$(482,050)	$51,357	$(429,504)
Net income	—	—	—	—	4,887,399	—	4,887,399
Foreign currency translation adjustment	—	—	—	—	—	(486)	(486)
Balance, September 30, 2023	50,000,000	$1	$(1)	$1,189	$4,405,349	$50,871	$4,457,409
	For the six months ended September 30, 2024
Balance, March 31, 2024	50,000,000	$1	$(1)	$1,189	$510,452	$48,417	$560,058
Net income	—	—	—	—	2,912,537	—	2,912,537
Foreign currency translation adjustment	—	—	—	—	—	25,598	25,598
Balance, September 30, 2024	50,000,000	$1	$(1)	$1,189	$3,422,989	$74,015	$3,498,193

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ANEW HEALTH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	For the six months ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,912,537	$4,887,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	387,591	465,012
Amortization of operating lease right-of-use assets	1,200,791	1,210,398
Provision of expected credit loss allowance	(1,146)	31,869
Loss on disposals of fixed asset	2,510	—
Changes in assets and liabilities:
Accounts receivable	(2,180)	193,265
Deferred tax assets	34,501	810,436
Prepayments, deposits and other receivables	36,462	148,943
Accounts payable	213,298	(67,610)
Contract liabilities	(865,869)	(1,204,768)
Accrued liabilities and other payables	(156,519)	409,817
Operating lease liabilities	(1,176,190)	(1,095,200)
Income tax payable	292,538	(77,460)
Net cash provided by operating activities	2,878,324	5,712,101

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(189,874)	(158,482)
Net cash used in investing activities	(189,874)	(158,482)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred IPO costs	(283,860)	—
Repayment of bank loan	—	(112,913)
Repayment of principal under finance lease obligations	—	(22,371)
Advances to a shareholder	1,410	(1,131,984)
Net cash used in financing activities	(282,450)	(1,267,268)

Net increase in cash and cash equivalents	2,406,000	4,286,351
Effect of foreign currency translation on cash and cash equivalents	74,858	13,431
Cash and cash equivalents, beginning of period	8,613,459	5,304,847
Cash and cash equivalents, end of period	$11,094,317	$9,604,629

Supplementary cash flow information:
Taxes paid	$252,256	$—
Interest paid	$9	$1,037
Listing fees paid	$283,860	$—

Supplementary non-cash flow information:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,450,426

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

ANEW Health Limited (The “Group” or the “Company”) was incorporated in the Cayman Island on January 17, 2024 as an investment holding company. The Company conducts its primary operations through two of its indirectly wholly owned subsidiaries VG Zenith International Company Limited (“VG Zenith”) and Victor Zenith Company Limited (“Victor Zenith”) which are both incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing pain management and health services, and sales of healthcare products. It is headquartered in Hong Kong.

The following is an organization chart of the Company and its subsidiaries:

As of September 30, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
AW Global Limited	• A BVI company • Incorporated on January 15, 2024	100%	Holding Company
VG Zenith International Company Limited (“VG Zenith”)	• A Hong Kong company • Incorporated on October 18, 2007	100%	Provision of Pain Management and Health Services
Victor Zenith Company Limited (“Victor Zenith”)	• A Hong Kong company • Incorporated on March 19, 2010	100%	Sales of healthcare products

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on March 28, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the unaudited interim condensed consolidated statements of operations and comprehensive income, unaudited interim condensed consolidated statements of changes in shareholders’ equity (deficit) and

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

unaudited interim condensed consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

The movement in the Company’s authorized share capital and the number of Ordinary Shares outstanding and issued in the Company are also detailed in the Note 10. The ordinary shares of the Company are presented on a retroactive basis to reflect the share subdivision completed on February 28, 2025.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2024, the Company had a working capital deficit of $4,713,842. Accordingly, this factor give rise to substantial doubt that the Company will continue as going concern. The Company plans to raise additional capital in the event that the Company does not have adequate liquidity to meet its current obligations, however, we might not be able to raise additional capital and funds may not be available on commercially acceptable terms, if at all.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited interim condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its unaudited interim condensed consolidated financial statements.

Management has prepared the accompanying unaudited interim condensed consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Foreign currency translation

The accompanying unaudited interim condensed consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the Hong Kong is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s assets and liabilities are translated into $ from HK$ at period/year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	September 30, 2024	March 31, 2024
Period/Year-end $: HK$ exchange rate	7.7693	7.8259
	For the six months ended
	September 30, 2024	September 30, 2023
Period average $: HK$ exchange rate	7.8084	7.8317

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities less than three months. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Prepayment, deposits and other receivables, net

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. The Company reviews a vendor’s credit history and background information before advancing a payment. If the financial condition of its vendors were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Group would provide impairment loss for such amount in the period when it is considered impaired. As of September 30, 2024 and March 31, 2024, the Company made no impairment loss for prepayment.

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and long-term deposits usually have more than a one-year term, and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other receivables, net, primarily consists of other receivables from third parties. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance for expected credit loss is adequate and adjusts the allowance when necessary.

As of September 30, 2024 and March 31, 2024, the Company made $10,236 and $11,322 allowance for expected credit loss for deposit and other receivables, respectively.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the property and equipment are as follows:

Leasehold improvements	5 years
Furniture and fixtures	5 years
Equipment	5 years
Motor vehicles	3.33 years

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s unaudited interim condensed consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2024 and March 31, 2024, no impairment of long-lived assets was recognized.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of September 30, 2024 and March 31, 2024, there were approximately $3,951,273 and $5,120,802 right of use (“ROU”) assets and approximately $4,155,723 and $5,299,227 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate 6.125% (March 31, 2024: 6.125%) plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.125% (March 31, 2024: 7.125%).

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, underwriter’s expense, other professional fees, Nasdaq listing fee and FINRA filing fee related to the registration preparation.

Accounts payable

Accounts payable represents trade payables to vendors.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include accrued salaries and other expenses and other payables.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

Effective April 1, 2021, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties.

Advance payments received from clients are recognized as contract liabilities as the Company has not yet satisfied its performance obligation. Contract liabilities is recognized as revenue when the Company satisfied its performance obligation.

The Company currently generates its revenue from the following:

Pain Management and Health Services income

The Company provides pain management and health services at its service centers. The contracts entered between the Company and its customers are fixed price giving customers the rights to certain number of therapy session. Sales prices to customers are fixed with no separate sales rebate, discount, or other incentive and no right of return.

Contract duration typically last from 1 year to 5 years where customers can redeem therapy session within contract period. The Company’s sole performance obligation under these contracts is to deliver therapy session to customers, sales price is allocated evenly among same type of therapy session. Because these service contracts have definite number of sessions within an expiration period, upon the delivery of individual session, the Company satisfies its

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

performance obligations and customers benefit from its performance obligations. Therefore, revenues are recognized at a point in time. Upon expiry of contract period, the Company recognizes unexercised therapy session (customers’ unexercised rights) as revenue.

Customers typically pay all contract sum upfront by cash, bank transfer or credit card instalment, these are recorded as contract liabilities which the movement is detailed in Note 6. The Company collects all contract sum upfront if customers pay by cash or bank transfer. In the case where customers pay by credit card instalment, the Company collects full amount of contract sum from the card-issuing financial institution typically within 3 months after customer authorized payment. Accounts receivable due from card-issuing financial institutions is settled net of the bank processing charges, the Company recognizes interest expense accordingly.

Healthcare Product Sales income

The Company sells over-the-counter healthcare products including creams, moisturizers, ointments and dietary supplement. The Company purchases healthcare products from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the good or service has been transferred to customer and the Company has discretion in establishing the price. Revenue is recorded at gross. The Company typically enters into contracts with its customers where the rights of the parties, including payment terms, are identified. Sales prices to customers are fixed with no separate sales rebate, discount, or other incentive and no right of return. The Company collects all contract sums upfront from customers before product delivery. The Company’s sole performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point of time when the control of products is transferred to customers.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and cost of goods sold which are directly related to revenue generating transactions.

The details of revenue and cost of revenue of the Company is as follows:

	For the six months ended September 30,
	2024	2023
Revenue	$19,539,772	$19,019,576
Cost of Revenues	(6,300,627)	(5,844,896)
Gross Profit	$13,239,145	$13,174,680
Gross Profit Margin	67.8%	69.3%

Accounts receivable, net

Accounts receivable represents trade accounts due from credit-card issuing financial institutions. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of September 30, 2024 and March 31, 2024, the Company made $40,520 and $40,173 allowance for expected credit loss for accounts receivable, respectively.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract liabilities

Contract liabilities represent uncompleted performance obligation owe to customers. As customers can redeem therapy section anytime during contract period, contract liabilities are presented as current liabilities.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries and related Mandatory Provident Fund (“MPF”) costs for our operations and support personnel, carpark rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Selling and marketing expenses

Selling and marketing expenses consist primarily of promotion expenses, consultancy fees, sales commission and media expense.

Retirement benefits

Retirement benefits in the form of mandatory defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited interim condensed consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended September 30, 2024 and 2023.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties and lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited interim condensed consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties and lease liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these unaudited interim condensed consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management is currently evaluating the impact of this guidance.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Management is currently evaluating the impact of the on its unaudited interim condensed consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited interim condensed consolidated balance sheets, statement of operations and comprehensive income and statement of cash flows.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	September 30, 2024	March 31, 2024
Accounts receivable	$3,141,086	$3,116,195
Less: allowance for expected credit loss	(40,520)	(40,173)
	$3,100,566	$3,076,022

The movement of allowances for expected credit loss is as follow:

	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$40,173	$33,499
Provision	55	6,572
Exchange adjustment	292	102
Ending balance	$40,520	$40,173

NOTE 4 — PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES, NET

Prepayments, deposits and other receivables, net consist of the following:

	September 30, 2024	March 31, 2024
Prepayments	$335,003	$272,562
Prepayment for ERP system development	2,509,879	2,491,726
Deposits	841,161	834,744
Other receivables	11,832	108,478
Less: allowance for expected credit loss	(10,236)	(11,322)
Total prepayments, deposits and other receivables	3,687,639	3,696,188
Less: amounts classified as non-current assets	(3,108,039)	(3,288,349)
Amounts classified as current assets	$579,600	$407,839

The movement of allowances for expected credit loss is as follow:

	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$11,322	$10,232
Provision	—	1,058
(Reversal)	(1,163)	—
Exchange adjustment	77	32
Ending balance	$10,236	$11,322

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	September 30, 2024	March 31, 2024
At cost:
Leasehold improvement	$2,577,804	$2,557,946
Fixture and fittings	136,466	135,479
Equipment	2,016,806	1,817,920
Motor vehicle	211,401	209,872
	4,942,477	4,721,217
Less: accumulated depreciation	(3,106,606)	(2,698,846)
Total	$1,835,871	$2,022,371

Depreciation expense for the six months ended September 30, 2024 and 2023 was $387,591 and $465,012, respectively.

NOTE 6 — CONTRACT LIABILITIES

Contract liabilities consists of the following:

	September 30, 2024	March 31, 2024
Balance at beginning of period/year	$16,500,118	$23,994,193
Additions	18,667,799	33,221,636
Recognized to revenues from the beginning balance	(8,219,896)	(13,055,508)
Recognized to revenues during the period/year	(11,313,772)	(27,735,045)
Exchange adjustment	115,848	74,842
Balance at the end of the period/year	$15,750,097	$16,500,118

Contract liabilities represent the obligation to transfer additional goods or services to a customer within an agreed period for which the Company has received the consideration.

NOTE 7 — DEFERRED INITIAL PUBLIC OFFERING (“IPO”) COSTS

	September 30, 2024	March 31, 2024
Legal fee	$361,172	$217,425
Underwriting fee	60,453	—
Filing fee	4,280	—
Others	152,948	74,016
Total	$578,853	$291,441

NOTE 8 — LEASES

The Company has operating leases for office and shop spaces. During the six months ended September 30, 2024, the Company recognized right-of-use assets of $nil (2023: $1,450,426), and lease liabilities of $nil (2023: $1,450,426) in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was ranging from 6.25% to 7.125%.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 8 — LEASES (cont.)

The following table represents the operating lease right-of-use assets and lease liabilities as of September 30, 2024 and March 31 2024:

	September 30, 2024	March 31, 2024
Leases
Assets:
Operating lease right-of-use assets, net(i)	$3,951,273	$5,120,802
Total lease assets	3,951,273	5,120,802

Liabilities:
Current
Operating lease liabilities	$2,526,959	$2,503,526
Non-current
Operating lease liabilities	1,628,764	2,795,701
Total lease liabilities	$4,155,723	$5,299,227

____________

(i)      Operating lease amortization expense was $1,200,791 and $1,210,398 for the six months ended September 30, 2024 and 2023, respectively.

The following table represents the Company’s aggregate lease costs, by lease classification.

	For the six months ended September 30,
	2024	2023
Lease costs
Operating lease costs:
Real property – offices and shops	$1,366,008	$1,354,923
Total operating lease costs	$1,366,008	$1,354,923

Finance lease costs:
Interest on lease liabilities	$—	$541
Total finance lease costs	$—	$541

The following is a schedule of remaining contractual maturities of lease liabilities under operating leases as of September 30, 2024.

September 30, 2024
Twelve months ending September 30, 2025	$2,731,824
Twelve months ending September 30, 2026	1,516,713
Twelve months ending September 30, 2027	173,102
Total lease payments	4,421,639
Less: imputed interest	(265,916)
Present value of lease liabilities	$4,155,723

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 8 — LEASES (cont.)

The following table represents the weighted-average remaining lease term and discount rate under operating leases as of September 30, 2024.

September 30, 2024
Weighted-average remaining lease term (months):
Operating leases – real property – offices and shops	20.9

Weighted-average discount rate:
Operating leases – real property – offices and shops	6.93%

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the six months ended September 30, 2024 and 2023

	For the six months ended September 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$1,341,406	$1,239,725

NOTE 9 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	September 30, 2024	March 31, 2024
Accrued salary	$477,768	$382,729
Accrued Professional fees	312,963	417,816
Other payables	269,454	408,141
Total	$1,060,185	$1,208,686

NOTE 10 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on January 17, 2024, with an authorized share capital of US$50,000 divided into 500,000,000 shares of US$0.0001 each.

Share subdivision

On February 28, 2025, the Company’s shareholders and Board of Directors approved a 1-to-5,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 2,500,000,000,000 Ordinary Shares of a par value of US$0.00000002 per share. As a result, the Company has 2,500,000,000,000 authorized shares, par value of US$0.00000002, of which 50,000,000 were issued and outstanding as of September 30, 2024 and March 31, 2024.

The Company considered the above transactions as share split part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying unaudited interim condensed consolidated financial statements have been retroactively restated to reflect the above transactions.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 11 — DISAGGERGATED REVENUE

Revenues disaggregated by major revenue streams and timing of revenue recognition for the six months ended September 30, 2024 and 2023 are disclosed in the table below:

	For the six months ended September 30,
	2024	2023
Point in time:
Pain Management and Health Services income	$19,514,698	$18,998,332
Healthcare Product Sales income	25,074	21,244
Total	$19,539,772	$19,019,576

NOTE 12 — INTEREST EXPENSE

Interest expense consist of the following:

	For the six months ended September 30,
	2024	2023
Interest expense on bank loans	$9	$496
Interest expense on finance lease liabilities	—	541
Bank charges	525,190	583,032
Total	$525,199	$584,069

NOTE 13 — EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 14 — PROVISION FOR INCOME TAXES

Cayman Islands and British Virgin Islands

ANEW Health Limited is incorporated in Cayman Islands and AW Global Limited is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The following tables provide the reconciliation of the difference between the statutory and effective tax expenses for the six months ended September 30, 2024 and 2023.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 14 — PROVISION FOR INCOME TAXES (cont.)

The current and deferred portions of the income tax expense included in the unaudited interim condensed consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the six months ended September 30,
	2024	2023
Current income tax	$544,794	$171,590
Deferred income tax	34,501	810,436
	$579,295	$982,026
	For the six months ended September 30,
	2024	2023
Income before tax expenses	$3,491,832	$5,869,425
Tax expenses at the Cayman Islands statutory tax rate	—	—
Income taxes computed at Hong Kong Profits Tax rate	576,152	968,455
Tax effect on non-assessable income	(6,844)	(1,252)
Tax effect on non-deductible expenses	27,531	35,299
Changes of valuation allowance	3,587	592
Tax effect of two-tier tax rate	(21,131)	(21,068)
Income taxes	$579,295	$982,026

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the six months ended September 30, 2024 and 2023:

	For the six months ended September 30,
	2024	2023
Cayman Islands statutory tax rate	0.0%	0.0%
HK SAR statutory tax rate	16.5%	16.5%
Non-assessable income	(0.2)%	—
Non-deductible expenses	0.8%	0.6%
Changes of valuation allowance	0.1%	—
Two-tier tax rate	(0.6)%	(0.4)%
Effective tax rate	16.6%	16.7%

Significant component of deferred tax assets as follows:

	September 30, 2024	March 31, 2024
Net operating loss carry forward	$80,402	$76,241
Depreciation and Amortization	138,576	101,581
Other temporary differences	228,187	296,954
Valuation allowance	(80,402)	(76,241)
Deferred tax assets	$366,763	$398,535

The movement of deferred tax assets is as follows:

	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$398,535	$2,398,136
Utilization	(34,501)	(2,007,289)
Exchange adjustment	2,729	7,688
Ending balance	$366,763	$398,535

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 14 — PROVISION FOR INCOME TAXES (cont.)

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

NOTE 15 — CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the six months ended September 30, 2024 and 2023.

Customers	For the six months ended September 30,
	2024		2023
	Amount $	%	Amount $	%
A	511,086	2.6%	197,924	1.0%
B	395,803	2.0%	158,542	0.8%
C	252,981	1.3%	152,158	0.8%
D	226,922	1.2%	20,105	0.1%
E	212,640	1.1%	298,368	1.6%
F	60,822	0.3%	172,877	0.9%
G	37,698	0.2%	167,220	0.9%

The following table sets forth information as to each financial institution that accounted for top 5 of the Company’s accounts receivable as of September 30, 2024 and March 31, 2024.

Financial Institutions	As of
	September 30, 2024		March 31, 2024
	Amount $	%	Amount $	%
H	2,598,374	83.8%	2,593,102	84.3%
I	230,292	7.4%	200,237	6.5%
J	164,909	5.3%	136,572	4.4%
K	41,288	1.3%	25,329	0.8%
L	38,430	1.2%	49,001	1.6%
M	—	—%	61,220	2.0%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s total operating expenses for the six months ended September 30, 2024 and 2023.

Suppliers	For the six months ended September 30,
	2024		2023
	Amount $	%	Amount $	%
N	909,384	9.7%	1,376,335	20.4%
O	775,711	8.3%	271,850	4.0%
P	440,763	4.7%	416,296	6.2%
Q	376,944	4.0%	377,274	5.6%
R	149,864	1.6%	177,387	2.6%

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 16 — RISKS

A.     Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the six months ended September 30, 2024 is $3,100,566.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Cash and cash equivalents consist of cash on hand. The Group’s demand deposits are held at financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal and use. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Deposits and other receivables

The Company assessed the impairment for its deposits and other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other receivables as of September 30, 2024 and March 31, 2024 is $10,236 and $11,322, respectively.

B.      Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 16 — RISKS (cont.)

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s net profit for the six months ended September 30, 2024 and 2023 would have increased or decreased by approximately $55,472 and $48,023, respectively.

C.     Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.     Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.      Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited interim condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 17 — RELATED PARTY TRANSACTIONS

The summary of amount due from related parties as the following:

		September 30, 2024	March 31, 2024
Mr. Ka Wai Victor, Mo*	Due from a shareholder	$1,087,317	$1,073,723
Less: allowance for expected credit losses		(49,690)	(49,043)
		$1,037,627	$1,024,680

The amounts due from a shareholder are unsecured, interest free with no specific repayment terms.

The amount is settled in cash on November 7, 2024.

ANEW HEALTH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(Stated in US Dollars)

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

The movement of allowances for expected credit loss is as follow:

	September 30, 2024	March 31, 2024
Balance at beginning of the period/year	$49,043	$349,447
Reversal	(38)	(301,526)
Exchange adjustment	685	1,122
Ending balance	$49,690	$49,043

In addition to the transactions and balances detailed elsewhere in these unaudited interim condensed consolidated financial statements, the Company had the following transactions with related parties:

	For the six months ended September 30,
	2024	2023
Salary to Mr. Ka Wai Victor, Mo*	$1,883,573	$230,984
Salary to Ms. Sum Lok, Cheung**	294,555	62,439
	$2,178,128	$293,423

____________

*        Mr. Ka Wai Victor, Mo is a director and one of the ultimate shareholders of ANEW Health Limited.

**      Ms. Sum Lok, Cheung is a director and one of the ultimate shareholders of ANEW Health Limited. Ms. Sum Lok, Cheung is the spouse of Mr. Ka Wai Victor, Mo.

NOTE 18 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of the management, except as disclosed below, there were no other pending or threaten claims and litigation as of September 30, 2024 and through the issuance date of these unaudited interim condensed consolidated financial statements.

Personal injuries claim

On July 14, 2023, a personal injuries case is bought forward by a former employee (the plaintiff) of the Company against VG Zenith International Company Limited (the defendant) in the High Court of Hong Kong concerning an alleged accident occurred in September 2018 with a claim of HK$ 6,661,474. In the opinion of management, loss from this case is less than probable, and the amount of the loss, if any, has insurance coverage of HK$ 100,000,000 per event. Accordingly, no provision nor contingencies is provided for this pending personal injuries case in these unaudited interim condensed consolidated financial statements.

NOTE 19 — SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2024, through March 7, 2025 which is the date that these unaudited interim condensed consolidated financial statements are available to be issued. Other than as described below, there are no material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

Share subdivision

On February 28, 2025, the Company’s shareholders and Board of Directors approved a 1-to-5,000 share subdivision. After the share subdivision, the Company has 50,000,000 Ordinary shares issued and outstanding.

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
ANEW Health Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ANEW Health Limited and its subsidiaries (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2024, the Company had a working capital deficit, accordingly, this factor gave rise to substantial doubt that the Company would continue as a going concern. Management’s plan in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
November 8, 2024, except for Note 1, 11 and 19, as to which the date is March 7, 2025

We have served as the Company’s auditor since 2023

ANEW HEALTH LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2024 and 2023
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	March 31, 2024	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,613,459	$5,304,847
Accounts receivable, net	3,076,022	3,313,570
Amount due from a shareholder	1,024,680	10,697,844
Income tax receivable	322,745	—
Prepayments, deposits and other receivables, net	407,839	760,135
Total current assets	13,444,745	20,076,396

Non-current assets:
Property and equipment, net	2,022,371	2,630,150
Operating lease right-of-use assets, net	5,120,802	4,392,715
Deferred tax assets, net	398,535	2,398,136
Deferred initial public offering (“IPO”) costs	291,441	—
Prepayments and Deposits, non-current, net	3,288,349	470,120
Total non-current assets	11,121,498	9,891,121
TOTAL ASSETS	$24,566,243	$29,967,517

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loan	$—	$112,650
Accounts payable	998,154	960,022
Finance lease liabilities, current	—	41,209
Operating lease liabilities, current	2,503,526	1,972,856
Income tax payable	—	257,506
Contract liabilities	16,500,118	23,994,193
Accrued liabilities and other payables	1,208,686	470,542
Total current liabilities	21,210,484	27,808,978

Non-current liabilities:
Operating lease liabilities, non-current	2,795,701	2,588,043
Total non-current liabilities	2,795,701	2,588,043
TOTAL LIABILITIES	$24,006,185	$30,397,021

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary share, $0.00000002 par value; 2,500,000,000,000 shares authorized, 50,000,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively*	$1	$1
Subscription receivable	(1)	(1)
Additional paid in capital	1,189	1,189
Retained earnings/(accumulated deficits)	510,452	(482,050)
Accumulated other comprehensive income	48,417	51,357
Total Shareholders’ Equity (Deficit)	560,058	(429,504)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,566,243	$29,967,517

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

ANEW HEALTH LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	March 31, 2024	March 31, 2023
Revenues	$40,796,587	$27,279,245
Cost of revenues	(11,285,905)	(10,184,139)
Gross profit	29,510,682	17,095,106

Operating expenses
Selling and marketing expenses	(6,704,228)	(5,497,000)
General and administrative expenses- related parties	(800,552)	(586,306)
General and administrative expenses	(6,860,637)	(4,679,401)
Total operating expenses	(14,365,417)	(10,762,707)

Operating income	15,145,265	6,332,399

Other (expenses) income, net
Other income	31,955	425,197
Government grants	—	368,929
Interest income	29,756	21,078
Interest expense	(1,034,057)	(1,037,504)
Total other expenses, net	(972,346)	(222,300)

Income before taxes	14,172,919	6,110,099
Provision for income taxes	(2,439,690)	(827,418)
Net income	$11,733,229	$5,282,681

Other comprehensive income
Foreign currency translation adjustment	(2,940)	5,271
Total comprehensive income	$11,730,289	$5,287,952

Earnings per share – basic and diluted	$0.23	$0.11
Basic and diluted weighted average shares outstanding*	50,000,000	50,000,000

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

ANEW HEALTH LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	Number of Shares*	Ordinary Shares	Subscription receivable	Additional paid in capital	Retained Earnings (Accumulated deficits)	Accumulated other comprehensive income	Total
Balance, April 1, 2022	50,000,000	$1	$(1)	$1,189	$(5,764,731)	$46,086	$(5,717,456)
Net income	—	—	—	—	5,282,681	—	5,282,681
Foreign currency translation adjustment	—	—	—	—	—	5,271	5,271
Balance, March 31, 2023	50,000,000	$1	$(1)	$1,189	$(482,050)	$51,357	$(429,504)

Net income	—	—	—	—	11,733,229	—	11,733,229
Dividend declared	—	—	—	—	(10,740,727)	—	(10,740,727)
Foreign currency translation adjustment	—	—	—	—	—	(2,940)	(2,940)
Balance, March 31, 2024	50,000,000	$1	$(1)	$1,189	$510,452	$48,417	$560,058

____________

*        Retrospectively restated for effect of share reorganization and share subdivision (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

ANEW HEALTH LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,733,229	$5,282,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	776,048	635,195
Amortization of operating lease right-of-use assets	2,327,132	1,807,572
Amortization of property and equipment under finance lease	—	47,143
(Reversal) Provision of expected credit loss allowance	(293,896)	214,745
Loss on disposals of fixed asset	25,938	7,858

Changes in assets and liabilities:
Accounts receivable	241,178	(2,180,195)
Deferred tax assets	2,007,289	(176,914)
Prepayments, deposits and other receivables	(2,463,629)	(519,318)
Accounts payable	35,194	526,467
Contract liabilities	(7,568,916)	5,243,059
Accrued liabilities and other payables	736,823	193,297
Operating lease liabilities	(2,317,405)	(1,720,377)
Income tax payable	(581,138)	(680,934)
Net cash provided by operating activities	4,657,847	8,680,279

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(186,038)	(1,984,691)
Net cash used in investing activities	(186,038)	(1,984,691)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred IPO costs	(291,441)	—
Repayment of bank loan	(113,015)	(163,695)
Repayment of principal under finance lease obligations	(41,342)	(43,557)
Advances to a shareholder	(733,400)	(7,354,695)
Net cash used in financing activities	(1,179,198)	(7,561,947)

Net increase (decrease) in cash and cash equivalents	3,292,611	(866,359)
Effect of foreign currency translation on cash and cash equivalents	16,001	(12,493)
Cash and cash equivalents, beginning of year	5,304,847	6,183,699
Cash and cash equivalents, end of year	$8,613,459	$5,304,847

Supplementary cash flow information:
Taxes paid	$1,013,539	$1,685,265
Interest paid	$1,197	$7,422
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$3,041,360	$4,278,877
Listing fees paid	$291,441	$—

The accompanying notes are an integral part of these consolidated financial statements.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

ANEW Health Limited (The “Group” or the “Company”) was incorporated in the Cayman Island on January 17, 2024 as an investment holding company. The Company conducts its primary operations through two of its indirectly wholly owned subsidiaries VG Zenith International Company Limited (“VG Zenith”) and Victor Zenith Company Limited (“Victor Zenith”) which are both incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing pain management and health services, and sales of healthcare products. It is headquartered in Hong Kong.

The following is an organization chart of the Company and its subsidiaries:

As of March 31, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
AW Global Limited	• A BVI company • Incorporated on January 15, 2024	100%	Holding Company
VG Zenith International Company Limited (“VG Zenith”)	• A Hong Kong company • Incorporated on October 18, 2007	100%	Provision of Pain Management and Health Services
Victor Zenith Company Limited (“Victor Zenith”)	• A Hong Kong company • Incorporated on March 19, 2010	100%	Sales of healthcare products

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on March 28, 2024. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity (deficit) and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended March 31, 2024, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The consolidated balance sheets as of March 31, 2024 and March 31, 2023 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The movement in the Company’s authorized share capital and the number of Ordinary Shares outstanding and issued in the Company are also detailed in the Note 11. The ordinary shares of the Company are presented on a retroactive basis to reflect the share subdivision completed on February 28, 2025.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2024, the Company had a working capital deficit of $7,765,739. Accordingly, this factor give rise to substantial doubt that the Company will continue as going concern. The Company plans to raise additional capital in the event that the Company does not have adequate liquidity to meet its current obligations, however, we might not be able to raise additional capital and funds may not be available on commercially acceptable terms, if at all.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Foreign currency translation

The accompanying consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the Hong Kong is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	March 31, 2024	March 31, 2023
Year-end $: HK$ exchange rate	7.8259	7.8499
Year average $: HK$ exchange rate	7.8246	7.8389

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities less than three months. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Prepayment, deposits and other receivables, net

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. The Company reviews a vendor’s credit history and background information before advancing a payment. If the financial condition of its vendors were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Group would provide impairment loss for such amount in the period when it is considered impaired. As of March 31, 2024 and 2023, the Company made no impairment loss for prepayment.

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and long-term deposits usually have more than a one-year term, and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other receivables, net, primarily consists of other receivables from third parties. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance for expected credit loss is adequate and adjusts the allowance when necessary.

As of March 31, 2024 and 2023, the Company made $11,322 and $10,232 allowance for expected credit loss for deposit and other receivables, respectively.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the property and equipment are as follows:

Leasehold improvements	5 years
Furniture and fixtures	5 years
Equipment	5 years
Motor vehicles	3.33 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s consolidated statements of income and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of March 31, 2024 and 2023, there were approximately $5,120,802 and $4,392,715 right of use (“ROU”) assets and approximately $5,299,227 and $4,560,899 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate 6.125% (2023: 5.875%) plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.125% (2023: 6.875%).

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, underwriter’s expense, other professional fees, Nasdaq listing fee and FINRA filing fee related to the registration preparation.

Bank loans

Bank loans are initially recognized at fair value, net of upfront fees incurred. Bank loans are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the loan using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include accrued salaries and other expenses and other payables.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

Effective April 1, 2021, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties.

Advance payments received from clients are recognized as contract liabilities as the Company has not yet satisfied its performance obligation. Contract liabilities are recognized as revenue when the Company has satisfied its performance obligation.

The Company currently generates its revenue from the following:

Pain Management and Health Services income

The Company provides pain management and health services at its service centers. The contracts entered between the Company and its customers are fixed price giving customers the rights to certain number of therapy sessions. Sales prices to customers are fixed with no sales rebate, discount, or other incentive and no right of return.

Contract duration typically last from 1 year to 5 years where customers can redeem therapy sessions within contract period. The Company’s sole performance obligation under these contracts is to deliver therapy sessions to customers, sales price is allocated evenly among same type of therapy session. Because these service contracts have definite

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

number of sessions within an expiration period, upon the delivery of individual session, the Company satisfies its performance obligations and customers benefit from its performance obligations. Therefore, revenues are recognized at a point in time. Upon expiry of contract period, the Company recognizes unexercised therapy session (customers’ unexercised rights) as revenue.

Customers typically pay all contract sums upfront in cash, bank transfer or credit card instalments, these are recorded as contract liabilities (the movements is detailed in Note 6). The Company collects all contract sum upfront if customers pay by cash or bank transfer. In the case where customers pay by credit card instalment, the Company collects the full amount of the contract sum from the card-issuing financial institution which is typically within 3 months after the customer authorizes payment. Accounts receivable due from card-issuing financial institutions are settled net of the bank processing charges, the Company recognizes interest expenses accordingly.

Healthcare Product Sales income

The Company sells over-the-counter healthcare products including creams, moisturizers, ointments and dietary supplement. The Company purchases healthcare products from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the good or service has been transferred to customer and the Company has discretion in establishing the price. Revenue is recorded at gross. The Company typically enters into contracts with its customers where the rights of the parties, including payment terms, are identified. Sales prices to customers are fixed with no sales rebate, discount, or other incentive and there is no right of return. The Company collects all contract sums upfront from customers before product delivery. The Company’s sole performance obligation is to deliver products according to contract specifications. The Company recognizes product revenue at a point of time when the control of products is transferred to customers.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and cost of goods sold which are directly related to revenue generating transactions.

The details of revenue and cost of revenue of the Company is as follows:

	March 31,
	2024	2023
Revenue	$40,796,587	$27,279,245
Cost of revenue	(11,285,905)	(10,184,139)
Gross profit	$29,510,682	$17,095,106
Gross profit margin	72.3%	62.7%

Accounts receivable, net

Accounts receivable represents trade accounts due from credit-card issuing financial institutions. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2024 and 2023, the Company made $40,173 and $33,499 allowance for expected credit loss for accounts receivable, respectively.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract liabilities

Contract liabilities represent uncompleted performance obligation owe to customers. As customers can redeem therapy section anytime during contract period, contract liabilities are presented as current liabilities.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. Government grants are recognized when received and all the conditions for their receipt have been met. The grants received were $nil and $368,929 for the year ended March 31, 2024 and 2023, respectively from the Hong Kong SAR Government.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries and related Mandatory Provident Fund (“MPF”) costs for our operations and support personnel, carpark rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Selling and marketing expenses

Selling and marketing expenses consist primarily of promotion expenses, consultancy fees, sales commission and media expense.

Retirement benefits

Retirement benefits in the form of mandatory defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the year ended March 31, 2024 and 2023.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, lease liabilities and bank loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management is currently evaluating the impact of this guidance.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statements of income and comprehensive income and statement of cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	March 31,
	2024	2023
Accounts receivable	$3,116,195	$3,347,069
Less: allowance for expected credit loss	(40,173)	(33,499)
	$3,076,022	$3,313,570

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 3 — ACCOUNTS RECEIVABLE, NET (cont.)

The movement of allowances for expected credit loss is as follow:

	March 31,
	2024	2023
Balance at beginning of the year	$33,499	$11,967
Provision	6,572	21,588
Write-offs	—	—
Reversal	—	—
Exchange adjustment	102	(56)
Ending balance	$40,173	$33,499

NOTE 4 — PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES, NET

Prepayments, deposits and other receivables, net consist of the following:

	March 31,
	2024	2023
Prepayments	$272,562	$137,893
Prepayment for ERP system development	2,491,726	—
Deposits	834,744	933,661
Other receivables	108,478	168,933
Less: allowance for expected credit loss	(11,322)	(10,232)
Total prepayments, deposits and other receivables	3,696,188	1,230,255
Less: amounts classified as non-current assets	(3,288,349)	(470,120)
Amounts classified as current assets	$407,839	$760,135

The movement of allowances for expected credit loss is as follow:

	March 31,
	2024	2023
Balance at beginning of the year	$10,232	$6,116
Provision	1,058	4,136
Exchange adjustment	32	(20)
Ending balance	$11,322	$10,232

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	March 31,
	2024	2023
At cost:
Leasehold improvement	$2,557,946	$2,548,215
Fixture and fittings	135,479	134,985
Equipment	1,817,920	1,834,606
Motor vehicle	209,872	—
	4,721,217	4,517,806
Less: accumulated depreciation	(2,698,846)	(1,887,656)
Total	$2,022,371	$2,630,150

Depreciation expense for the year ended March 31, 2024 and 2023 was $776,048 and $635,195, respectively.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 6 — CONTRACT LIABILITIES

Contract liabilities consists of the following:

	March 31,
	2024	2023
Balance at beginning of year	$23,994,193	$18,800,153
Additions	33,221,636	32,510,989
Recognized to revenues from the beginning balance	(13,055,508)	(9,445,688)
Recognized to revenues during the year	(27,735,045)	(17,822,242)
Exchange adjustment	74,842	(49,019)
Balance at the end of year	$16,500,118	$23,994,193

Contract liabilities represent the obligation to transfer additional goods or services to a customer within an agreed period for which the Company has received the consideration.

NOTE 7 — DEFERRED INITIAL PUBLIC OFFERING (“IPO”) COSTS

	March 31,
	2024	2023
Legal fee	$217,425	$—
Others	74,016	—
Total	$291,441	$—

NOTE 8 — LEASES

The Company has operating leases for office and shop spaces. During the year, the Company recognized right-of-use assets of $3,041,360 (2023: $4,278,877), and lease liabilities of $3,041,360 (2023: $4,278,877) in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate plus Margin 1% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was ranging from 6.25% to 7.125%.

The following table represents the operating lease right-of-use assets and lease liabilities as of March 31 2024 and 2023:

	March 31,
	2024	2023
Leases
Assets:
Operating lease right-of-use assets, net(i)	$5,120,802	$4,392,715
Total lease assets	5,120,802	4,392,715

Liabilities:
Current
Operating lease liabilities	$2,503,526	$1,972,856
Finance lease liabilities	—	41,209
Non-current
Operating lease liabilities	2,795,701	2,588,043
Total lease liabilities	$5,299,227	$4,602,108

____________

(i)      Operating lease amortization expense was $2,327,132 and $1,807,572 for the years ended March 31, 2024 and 2023, respectively.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 8 — LEASES (cont.)

The following table represents the Company’s aggregate lease costs, by lease classification.

	March 31,
	2024	2023
Lease costs
Operating lease costs:
Real property – offices and shops	$2,650,514	$1,997,144
Total operating lease costs	$2,650,514	$1,997,144

Finance lease costs:
Amortization of leased assets	$—	$47,143
Interest on lease liabilities	700	2,224
Total finance lease costs	$700	$49,367

The following is a schedule of remaining contractual maturities of lease liabilities under operating leases as of March 31, 2024.

March 31, 2024
Year ending March 31, 2025	$2,792,956
Year ending March 31, 2026	2,225,895
Year ending March 31, 2027	709,215
Total lease payments	5,728,066
Less: imputed interest	(428,839)
Present value of lease liabilities	$5,299,227

The following table represents the weighted-average remaining lease term and discount rate under operating leases as of March 31, 2024.

March 31, 2024
Weighted-average remaining lease term (months):
Operating leases – real property – offices and shops	26.4

Weighted-average discount rate:
Operating leases – real property – offices and shops	6.9%

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the years ended March 31, 2024 and 2023.

	For the year ended March 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$2,640,786	$1,909,949
Cash outflows for finance leases	$—	$45,781

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 9 — BANK LOANS

Bank loans consist of the following:

Credit agreement entered date	Provider	Facilities	Interest rate	Limits	Utilized as of March 31,
					2024	2023
July 2, 2020	Hongkong & Shanghai Banking Corporation Limited (“HSBC”)	Non-revolving term loan under SME Financing Guarantee Scheme (the “SME FGS Term Loan”)	Hong Kong Prime Rate minus 2.5% p.a.	$516,122	$—	$70,034
		Bank overdraft			—	42,616
					$—	$112,650

The bank loans were primarily obtained for general working capital.

As of March 31, 2023, the Company’s bank loans contain a repayment on demand clause that provides the bank with an unconditional right to demand repayment at any time at its own discretion. Due to the repayment on demand clause, such amount of bank loan was classified as current liability. These bank loans were secured by personal guarantee provided by one of the directors of the Company. The amounts due are based on scheduled repayment dates set out in the banking facilities letters and the subsequently revised repayment schedules. All the Company’s bank loans carried variable interest at Hong Kong Prime Rate minus 2.5% per annum.

As of March 31, 2024, the Company had repaid the bank loan.

Interest expense on the bank loans totaled $497 and $5,198 during the year ended March 31, 2024 and 2023, respectively.

NOTE 10 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	March 31,
	2024	2023
Accrued salary	$382,729	$294,584
Accrued professional fees	417,816	—
Other payables	408,141	175,958
Total	$1,208,686	$470,542

NOTE 11 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on January 17, 2024, with an authorized share capital of US$50,000 divided into 500,000,000 shares of US$0.0001 each.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

Dividend

On September 27, 2024, the company has declared dividend of $10,740,727 (equivalent to HK$ 84 million) to its shareholders. A Deed of assignment of rights to dividends was signed between Ms. Sum Lok, Cheung and Mr. Ka Wai Victor, Mo on September 27, 2024, where Ms. Sum Lok, Cheung assigns her rights to dividend to Mr. Ka Wai Victor, Mo on a one-time basis. The distribution is in form of offsetting the $11,814,450 amount due from Mr. Ka Wai Victor, Mo as disclosed in Note 17.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 11 — EQUITY (cont.)

Share subdivision

On February 28, 2025, the Company’s shareholders and Board of Directors approved a 1-to-5,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share, to US$50,000, divided into 2,500,000,000,000 Ordinary Shares of a par value of US$0.00000002 per share. As a result, the Company has 2,500,000,000,000 authorized shares, par value of US$0.00000002, of which 50,000,000 were issued and outstanding as of March 31, 2024 and 2023.

The Company considered the above transactions as share split part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above transactions.

NOTE 12 — DISAGGREGATED REVENUE

Revenues disaggregated by major revenue streams and timing of revenue recognition for the years ended March 31, 2024 and 2023 are disclosed in the table below:

	For the years ended March 31,
	2024	2023
Point in time:
Pain Management and Health Services income	$40,744,420	$27,244,784
Healthcare Product Sales income	52,167	34,461
Total	$40,796,587	$27,279,245

NOTE 13 — INTEREST EXPENSE

Interest expense consists of the following:

	For the year ended March 31,
	2024	2023
Interest expense on bank loans	$497	$5,198
Interest expense on finance lease liabilities	700	2,224
Bank charges	1,032,860	1,030,082
Total	$1,034,057	$1,037,504

NOTE 14 — EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 15 — PROVISION FOR INCOME TAXES

Cayman Islands and British Virgin Islands

ANEW Health Limited is incorporated in Cayman Islands and AW Global Limited is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 15 — PROVISION FOR INCOME TAXES (cont.)

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The following tables provide the reconciliation of the difference between the statutory and effective tax expenses following as of March 31, 2024 and 2023.

The current and deferred portions of the income tax expense included in the consolidated statements of income and comprehensive income as determined in accordance with ASC 740 are as follows:

	March 31,
	2024	2023
Current income tax	$432,401	$1,004,332
Deferred income tax	2,007,289	(176,914)
	$2,439,690	$827,418
	March 31,
	2024	2023
Income before tax expenses	$14,172,919	$6,110,099
Income taxes computed at Hong Kong Profits Tax rate	2,338,532	1,008,166
Tax effect on non-assessable income*	(4,922)	(203,333)
Tax effect on non-deductible expenses	54,334	36,023
Changes of valuation allowance	3,623	8,376
Under-provision in respect of prior year	69,593	—
Tax credit	(383)	(765)
Tax effect of two-tier tax rate	(21,087)	(21,049)
Income taxes	$2,439,690	$827,418

____________

*        Income that is not taxable mainly consisted of government grants which are non-taxable under Hong Kong profits tax law for the year ended March 31, 2023.

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended March 31, 2024 and 2023:

	March 31,
	2024	2023
Cayman tax rate	—	—
HK SAR statutory tax rate	16.5%	16.5%
Non-assessable income	—	(3.3)%
Non-deductible expenses	0.4%	0.6%
Changes of valuation allowance	—	0.1%
Under-provision in respect of prior year	0.5%	—
Tax credit	—	—
Two-tier tax rate	(0.2)%	(0.4)%
Effective tax rate	17.2%	13.5%

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 15 — PROVISION FOR INCOME TAXES (cont.)

Significant component of deferred tax assets as follows:

	March 31,
	2024	2023
Net operating loss carry forward	$76,241	$73,529
Depreciation and Amortization	101,581	8,441
Other temporary differences	296,954	2,389,695
Valuation allowance	(76,241)	(73,529)
Deferred tax assets	$398,535	$2,398,136

The movement of deferred tax assets is as follows:

	March 31,
	2024	2023
Balance at beginning of the year	$2,398,136	$2,226,405
Additions	—	176,914
Utilization	(2,007,289)	—
Exchange adjustment	7,688	(5,183)
Ending balance	$398,535	$2,398,136

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

NOTE 16 — CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the year ended March 31, 2024 and 2023.

	For the year ended
	March 31, 2024		March 31, 2023
Customers	Amount $	%	Amount $	%
A	512,985	1.3%	164,734	0.6%
B	391,713	1.0%	67,754	0.2%
C	373,997	0.9%	178,931	0.7%
D	372,259	0.9%	32,237	0.1%
E	285,541	0.7%	2,875	0.0%
F	285,124	0.7%	149,292	0.6%
G	172,163	0.4%	118,600	0.4%
H	62,401	0.2%	114,175	0.4%

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 16 — CONCENTRATIONS OF RISK (cont.)

The following table sets forth information as to each financial institution that accounted for top 5 of the Company’s accounts receivable as of March 31, 2024 and 2023.

	As of
	March 31, 2024		March 31, 2023
Financial Institutions	Amount $	%	Amount $	%
I	2,593,102	84.3%	2,676,615	80.8%
J	200,237	6.5%	397,911	12.0%
K	136,572	4.4%	190,595	5.8%
L	61,220	2.0%	—	—%
M	49,001	1.6%	16,081	0.5%
N	2,657	0.1%	13,530	0.4%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s total operating expenses for the year ended March 31, 2024 and 2023

	For the year ended
	March 31, 2024		March 31, 2023
Suppliers	Amount $	%	Amount $	%
O	1,413,662	9.8%	1,964,148	18.2%
P	740,553	5.2%	633,613	5.9%
Q	710,702	4.9%	428,681	4.0%
R	613,675	4.3%	486,583	4.5%
S	353,073	2.5%	42,642	0.4%
T	—	—%	467,255	4.3%

NOTE 17 — RISKS

A.     Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the year ended March 31, 2024 is $3,076,022.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 17 — RISKS (cont.)

Cash and cash equivalents consist of cash on hand. The Group’s demand deposits are held at financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal and use. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Deposits and other receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other receivables as of March 31, 2024 and 2023 is $11,322 and $10,232, respectively.

B.      Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s net profit for the year ended March 31, 2024 and 2023 would have increased or decreased by approximately $86,135 and $51,922, respectively.

C.     Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.     Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 17 — RISKS (cont.)

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.      Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 18 — RELATED PARTY TRANSACTIONS

The summary of amount due from related parties as the following:

		March 31,
		2024	2023
Mr. Ka Wai Victor, Mo*	Due from a shareholder	$1,073,723	$11,047,291
Less: allowance for expected credit losses		(49,043)	(349,447)
		$1,024,680	$10,697,844

The amount due from a shareholder originates from financing activities of the Company and does not represent subscription of share capital. It is unsecured, interest free with no specific repayment terms.

On September 27, 2024, the company has declared dividend of $10,740,727 (equivalent to HK$ 84 million) to its shareholders. A Deed of assignment of rights to dividends was signed between Ms. Sum Lok, Cheung and Mr. Ka Wai Victor, Mo on September 27, 2024, where Ms. Sum Lok, Cheung assigns her rights to dividend to Mr. Ka Wai Victor, Mo on a one-time basis. The distribution is in form of offsetting the $11,814,450 amount due from Mr. Ka Wai Victor, Mo, which reduces the balance due from him to $1,073,723.

On November 7, 2024, the $1,073,723 balance was fully settled by Mr. Ka Wai Victor, Mo in cash.

The movement of allowances for expected credit loss is as follow:

	March 31,
	2024	2023
Balance at beginning of the year	$349,447	$161,048
Provision	—	189,021
Reversal	(301,526)	—
Exchange adjustment	1,122	(622)
Ending balance	$49,043	$349,447

ANEW HEALTH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2024 AND 2023
(Stated in US Dollars)

NOTE 18 — RELATED PARTY TRANSACTIONS (cont.)

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

	For the year ended March 31,
	2024	2023
Salary to Mr. Ka Wai Victor, Mo*	$563,863	$461,544
Salary to Ms. Sum Lok, Cheung**	236,689	124,762
	$800,552	$586,306

____________

*        Mr. Ka Wai Victor, Mo is a director and one of the ultimate shareholders of ANEW Health Limited.

**      Ms. Sum Lok, Cheung is a director and one of the ultimate shareholders of ANEW Health Limited. Ms. Sum Lok, Cheung is the spouse of Mr. Ka Wai Victor, Mo.

NOTE 19 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of the management, except as disclosed below, there were no other pending or threaten claims and litigation as of March 31, 2024 and through the issuance date of these consolidated financial statements.

Personal injuries claim

On July 14, 2023, a personal injuries case is bought forward by a former employee (the plaintiff) of the Company against VG Zenith International Company Limited (the defendant) in the High Court of Hong Kong concerning an alleged accident occurred in September 2018 with a claim of HK$ 6,661,474. The hearing of the case is scheduled on December 12, 2024. In the opinion of management, loss from this case is less than probable, and the amount of the loss, if any, has insurance coverage of HK$ 100,000,000 per event. Accordingly, no provision nor contingencies is provided for this pending personal injuries case in these consolidated financial statements.

NOTE 20 — SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2024, through March 7, 2025 which is the date that these consolidated financial statements are available to be issued. Other than as described below, there are no material subsequent events that require disclosure in these consolidated financial statements.

Dividend declaration and settlement of amount due from a shareholder balance

On September 27, 2024, the company has declared dividend of $10,740,727 (equivalent to HK$ 84 million) to its shareholders. A Deed of assignment of rights to dividends was signed between Ms. Sum Lok, Cheung and Mr. Ka Wai Victor, Mo on September 27, 2024, where Ms. Sum Lok, Cheung assigns her rights to dividend to Mr. Ka Wai Victor, Mo on a one-time basis. The distribution is in form of offsetting the $11,814,450 amount due from Mr. Ka Wai Victor, Mo as disclosed in Note 17 which reduces the balance due from him to $1,073,723. On November 7, 2024, the $1,073,723 balance was fully settled by Mr. Ka Wai Victor, Mo in cash.

Share subdivision

On February 28, 2025. the Company’s shareholders and Board of Directors approved a 1-to-5,000 share subdivision. After the share subdivision, the Company has 50,000,000 Ordinary shares issued and outstanding.

ANEW HEALTH LIMITED

5,000,000 Ordinary Shares

________________________________

PROSPECTUS

________________________________

D. Boral Capital

            , 2025

Until and including            , 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under Cayman Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Our Second Amended and Restated Memorandum and Articles of Association will provide that, to the fullest extent permitted by Cayman Islands law or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their fiduciary duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

Our Second Amended and Restated Memorandum and Articles of Association will provide that we shall indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as will be provided in our Second Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S or Rule 701 under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

ANEW Health Limited was incorporated on January 17, 2024. In connection with the incorporation, on January 17, 2024, ANEW Health Limited issued one ordinary share to Harneys Fiduciary (Cayman) Limited, which was transferred to AW Ocean Limited on January 25, 2024 for nominal consideration. On January 25, 2024, ANEW Health Limited issued 9,999 Ordinary Shares for consideration of USD 0.999 to AW Ocean Limited.

On February 28, 2025, ANEW Health Limited effectuated a share split of its issued and outstanding shares at a ratio of five thousand (5,000) for one (1) (the “Share Split”). Subsequent to the Share Split, the authorized share capital of ANEW Health Limited became US$50,000 divided into 2,500,000,000,000 Ordinary Shares with a par value of US$ 0.00000002 each, and so that there are 50,000,000 Ordinary Shares issued and outstanding post-Share Split, which all are held by AW Ocean Limited. From a Cayman Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

Item 8. Exhibits and Financial Statement Schedule

(a)     Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1†	Second Amended and Restated Memorandum and Articles of Association
5.1†	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
10.1†	Employment Agreement by and between Ka Wai Victor, MO and the Registrant, dated as of May 21, 2024
10.2†	Employment Agreement by and between Sum Lok, CHEUNG and the Registrant, dated as of May 21, 2024
10.3†	Employment Agreement by and between Chin Wan, YEUNG and the Registrant, dated as of May 21, 2024
10.4†	Lease Agreement for 36/F, Soundwill Plaza, 38 Russel Street, Causeway Bay, Hong Kong, dated January 4, 2024
10.5†	Lease Agreement for 22/F, Grand Central Plaza, 138 Sha Tin Rural Committee Road, Shatin, Hong Kong, dated June 29, 2022
10.6†	Lease Agreement for Units 711, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong, dated August 8, 2023
10.7†	Lease Agreement for Units 712, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong, dated August 8, 2023
10.8†	Lease Agreement for Units 1907, Mira Place Tower A, 132 Nathan Road, Tsim Sha Tsui, Hong Kong, dated August 8, 2023
10.9†	Lease Agreement for Unit 2301-05, 23/F, Tower 5, The Gateway Harbour City, 15 Canton Road Tsim Sha Tsui, Kowloon, Hong Kong, dated March 15, 2023
10.10†	Form of the Independent Non-Executive Director Offer Letter
14.1†	Code of Business Conduct and Ethics of the Registrant
14.2†	Clawback Policy of the Registrant
14.3†	Insider Trading Policy of the Registrant
15.1*	Letter In Lieu Of Consent For Review Report From WWC, P.C., an Independent Registered Public Accounting Firm
21.1†	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2†	Consent of Harney Westwood & Riegels, Cayman Islands Counsel to the Registrant (included in Exhibit 5.1)
23.3*	Consent of Stevenson, Wong & Co., Hong Kong Counsel to the Registrant (included in Exhibit 99.7)
23.4†	Consent of Guangdong Wesley Law Firm
23.5†	Consent of Migo Corporation Limited
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nominating Committee Charter
99.4†	Consent of Anthony S., CHAN, Independent Director Nominee
99.5†	Consent of Pak Lun Patrick, AU, Independent Director Nominee
99.6†	Consent of Wing Ho Simon, MOK, Independent Director Nominee
99.7*	Opinion of Stevenson, Wong & Co. regarding certain Hong Kong law and tax matters
99.8†	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on April 16, 2025.

ANEW HEALTH LIMITED
By:	/s/ Ka Wai Victor, MO
Name:	Ka Wai Victor, MO
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ka Wai Victor, MO	Chief Executive Officer, Director, and Chairman of the Board	April 16, 2025
Ka Wai Victor, MO	(Principal Executive Officer)
/s/ Sum Lok, CHEUNG	Chief Operating Officer and Director	April 16, 2025
Sum Lok, CHEUNG
/s/ Chin Wan, YEUNG	Chief Financial Officer	April 16, 2025
Chin Wan, YEUNG	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on April 16, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.